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                                                                   Exhibit 10.72

                        AGREEMENT FOR SUPPLY OF MATERIAL

This AGREEMENT FOR SUPPLY OF MATERIAL (the "AGREEMENT"), among

         CONNAUGHT LABORATORIES LIMITED, a Pasteur Merieux Connaught company, incorporated under the laws of Ontario, Canada with offices at 1755 Steeles Avenue West, Toronto, Ontario, Canada M2R 3T4, ("PMC")

and

         IMCLONE SYSTEMS INCORPORATED, a company existing and organized under the laws of Delaware, USA with offices at 180 Varick Street, New York, NY, USA 10014, ("IMCLONE")

and

         MERCK KGaA, a company incorporated under the laws of Germany with offices at Frankfurter Strasse 250, 64271 Darmstadt, Germany, ("MERCK")

is effective as of this 1st day of January, 1997 ("EFFECTIVE DATE"), with respect to the following facts and circumstances:

         WHEREAS PMC has a proprietary interest in and manufactures and sells a product known as BCG vaccine, consisting of BCG in vaccine formulation with its accompanying diluent in a 10-dose vial presentation (hereinafter the "BCG MATERIAL"); and

         WHEREAS ImClone and Merck severally have a proprietary interest in a monoclonal anti-idiotypic antibody known as BEC2 (hereinafter "BEC2") and jointly are performing clinical and pre-clinical research relating to the treatment and/or prophylaxis of certain human cancers by administration of the BEC2; and

         WHEREAS ImClone and Merck intend to administer a combination therapy of BEC2 and BCG Material to certain patients with small cell lung carcinoma ("SCLC") in a multi-national Phase III clinical trial being conducted in Europe, Australia and the United States (hereinafter the "SILVA TRIAL") pursuant to the protocol(s) and investigators' brochure(s) (hereinafter the "CLINICAL TRIAL PROTOCOL") attached hereto as Exhibit "A"; and

         WHEREAS, ImClone and Merck may administer a combination therapy of BEC2 and BCG Material to other patients in such additional clinical trials that are necessary or advisable in the sole discretion of ImClone and Merck in connection with or in furtherance of the SILVA Trial (the "ADDITIONAL CLINICAL TRIALS"); and
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         WHEREAS ImClone and Merck are interested in securing a supply of the
BCG Material to be administered with BEC2 in the SILVA Trial and any such Additional Clinical Trials, and PMC is willing to supply the BCG Material to ImClone and Merck on the terms set forth herein.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.       Trials to be Conducted;  Status of Recipient

         ImClone and Merck are conducting the SILVA Trial and any Additional Clinical Trials together, and will receive supplies of the BCG Material together or independently for the sole purpose of conducting the SILVA Trial and the Additional Clinical Trials (the SILVA Trial and the Additional Clinical Trials are collectively referred to herein as the "CLINICAL TRIALS"). ImClone and Merck shall be referred to for the purposes herein as the "RECIPIENT" and the term so used shall mean ImClone and Merck together or either of them. ImClone and Merck shall be jointly and severally liable in respect of the obligations set forth in this Agreement, except as specifically noted hereinbelow.

2.       Supply and Acceptance of Delivery

         2(a).    Quantities of the BCG Material

                  Subject to the terms of this Agreement and during the seven
(7) year period following the Effective Date (hereinafter the "Supply Period"), PMC shall supply to the Recipient, and the Recipient shall accept delivery from PMC of, the BCG Material for use in and during the Clinical Trials on the following dates, in the following quantities and with the following expiry dating:

                           (i) 2,000 vials with February/2000 expiry dating to
                  be shipped to ImClone for the SILVA Trial by no later than July 30, 1998 according to PMC's shipping procedures and labelled according to ImClone's reasonable labelling requirements as set forth in Exhibit "B";

                           (ii) 2,000 vials with February/2000 expiry dating to
                  be shipped to Merck for the SILVA Trial within five (5) business days of written notice from Merck to PMC, according to PMC's shipping procedures and labelled according to Merck's reasonable labelling requirements as set forth in Exhibit "C";

                           (iii) 500 vials with February/2000 expiry dating to
                  be shipped to Merck for the SILVA Trial as soon as possible, but in no event later than four (4) months, following written notice from Merck to PMC, according to PMC's shipping procedures and labelled according to Merck's reasonable labelling requirements as set forth in Exhibit "C";
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                           (iv) such additional vials with such expiry dates and
                  shipment dates as shall be reasonably requested by ImClone and Merck for conduct of the Clinical Trials, subject to the provisions of Section 4(a) below and further subject to the following:

                           (A) Recipient shall not request, for any two (2) year
                  period after December 31, 1999 during the Supply Period, any additional vials in a quantity that is in excess of 4,000 vials in the aggregate;

                           (B) Recipient shall not request any additional vials
                  during the years 1998 and 1999;

                           (C) Recipient shall not request any vials after the
                  expiration of the Supply Period; and

                           (D) Recipient shall request additional vials for the
                  conduct of Additional Clinical Trials only in those countries in which the SILVA Trial is being or has been conducted.

                  The parties acknowledge that the restrictions set forth in (A) and (B) above have been derived from PMC's review of its planned production and known commitments for the BCG Material during the Supply Period. In the event Recipient requires vials of the BCG Material for the conduct of the Clinical Trials that exceed such limitations, the parties will discuss whether PMC's then planned production and known commitments would allow for the supply of such additional BCG Material.

         2(b).    Cost of Supply

                  The parties agree that, subject to compliance by Recipient to the terms of this Agreement, PMC shall supply the BCG Material during the Supply Period to Recipient at no cost for the Recipient's use in the Clinical Trials.

         2(c).    Delivery;  Risk of Loss

                  At Recipient's cost, PMC shall deliver or arrange for the delivery of the BCG Material to Recipient, FOB at a point or points of destination selected by Recipient, to a reputable carrier. Prior to any delivery, Recipient shall forward import permits or other documents, as required for shipment, to PMC to the attention of Ms. Joy Rennick, Logistics Coordinator, (facsimile: 416-667-2275). Upon delivery of the BCG Material, Recipient shall assume all risk of loss or damage for the BCG Material so delivered. All temperature monitoring devices shall be returned by Recipient to PMC to the attention of Ms. Rennick.
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         2(d).    Technical Services Assistance

                  Upon the reasonable request by Recipient, and in consideration of payment by ImClone of PMC's costs and services fees at a rate of One hundred and seventy ($170.00) dollars per hour for clinical/medical personnel and Ninety-eight ($98.00) dollars per hour for regulatory/logistics personnel, PMC shall make, and has made, available its clinical/medical and regulatory/logistics personnel (at their usual place of employment or by telephone) to provide reasonable levels of technical assistance to the Recipient in connection with PMC's Regulatory Manufacturing Documentation for the BCG Material or in connection with the Recipient's Regulatory Filings required for the Clinical Trials. ImClone shall pay PMC, by no later than July 15, 1998, the amount of Twenty-eight thousand ($28,300.00) dollars, representing the sum of:

                  (i) $5,000.00 for the BCG vaccine/BEC2 compatibility test studies conducted and related technician time;

                  (ii) $15,680.00 for 160 hours of regulatory/logistics services assistance provided by Mrs. Doris Rudert-Dolby, Supervisor, Regulatory Affairs;

                  (iii) $2,720.00 for 16 hours of clinical/medical services assistance provided by Dr. Nanda Gosala and/or Dr. Robert Wittes; and,

                  (iv) $4,900.00 for 50 hours of regulatory/logistics services assistance provided by Ms. Joy Rennick, Logistics Coordinator.

                  ImClone agrees to pay for any further technical services provided by PMC and tests conducted by or on behalf of PMC, in connection with this Agreement or the Clinical Trials, at the hourly rates agreed to herein and the costs to PMC of any such tests. The parties agree that the currency for payment shall be Canadian dollars.

         2(e).    Negotiations for Future Commercial Supply

                  In the event that the Recipient wishes to seek registration for the combination therapy of BEC2 and BCG Material, Recipient shall notify PMC in writing. PMC and the Recipient agree that within sixty (60) days of said written notice from the Recipient, the parties shall initiate good faith negotiations toward the securing of a commercial supply agreement for the purchase by Recipient of BCG Material with terms satisfactory to both parties, including without limitation, purchase price. Failure to reach such agreement during the Term within twelve months (12) of initiation of negotiations, or as of such earlier time when it is clear that the parties cannot reach such agreement, shall be grounds for termination of this Agreement by either PMC or Recipient, upon thirty (30) days written notice to the other.
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3.       Preparation and Conduct of the SILVA Trial

         3(a).    Regulatory Filings;  Manufacturing Regulatory Documentation

                  At Recipient's sole cost, Recipient shall file and be the owner of record for all Regulatory Filings developed by the Recipient relating to the Clinical Trials. "REGULATORY FILING" shall mean a filing with a regulatory agency, for example, the US Food and Drug Administration ("FDA"), that concerns the Clinical Trials. Recipient owns and shall retain all right, title and interest in and to BEC2 (and any improvements, progeny, derivatives or related materials thereof) and the Regulatory Filings. PMC shall permit the Recipient to cross-reference PMC's Product License Application Supplement and Drug Master File for BCG Material and/or otherwise excerpt portions of or describe PMC's Product License Application Supplement and Drug Master File in the Regulatory Filings, to enable the Recipient to complete Regulatory Filings required for the Clinical Trials. Notwithstanding the foregoing, the parties agree that despite Recipient's cross-referencing PMC's Product License Application Supplement and Drug Master File for BCG Material and/or otherwise excerpting portions of or describing PMC's Product License Application Supplement and Drug Master File in the Regulatory Filings, PMC owns, and shall retain all right, title and interest in and to the BCG Material (and any improvements, progeny, derivatives or related materials thereof) and the Manufacturing Regulatory Documentation. "MANUFACTURING REGULATORY DOCUMENTATION" shall mean a Product License Application, Drug Master File or any other regulatory filing or documentation owned, developed, submitted or prepared by or on behalf of PMC and filed with appropriate regulatory authorities that contains information concerning the BCG Material, including but not limited to information concerning the BCG Material contained in the Regulatory Filings which is excerpted from or describes PMC's Product License Application or Drug Master File or other regulatory filing by or on behalf of PMC which concerns the BCG Material, which information, Recipient agrees and undertakes, shall be deemed and treated as Confidential Information. All non-public information provided by one party to the other in preparing Regulatory Filings and the Manufacturing Regulatory Documentation shall be deemed to be Confidential Information of the disclosing party for the purposes of this Agreement.

         3(b).    Protocols for Clinical Trials; Results

                  At Recipient's sole cost, Recipient shall be responsible for the design, implementation, and evaluation of any human clinical studies used to obtain clinical data for use in preparing Regulatory Filings related to the Clinical Trials. Recipient shall conduct the Clinical Trials in compliance with current Good Clinical Practices ("cGCP") pursuant to FDA regulations. Recipient, at its sole cost, shall provide PMC with a complete copy of the protocols and investigators' brochures for the Clinical Trials, as well as copies of all reports, abstracts and publications (subject to Section 5(c) herein) concerning the data and results of the Clinical Trials. All right, title and interest in and to the data and results of the Clinical Trials shall vest in Recipient; provided that any information relating to the BCG Material shall remain the sole property of PMC.
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         3(c).    Adverse Reaction Reporting

                  Recipient shall promptly notify PMC of any serious adverse reactions which result from the conduct of the Clinical Trials on the same basis that such reporting is made to the appropriate regulatory authorities. Such notices shall be sent by Recipient to PMC to the attention of Mrs. Doris Rudert-Dolby, Supervisor, Regulatory Affairs (facsimile: 416-667-2912). For this purpose, it is understood that an adverse reaction is subject to expedited reporting to appropriate regulatory authorities if such adverse reaction constitutes an "unexpected adverse reaction" and if the minimum criteria for expedited reporting are met (as such criteria are set forth in the ICH Topic E2A: Clinical Safety Data Management - Definitions and Standards for Expedited Reporting, June 1, 1995). An "UNEXPECTED ADVERSE REACTION" is one the nature or severity of which is not consistent with the information in the relevant source document (i.e., the most recent version of the investigators' brochure). It is further understood that "SCLC-related Deaths" are the end-points of the SILVA Trial and are, therefore, not subject to expedited reporting.

         3(d). PMC's Notice in Connection With Actions by Regulatory Authorities

                  PMC shall promptly notify Recipient of any threatened or pending actions by regulatory authorities which may reasonably be believed to affect the safety or efficacy claims of the BCG Material or to affect the supply commitment contained in this Agreement. Any form of such notice that is not in writing shall be promptly followed by notice in writing.

         3(e). Recipient's Notice in Connection With Actions by Regulatory Authorities

                  Recipient shall promptly notify PMC of any threatened or pending actions by regulatory authorities which may reasonably be believed to affect the safety or efficacy claims of BEC2 or of the combination therapy of BEC2 and BCG Material or to affect the Clinical Trials. Any form of such notice that is not in writing shall be promptly followed by notice in writing.

         3(f). Recipient's Provision of Updated Investigators' Brochure

                  For the purpose of keeping PMC apprised of the status of the Clinical Trials, Recipient shall provide to PMC a copy of all updated investigators' brochures which Recipient is required to file with the FDA or other regulatory agency anywhere.

4.       Availability and Manufacture of BCG Material and of BEC2

         4(a). BCG Material for Clinical Trials

                  During the Supply Period, PMC shall supply the BCG Material in the quantities and according to the terms set forth in Sections 2(a)(i), (ii),
(iii) and (iv); provided, however, that with respect to the quantities and terms set forth in Section 2(a)(iii) and (iv), PMC shall only be required to use reasonable commercial efforts to make available to Recipient such BCG Material as may be requested for the Additional Clinical Trials. With respect to the BCG Material
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requested pursuant to Sections 2(a)(iii) and 2(a)(iv), in the event of Force
Majeure or of supply shortage or production constraint, PMC shall allocate the available quantities of BCG Material among PMC, its affiliates, customers and distributors, including Recipient, in a commercially reasonable manner. Each lot of BCG Material released to the Recipient for the Clinical Trials shall be manufactured in compliance with current Good Manufacturing Practices ("cGMP") pursuant to FDA regulations and according to manufacturing information in the Manufacturing Regulatory Documentation. PMC shall, or shall cause a third party to, perform quality control testing of the BCG Material released to the Recipient to establish compliance with any release specifications required by the Manufacturing Regulatory Documentation.

         4(b). BEC2 for Clinical Trials

                  During the Term, Recipient shall use reasonable commercial efforts to have sufficient quantities of BEC2 for use in the Clinical Trials. In the event of Force Majeure or of supply shortage or production constraint, Recipient shall notify PMC as soon as possible so as to permit PMC to allocate the above-noted quantities of BCG Material among PMC, its affiliates, customers and distributors at PMC's sole discretion. Each lot of BEC2 released by Recipient for the Clinical Trials shall be manufactured in compliance with cGMP pursuant to FDA regulations and according to manufacturing information in the Regulatory Filings. Recipient shall, or shall cause a third party to, perform quality control testing of BEC2 to establish compliance with any release specifications required by the Regulatory Filings.

         4(c). BCG Material Specifications

                  PMC shall provide BCG Material to the Recipient in the available vialed formulations and vial sizes specified in the then current Manufacturing Regulatory Documentation. PMC shall have no obligation under this Agreement to develop any other vial sizes or formulations of BCG Material for the Recipient. PMC shall use reasonable commercial efforts to maintain the integrity and consistency of all specifications applicable to BCG. In the event that PMC deems it necessary to revise any specifications, procedures or Manufacturing Regulatory Documentation applicable to BCG Material, PMC shall provide reasonable advance notice of any such revision to the Recipient for the sole purpose of permitting Recipient to revise the Clinical Trial Protocol or Regulatory Filings, as required. All specification changes that result in procedures or limits that exceed or differ from those set forth in the Manufacturing Regulatory Documentation shall be submitted to the FDA before being implemented to the extent the FDA so requires such submission.

         4(d). Documentation

                  Upon acceptance by Recipient of delivery of the BCG Material, PMC shall provide the Recipient with a Certificate of Analysis applicable to each lot of BCG Material delivered to the Recipient. Complete batch records and sufficient retention samples for the BCG Material delivered to the Recipient shall be maintained at PMC for inspection at any time by the Recipient at PMC's place of business upon reasonable prior written notice to PMC. Any
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                                      -8-

confidential or proprietary information of PMC or of its affiliates contained in such records or samples shall be deemed to be Confidential Information of PMC.

         4(e). PMC Facility Audits

                  Upon reasonable prior written notice to PMC, the Recipient may (but shall not be required to) have its representatives, acting reasonably, audit PMC's production of the BCG Material to be used in the Clinical Trials for compliance with cGMP; provided however that such representatives shall have first signed a confidentiality agreement with PMC. Recipient and its representatives shall comply with all applicable health, safety, environmental and security laws and with PMC's policies and procedures while present at PMC's facilities.

         4(f). Recall or Withdrawals

                  In the event that a party is notified of a recall or withdrawal of BEC2 or of the BCG Material in any country, or believes such recall or withdrawal is necessary, it shall immediately notify the other parties. The parties will consult on the necessity of, and appropriate actions and mutually acceptable procedures to be taken in connection with, a recall or withdrawal. If such recall or withdrawal is undertaken, the parties shall cooperate in taking all reasonable and appropriate action necessary to complete such recall or withdrawal in a timely fashion.

5.       Confidentiality and Disclosure

         5(a). General Obligations of Confidentiality

                  For a period of ten (10) years following any disclosure of Confidential Information hereunder, the Recipient and PMC shall maintain in confidence the respective Confidential Information received or obtained from the other, and use such Confidential Information solely for the purposes contemplated and permitted by this Agreement. Each party shall maintain communications to the other parties in confidence. Each party acknowledges that all Confidential Information exchanged or developed hereunder shall be owned by the transferor and shall continue to be owned by the transferor following transfer. "CONFIDENTIAL INFORMATION" shall mean any and all confidential or proprietary information owned by PMC (or its affiliates) or by the Recipient or either of ImClone or Merck (or their affiliates) that is provided to the other parties. Confidential Information shall not be deemed to include information that:

                  (i) is or becomes known publicly through no fault of the receiving party;

                  (ii) is learned by the receiving party from a third party entitled to disclose it;

                  (iii) is developed by the receiving party independently of information obtained from the disclosing party as shown by the receiving party's written records;
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                  (iv) is already known to the receiving party before receipt from the disclosing party, as shown by prior written records; or

                  (v) is released with the prior written consent of the disclosing party.

         5(b). Permitted Disclosures

                  Notwithstanding Section 5(a) hereof, PMC and the Recipient shall, upon prior written notice to the other parties and only to the extent necessary, have the right to disclose the other parties' Confidential Information to regulatory or government agencies for the purposes of preparing or supplementing any Regulatory Filing or Manufacturing Regulatory Documentation, as applicable, or of otherwise assisting in securing institutional or government approval to clinical test the BCG Material, or as required by law within each country where the Clinical Trials are being conducted.

         5(c). Publications

                  The parties acknowledge that the data and results arising from the Clinical Trials should be published and presented except to the extent where such publication or presentation would be reasonably expected to materially diminish the commercial value of the BCG Material, or to affect the patentability of the BCG Material or any improvements thereof. The parties further acknowledge that the Clinical Trials are multi-centre studies. Recipient undertakes and shall ensure that the data and results arising from the Clinical Trials shall not be published or presented by Recipient, by the coordinating investigators or by other participating individuals or entities, until such time as the Clinical Trials are completed and the data and results are analyzed thereafter. Upon completion of the SILVA Trial, Recipient shall ensure that a cooperative clinical administrative body, comprising the coordinating investigators, shall prepare a report which will include a statistical analysis and an appraisal of the final data and results from a medical viewpoint. Interim publication or presentation of the Clinical Trials would include only demographic data, for publicity purposes. Any publication, abstract or presentation, whether verbal or written, of such data, results or report, or excerpts or interpretations thereof, shall be submitted by Recipient to PMC for review, pursuant to the following conditions:

                  (i) Recipient shall ensure that any article, paper, manuscript, report, data, results, abstract, poster or notes shall not be published or presented until the completion of the SILVA Trial and after analysis of the final results of the SILVA Trial;

                  (ii) Recipient shall ensure that any such publication or presentation acknowledges the contribution of the parties and their employees, representatives or consultants as co-authors or as otherwise appropriate; and

                  (iii) Recipient shall ensure that the publishing party deliver to PMC, at least sixty (60) days in advance of any such publication or presentation, any article, paper, manuscript, report, data, results, abstract, poster or notes proposed to be published or presented, in order to permit PMC, acting reasonably:
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                                      -10-

                           (A) to apply for patents or make such other filings
                  or registrations as deemed advisable,

                           (B) to object to any part of such proposed
                  publication or presentation on the basis that it would be reasonably expected to materially diminish the value of the BCG Material and information related thereto,

                           (C) to require that any Confidential Information be
                  deleted from any such proposed publication or presentation, or

                           (D) to revise such proposed publication or
                  presentation accordingly.

Recipient undertakes and shall ensure that similar publication and presentation procedures will be established for any Additional Clinical Trials.

         5(d). Use of Names or Trademarks

                           The parties shall not originate any press release
concerning the entering into of this Agreement or the subject matter hereof without the prior written approval of the other parties, which approval shall not be unreasonably withheld. The parties shall not have the right to use the name or any trade name or trademark of the other parties without prior written approval. Reference to the existence of this Agreement may be made in the regular course of business of the parties in informational disclosures describing the business of the parties, upon prior written notice to the other parties.

6.       Warranties and Representations

         6(a). Warranties and Representations of PMC.

                  Subject to Section 7(a), PMC represents and warrants to the Recipient that:

                  (i) PMC is a corporation duly organized, validly existing and in good standing and has all necessary corporate power to enter into and perform its obligations under this Agreement;

                  (ii) the execution, delivery and performance of this Agreement by PMC have been duly authorized and approved by all necessary corporate action, and the Agreement is binding upon and enforceable against PMC in accordance with its terms (subject to bankruptcy and similar laws affecting the rights of creditors generally);

                  (iii) each lot of the BCG Material delivered to the Recipient for the Clinical Trials shall be manufactured, tested and released in compliance with cGMP and the applicable Manufacturing Regulatory Documentation; and
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                  (iv) any documentation provided to the Recipient by PMC
concerning the BCG Material or Manufacturing Regulatory Documentation shall be accurate to the best of PMC's knowledge and ability.

         6(b). Warranties and Representations of the Recipient

                  Recipient and each of ImClone and Merck represents and warrants to PMC that:

                  (i) Recipient consist of corporations duly organized, validly existing and in good standing and have all necessary corporate power to enter into and perform their obligations under this Agreement;

                  (ii) the execution, delivery and performance of this Agreement by the Recipient have been duly authorized and approved by all necessary corporate action, and the Agreement is binding upon and enforceable against the Recipient in accordance with its terms (subject to bankruptcy and similar laws affecting the rights of creditors generally);

                  (iii) Recipient shall use BCG Material in compliance with all applicable laws and regulations and shall conduct the Clinical Trials in compliance with cGMP and cGCP;

                  (iv) Recipient is not aware of any special or unusual hazards that would arise as a result of the combination of BEC2 and BCG Material for the Clinical Trials to be conducted by Recipient;

                  (v) each lot of BEC2 for the Clinical Trials shall be manufactured, tested and released in compliance with cGMP and the applicable Regulatory Filings; provided that, in connection with such release only, each of ImClone and Merck provides such warranty and representation with respect to the territories in which they respectively are responsible for the conduct of the Clinical Trials;

                  (vi) any documentation concerning the Clinical Trials, BEC2 or Regulatory Filings shall be accurate to the best of Recipient's knowledge and ability; and

                  (vii) Recipient does not guarantee any particular results from the conduct of the Clinical Trials.

7.       Limitation of Liability; Indemnification

         7(a). Limitation of Liability

                  PMC has limited knowledge or awareness of, and has no control over, the manner in which the Recipient intends to use the BCG Material. PMC shall not be liable for any losses, damages, costs or expenses of any nature incurred or suffered by the Recipient or by a third party, arising out of any dispute or other claims or proceedings (including, without limitation, product liability claims and claims by a third party alleging infringement of its intellectual property rights by the use or sale of BCG Material), made or brought as a result of the Clinical Trials or against the Recipient, nor shall PMC be responsible in any way for dealing with any such disputes, claims or proceedings, except to the extent that any such dispute, claim or proceeding arises from (a) a breach by PMC of any warranty set forth in Section 6(a) hereof, or (b) any failure by PMC to manufacture, test, document or release the BCG Material in compliance with cGMP and the applicable Manufacturing Regulatory Documentation. PMC shall not be responsible for any interruption in supply that is caused by Force Majeure. EXCEPT AS SET FORTH IN SECTION 6(a) HEREOF, PMC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE OR OF NON-INFRINGEMENT OF THIRD PARTY PATENTS. PMC SHALL NOT BE LIABLE FOR ANY LOSS, CLAIM, DAMAGE, EXPENSE OR LIABILITY, OF ANY KIND OR NATURE, WHICH MAY ARISE FROM OR IN CONNECTION WITH THIS AGREEMENT OR WITH THE CLINICAL TRIALS OR FROM THE USE, HANDLING OR STORAGE OF BCG MATERIAL, BEC2 OR THEIR ANCILLARY MATERIALS BY RECIPIENT OR BY ANY AFFILIATES, EMPLOYEES, AGENTS, CONTRACTORS, INVESTIGATORS OR REPRESENTATIVES OF RECIPIENT. NO PARTY TO THIS AGREEMENT SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTIES ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

         7(b). Recipient's Right to Indemnification

                  PMC hereby agrees to indemnify, defend and hold harmless Recipient and its affiliates, officers, directors, employees and representatives (collectively, the "RECIPIENT'S INDEMNITEES") from and against any liabilities, claims, damages, costs, expense (including reasonable attorneys' fees), and actions (collectively, "CLAIMS") arising out of or resulting from (i) the failure by PMC to manufacture, test, document or release the BCG Material in compliance with cGMP and the applicable Manufacturing Regulatory Documentation or (ii) the breach by PMC or PMC's Indemnitees of any of its obligations or warranties hereunder, except to the extent that any such Claims arise out of, are based upon or result from the gross negligence or willful misconduct of Recipient or Recipient's Indemnitees or a breach by Recipient or Recipient's Indemnitees of any of Recipient's obligations or warranties under this Agreement or under the Clinical Trial Protocol or Regulatory Filings. Recipient shall promptly notify PMC of any Claims, upon becoming aware thereof, and permit PMC at PMC's cost to defend against such Claims and shall cooperate with PMC in the defense thereof. Recipient shall not enter into, or permit, any settlement of any such Claims without the express written consent of PMC. Recipient may, at its option and expense, have its own counsel participate in any proceeding that is under the direction of PMC and will cooperate with PMC or its insurer in the disposition of any such matter.

         7(c). PMC's Right to Indemnification

                  Recipient hereby agrees to indemnify, defend and hold harmless PMC and its affiliates, officers, directors, employees and representatives (collectively, "PMC'S INDEMNITEES") from and against any liabilities, claims, damages, costs, expense (including reasonable attorneys' fees), and actions (collectively, "CLAIMS") arising out of or resulting from (i) the Clinical Trials, (ii) the failure by Recipient to manufacture, test, document or release BEC2 in compliance with cGMP and the applicable Regulatory Filings, (iii) the breach by Recipient or Recipient's Indemnitees of any of Recipient's obligations or warranties under this Agreement or under the Clinical Trial Protocol or Regulatory Filings, (iv) the possession, processing, shipment, storage, handling, administration or disposal of any BCG Material supplied to Recipient hereunder, or (v) the possession, manufacture, sale, use, distribution, processing, shipment, storage, handling, administration or disposal of BEC2 by Recipient whether or not any BCG Material is combined thereto, except to the extent that any such Claims arise out of, are based upon or result from the gross negligence or willful misconduct of PMC or PMC's Indemnitees or a breach by PMC or PMC's Indemnitees of any of PMC's obligations or warranties under this Agreement. PMC shall promptly notify Recipient of any Claims, upon becoming aware thereof, and permit Recipient at Recipient's cost to defend against such Claims and shall cooperate with Recipient in the defense thereof. PMC shall not enter into, or permit, any settlement of any such Claims without the express written consent of Recipient. PMC may, at its option and expense, have its own counsel participate in any proceeding that is under the direction of Recipient and will cooperate with Recipient or its insurer in the disposition of any such matter.

         7(d). Recipient's Insurance

                  Each of ImClone and Merck shall obtain and maintain separate product liability insurance and clinical trial liability insurance (naming PMC either as an additional insured or policy beneficiary), with an acceptable insurer, in the minimum amount of US$10,000,000 per occurrence. Such insurance may not be cancelled or terminated except upon thirty (30) days' prior written notice to PMC. Such insurance shall be obtained and maintained at the sole cost and expense of ImClone and Merck. From time to time, at the request of PMC, ImClone and Merck will cause certificates of such insurance to be provided to PMC evidencing compliance with their respective obligations set forth herein.

8.       Term and Termination

         8(a). Expiration

                  This Agreement shall commence on the Effective Date and shall terminate six (6) months after the expiration of the Supply Period, unless earlier terminated as provided in Sections 8(b), (c) and (d) hereof (the "TERM").

         8(b). Termination by Any Party

                  Any party shall have the right to terminate this Agreement, immediately upon written notice of termination to the other parties in the event that:

                  (i) a party fails to perform or observe or otherwise breaches any of its material obligations under this Agreement and such failure or breach continues unremedied for a period of sixty (60) days after receipt by the breaching party of a written notice thereof from the non-breaching party; and

                  (ii) a proceeding or case shall be commenced without the application or consent of the other party and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the following shall be entered and continue unstayed and in effect, for a period of forty-five (45) days from and after the date service of process is effected upon the other party, seeking (A) the other party's liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (B) the appointment of a trustee, receiver, custodian, liquidation or the like of the other party or of all or any substantial portion of their assets, or (C) similar relief in respect of the other party under any law relating to bankruptcy, insolvency, reorganization, winding-up or the composition or readjustment of debts.

         8(c). Termination due to Cessation of Clinical Trials

                  In the event Recipient in its sole discretion ceases the Clinical Trials, and so advises PMC in writing in advance, either Recipient or PMC may terminate this Agreement upon thirty (30) days prior written notice to the other parties.

         8(d). Termination in Connection With Further Negotiation

                  This Agreement may be terminated by the Recipient or PMC in connection with the failure, during the Term, to enter into a separate agreement for future commercial supply of BCG Material, as further set forth in Section 2(e) hereof.

         8(e). Effects of Termination

                  In the event of any termination of this Agreement, all amounts previously invoiced and unpaid or owed to PMC shall be due and payable by Recipient on the date of termination. Following termination of the Agreement, the Recipient shall return to PMC or destroy, at PMC's option, any quantities of BCG Material. The parties agree that: (i) the provisions of Section 2(e),
Article 3 and Article 6 shall survive the termination or expiration of this Agreement; (ii) the provisions of Article 5 hereof shall survive the termination or expiration of this Agreement for the term specified in that Article; and
(iii) the provisions of Article 7 hereof shall survive termination or expiration of this Agreement only with respect to Claims that arose from acts or circumstances that occurred prior to termination.

9.       Miscellaneous

         9(a). No Implied Waivers; Rights Cumulative

                  No failure on the part of PMC or the Recipient to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         9(b). Notices

                  All notices, requests and other communications to PMC or the Recipient hereunder shall be in writing (including telecopy or similar electronic transmissions) and shall be personally delivered or sent by telecopy
(fax) or other electronic facsimile transmission or by registered mail, or certified mail, return receipt requested, postage prepaid, or by other form of courier requiring receipt in each case to the respective address specified below (or to such address as may be specified in writing to the other party hereto) and shall be effective upon receipt thereof:

CONNAUGHT LABORATORIES LIMITED
1755 Steeles Avenue West
Toronto, Ontario, CANADA
M2R 3T4

Attn:    Vice President and General Counsel
         Facsimile:        (416) 667-2860

with a copy to:            Senior Vice President, and General Manager, Oncology Business Unit

         Facsimile:        (416) 667-2990

MERCK KGaA
Frankfurter Strasse 250
64271 Darmstadt, GERMANY

Attn:    Dr. Dieter Orth, License Department
         Facsimile:        61 51 72 3378

with a copies to:          Dr. Jurgen Uhl, Project Manager, Facsimile: 61 51 72 7580, and
                           Lothar Finke, TATONZ, Facsimile: 61 51 72 6905

IMCLONE SYSTEMS INCORPORATED
180 Varick Street
New York   NY 10014
U.S.A.

Attn:    General Counsel
         Facsimile:        (212) 645-2054

         9(c). Successors and Assigns

                  The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, PMC, the Recipient, and their respective successors and permitted assigns as provided in this Section. PMC and Recipient shall have the right to assign or otherwise transfer any of its rights and interests, or delegate any of its obligations, to an Affiliate of such party provided that such Affiliate agrees in writing to carry out in full any obligations that are assigned to it. PMC and Recipient shall have the right to assign all of its rights and interests and delegate all of its obligations under this Agreement to any entity that is the successor in interest to the assigning party in any merger, consolidation or sale involving substantially all of the business and assets of the assigning party. Any other assignment or delegation shall only be valid and effective if the other parties have provided their respective prior express written consent. Any attempt to assign or delegate any portion of this Agreement in violation of this Section shall be null and void. Subject to the foregoing, any reference to PMC or the Recipient hereunder shall be deemed to include the successors thereto and permitted assigns thereof.

         9(d). Force Majeure

                  No party shall be liable to the others, or be in default under the terms of this Agreement, for its failure to fulfill its obligations hereunder to the extent such failure arises for any reason or cause beyond its control including, without limitation, strikes, lockouts, labor disputes, acts of God, acts of nature, acts of governments or their agencies, fire, flood, storm, power shortages or power failure, war, sabotage, inability to supply and to obtain labor, raw materials, supplies, fuel or utilities, or inability to obtain transportation, or any other circumstance or event beyond the reasonable control of the party (each, "FORCE MAJEURE"), provided that the party relying on the provisions of this Section 9(d) shall give notice to the other parties of its inability to observe or perform the provisions of this Agreement. A party shall notify the other parties if, at any time, it encounters a production or manufacturing problem which in its reasonable opinion could reasonably be expected to adversely affect its ability to supply BEC2 or BCG Material, as applicable, for the Clinical Trials. Should such production or manufacturing be so reduced, the party relying on these provisions shall have the right to allocate such supply for its own use and among its affiliates, customers and distributors, in such manner and on such basis as it may reasonably determine, without compensation or penalty to the other parties.

         9(e). Governing Law

         This Agreement shall be governed by the laws of the Province of Ontario. The parties specifically agree that the International Sale of Goods Act does not apply hereto.

         9(f). Entire Agreement

                  This Agreement, together with its Exhibits A, B and C, constitutes, on and as of the Effective Date hereof, the entire agreement of and among PMC, ImClone and Merck with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between or among PMC, ImClone or Merck with respect to such subject matter are hereby superseded, as of the Effective Date.

         9(g) Relationship

                  Each of the parties is an independent contractor. No party is, and nothing in this Agreement shall constitute any party as the employer, employee, principal, agent or partner of, or joint venturer with, any other party. No party has authority to enter into any agreement on behalf of the other parties or to bind the other parties in any other manner, and no party shall act or omit to act so as to suggest that it has such authority. No party shall incur any obligations or liabilities, express or implied, by reason of, or with respect to, the actions or omissions of the other parties or of persons for whom they are responsible.

         9(h) Counterparts

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

IMCLONE SYSTEMS INCORPORATED


By: ___________________________
Name: _________________________
Title: ________________________


MERCK KGaA


By: ___________________________               By: ____________________________
Name: _________________________               Name: __________________________
Title: ________________________               Title: _________________________


CONNAUGHT LABORATORIES LIMITED

By: ___________________________               By: ___________________________
Name: _________________________               Name: _________________________
Title: ________________________               Title:_________________________

               Exhibit "A" (Protocols, Investigators' Brochures)
   to Agreement among PMC, ImClone and Merck effective as of January 1, 1997
--------------------------------------------------------------------------------
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CLINICAL COORDINATOR:                         STATISTICIAN:
DR. C. DEBRUYNE                               D. CURRAN
83, AV. E. MOUNIER. BTE 11                    83, AV. E. MOUNIER. BTE 11
B-1200 BRUSSELS                               B-1200 BRUSSELS
BELGIUM                                       BELGIUM
PHONE: + 32 2 774 16 23                       PHONE: + 32 2 774 16 70
FAX:   + 32 2 772 67 01                       FAX:   + 32 2 772 67 01
E-MAIL:    CDE@EORTC.BE                       E-MAIL:    DCU@EORTC.BE


                            CENTRAL DATA MANAGEMENT:
                                EORTC DATA CENTER
                           83, AV. E. MOUNIER, BTE 11
                                 B-1200 BRUSSELS
                                     BELGIUM
                             PHONE: + 32 2 774 16 11
                             FAX:   + 32 2 772 35 45

                          REGISTRATION / RANDOMIZATION

EUROPE                      NORTH-AMERICA                AUSTRALIA/NEW ZEALAND

EORTC DATA CENTER           QUINTILES PACIFIC, INC.      QUINTILES PTY, INC
PHONE: + 32 2 774 16 00     PHONE: + 800 745 8624        PHONE: + 61 299 289 165
FAX:   + 32 2 772 35 45     FAX.:  + 650 938 3701        FAX.:  + 61 299 567 455

                       EUROCODE (MODEM): + 32 2 772 04 26
                       EUROCODE (X25):   + 206 221 51 24
                         INTERNET: TELNET ECVAX.EORTC.BE
                          HTTP://WWW.EORTC.BE/EUROCODE

                                  SAFETY DESKS

EUROPE                      NORTH-AMERICA                AUSTRALIA/NEW ZEALAND

EORTC                       IMCLONE                      QUINTILES PTY, INC
INVESTIGATIONAL AGENT UNIT  CLINICAL AFFAIRS             CLINICAL HELPDESK
SAFETY DESK                 SAFETY DESK                  PHONE: + 61 299 567 422
PHONE: +32 2 774 1640       PHONE: + 908 218 9588        FAX.:  + 61 299 567 455
FAX.:  +32 2 772 8027       FAX.:  + 908 231 9885        E- MAIL:
E- MAIL:                    E-MAIL:                      SAESCLC@QSYD.COM
SAFETYDESK@EORTC.BE         SAFETYDESK@IMCLONE.COM


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                         MONITORING / LOCAL DATA CENTER

EUROPE                      NORTH - AMERICA              AUSTRALIA/NEW ZEALAND

EORTC DATA CENTER           QUINTILES PACIFIC, INC.      QUINTILES AUSTRALIA PTY
83, AV. E. MOUNIER, BTE 11  331 A EAST EVELYN AVE        NORTHPOINT, 100 MILLER
B-1200 BRUSSELS             MOUNTAIN VIEW                STREET
BELGIUM                     CA 94041                     NORTH STREET NSW 2060
FAX: + 32 2 772 35 45       USA                          AUSTRALIA
                            FAX: +650 938 3701           FAX: +61 299 567 455

                                   DRUG SUPPLY

EUROPE                      NORTH-AMERICA                AUSTRALIA/NEW ZEALAND

DR. WIEGEL                  CLINICAL AFFAIRS DEPARTMENT  MARISSA PEACOCK
MERCK KGAA                  IMCLONE SYSTEMS INC.         QUINTILES AUSTRALIA PTY
PHONE: +49 6151 72 3845     PHONE: +908 218 9588         PHONE: +61 299 289 165
FAX:   +49 6151 72 7965     FAX:   +908 231 9885         FAX:   +61 299 567 455


                                    SPONSORS

EUROPE, AUSTRALIA, AND NEW ZEALAND           IN NORTH AMERICA

MERCK KGAA.                                  IMCLONE SYSTEMS INC.

FRANKFURTER STR. 250                         170 VARIK STREET

D-64271 DARMSTADT                            NEW YORK, NY,

GERMANY                                      USA


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                                TABLE OF CONTENTS

1. TRIAL SUMMARY ..................................................................    8
2. RATIONALE ......................................................................   10
           2.1 ANTI-IDIOTYPIC ANTIBODIES ..........................................   10
           2.2 BEC2 ANTI-IDIOTYPIC MONOCLONAL ANTIBODY ............................   11
           2.3 CLINICAL EXPERIENCE WITH BEC2 ......................................   12
3. OBJECTIVES .....................................................................   15
4. TRIAL DESIGN ...................................................................   15
           4.1 GENERAL DESIGN .....................................................   15
           4.2 TREATMENT REGIMENS .................................................   15
           4.3 STRATIFICATION AT RANDOMIZATION ....................................   16
5. PATIENT POPULATION .............................................................   17
           5.1 AT REGISTRATION ....................................................   17
                 5.1.1 Inclusion criteria .........................................   17
                 5.1.2 exclusion criteria .........................................   17
           5.2 AT RANDOMIZATION ...................................................   18
                 5.2.1  Inclusion criteria ........................................   18
                 5.2.2 exclusion criteria .........................................   18
6. DRUG INFORMATION ...............................................................   19
           6.1 GENERAL INFORMATION ................................................   19
           6.2 BEC2/BCG VACCINE PREPARATION .......................................   19
           6.3 STORAGE ............................................................   21
           6.4 POSSIBLE ADVERSE EVENTS ............................................   21
           6.5 PACKAGING AND LABELING OF STUDY MEDICATION .........................   22
           6.6 CONCOMITANT TREATMENTS .............................................   22
7. CLINICAL EVALUATION, LABORATORY TESTS AND FOLLOW-UP ............................   23
           7.1 AT REGISTRATION ....................................................   23
           7.2 RESTAGING (WITHIN 6 WEEKS AFTER END OF INDUCTION THERAPY)...........   23
           7.3 AT RANDOMIZATION (WITHIN 6 WEEKS AFTER THE END OF INDUCTION THERAPY)   24
           7.4 FIRST 12 WEEKS AFTER RANDOMIZATION .................................   24
                 7.4.1 vaccination cohort .........................................   24
                 7.4.2 observation cohort .........................................   25


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
           7.5 DURING FOLLOW-UP ...................................................   26
                 7.5.1 First FU (6 months after randomization) ....................   26
                 7.5.2 Further FU (starting 9 months after randomization
                 till progression of disease) .....................................   26
           7.6 AFTER PROGRESSION OF THE DISEASE ...................................   26
           7.7 SUMMARY TABLE ......................................................   27
8. MONITORING AND REPORTING OF ADVERSE EVENTS AND ADVERSE DRUG
REACTIONS .........................................................................   28
           8.1 DEFINITIONS ........................................................   28
           8.2 REPORTING ADVERSE EVENTS ...........................................   28
                 8.2.1 Documentation of Adverse Events ............................   28
                 8.2.2 General evaluation of side-effects .........................   29
                 8.2.3 Toxic deaths ...............................................   29
                 8.2.4 Evaluation of toxicity .....................................   29
           8.3 REPORTING PROCEDURES ...............................................   29
                 8.3.1 reporting serious adverse events (SAE) or serious
                 adverse drug reactions (SADR) ....................................   29
                 8.3.2 reporting non-serious adverse events (AE) and non-
                 serious adverse drug reactions (ADR) .............................   30
9. REGISTRATION AND RANDOMIZATION PROCEDURES ......................................   31
           9.1 PATIENT REGISTRATION ...............................................   31
           9.2 PATIENT RANDOMIZATION ..............................................   32
10. FORMS AND PROCEDURES FOR COLLECTING DATA ......................................   33
           10.1 CASE REPORT FORMS AND SCHEDULE FOR COMPLETION .....................   33
           10.2 PRACTICAL CONSIDERATIONS AND DATA FLOW ............................   35
11. STATISTICAL CONSIDERATIONS ....................................................   37
           11.1 PRIMARY AND SECONDARY ENDPOINTS ...................................   37
           11.2 SAMPLE SIZE DETERMINATION .........................................   37
           11.3 DESCRIPTION OF STATISTICAL ANALYSIS ...............................   38
                 11.3.1 Primary analysis ..........................................   38
                 11.3.2 Supportive analyses .......................................   38
                 11.3.3 Interim Analysis ..........................................   38
                 11.3.4 Safety ....................................................   39
                 11.3.5 Quality of Life Assessment ................................   39
                 11.3.6 Health Economics data analysis ............................   40


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
                 11.3.7 Independent Data Monitoring Committee .....................   40
12. QUALITY OF LIFE EVALUATION ....................................................   41
           12.1 OBJECTIVES ........................................................   41
           12.2 QUESTIONNAIRE .....................................................   41
           12.3 DESIGN ............................................................   42
           12.4 QOL DATA COLLECTION ...............................................   42
13. HEALTH ECONOMICS ..............................................................   43
           13.1 OBJECTIVES ........................................................   43
           13.2 HEALTH ECONOMIC VARIABLES .........................................   44
14. STEERING COMMITTEE ............................................................   45
15. BIOLOGICAL EFFICACY GROUP .....................................................   45
16. QUALITY ASSURANCE .............................................................   45
           16.1 CONTROL OF DATA CONSISTENCY .......................................   45
           16.2 EXTERNAL REVIEW OF RESPONSES ......................................   46
           16.3 ON-SITE QUALITY CONTROL ...........................................   46
17. ETHICAL CONSIDERATIONS ........................................................   46
           17.1 PATIENT PROTECTION ................................................   47
           17.2 SUBJECT IDENTIFICATION ............................................   47
           17.3 PATIENT INFORMATION ...............................................   47
           17.4 PATIENT CONSENT ...................................................   48
18. INVESTIGATOR COMMITMENT STATEMENT .............................................   49
           18.1 CONFIDENTIALITY STATEMENT .........................................   49
19. ADMINISTRATIVE RESPONSIBILITIES ...............................................   49
           19.1 PROTOCOL AMENDMENTS ...............................................   50
           19.2 DEVIATIONS FROM THE PROTOCOL ......................................   50
20. TRIAL SPONSORSHIP / FINANCING .................................................   50
21. PATIENT INSURANCE COVERAGE ....................................................   50
22. PUBLICATION POLICY ............................................................   51
23. ADMINISTRATIVE SIGNATURES .....................................................   52
24. LIST OF PARTICIPATING COUNTRIES ...............................................   53
25. REFERENCES ....................................................................   54
26. APPENDICES ....................................................................   59
           26.1 APPENDIX I: PERFORMANCE STATUS SCALES .............................   60


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
           26.2 APPENDIX II: DRUG MEDICATION GUIDELINES ...........................   61
                 26.2.1 Drug supply ...............................................   61
                 26.2.2 Disposal of study drugs ...................................   61
                 26.2.3 BEC2/BCG Vaccine Patient Dose Kit .........................   61
           26.3 APPENDIX III: EORTC QUALITY OF LIFE EVALUATION ....................   62
                 26.3.1 EORTC Quality of Life evaluation:
                 guidelines for administration of questionnaires ...................  62
                 26.3.2 EORTC QLQ - C30 (version 2.0.) ............................   64
                 26.3.3 EORTC QLQ - LC13 ..........................................   66
                 26.3.4 EORTC Health Thermometer ..................................   67
           26.4 APPENDIX IV: PATIENT INFORMATION / INFORMED CONSENT TEMPLATE ......   68
           26.5 APPENDIX V: COMMON TOXICITY CRITERIA (NCIC - CTC) SCALE ...........   73
           26.6 APPENDIX VI: DECLARATION OF HELSINKI ..............................   85
           26.7 APPENDIX VII: WORKING PROCEDURE ON DATA ENTRY .....................   89
           26.8 APPENDIX VIII: ANCILLARY STUDIES ON BIOLOGICAL EFFICACY ...........   90
                 26.8.1 General Considerations ....................................   90
                 26.8.2 Humoral Response ..........................................   91
                 26.8.3 Other ancillary studies which will be performed
                 in selected centers ..............................................   91
           26.9 APPENDIX IX: PPD TESTING ..........................................   93
                 26.9.1 Test Kits .................................................   93
                 26.9.2 General Remarks ...........................................   93
                 26.9.3 PPD Testing ...............................................   93
           26.10 APPENDIX X: INDUCTION THERAPY FLOW CHART .........................   97
           26.11 APPENDIX XI: OVERALL STUDY FLOW CHART ............................   98
           26.12 APPENDIX XII: VACCINATION INSTRUCTIONS ...........................   99
           26.13 APPENDIX XIII: LIST OF ABBREVIATIONS .............................   100
           26.14 APPENDIX XIV: STUDY ACKNOWLEDGMENT ...............................   102


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1. TRIAL SUMMARY

TITLE: The SILVA study: Survival in an International phase III prospective randomized LD small cell Lung cancer Vaccination study with Adjuvant BEC2 and BCG,

OBJECTIVES: The trial is designed to test the impact on survival of an adjuvant BEC2/BCG vaccination of LD SCLC patients after induction therapy.

TYPE OF SUBJECTS: Newly diagnosed patients with LD SCLC, who have a clinical response (CR or PR) at re-staging after first line treatment (chemo - radiotherapy + / - prophylactic cranial irradiation).

NUMBER OF SUBJECTS: Approx. 820 patients with LD SCLC will be registered at time of diagnosis in order to be able to randomize 570 responding patients.

TRIAL DESIGN: Stratified, randomized, prospective, international intergroup phase III trial.

TREATMENT REGIMENS:

Induction therapy

Each participating center will decide on one of the following three options of first line chemotherapy, of which 4 or 5 cycles will be given:

      Cisplatin (60 - 100 mg/m(carat)2, day 1) + VP 16 (80 - 120 mg/m(carat)2 day 1,2 and 3);

      OR

      Carboplatin (AUC 4 - 6 )* + VP 16 (80 - 120 mg/m(carat)2 day 1,2 and 3);

      OR

      Cyclophosphamide  (>=  1000  mg/m(carat)2,  day  1) +  Doxorubicin
      (>= 40 mg/m(carat)2 day 1) + Etoposide (80 - 120 mg/m(carat)2 day 1, 2 and
      3);

      Chest radiotherapy is mandatory (according to local policy, concomitant or sequential)

Prophylactic cranial irradiation is highly recommended for patients with complete response.

*     Dose (mg) = target AUC (4 - 6) x (Glomerular filtration rate + 25).

      GFR is based on the Cockroft-Gault formula for creatinine clearance:

              (140-age) X (weight in kg)

      GFR =   ------------------------------  x 0.85 (female) or x 1.00 (male)

              72 x serum creatinine mg/100ml


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Trial treatment:

After 5, to a maximum of 7 months from diagnosis and within 6 weeks after completion of ALL induction therapy, responding patients will be RANDOMIZED:

STANDARD ARM (OBSERVATION COHORT):

      Best supportive care, but no cancer specific therapy (cytotoxic, radiation or other tumor reductive therapy) can be given until documented progression of disease

EXPERIMENTAL ARM (VACCINATION COHORT):

      BEC2 (2.5 mg) + BCG intradermal injections (5 in total) at first day of week 0, 2, 4, 6 and 10.

Stratification:

Institution, Karnofsky (60-70% vs. >= 80%), induction therapy ((VP16 in combination with Cis or Carbo) vs. CDE), response (CR vs. PR) and radiation (concomitant vs. sequential) at time point of randomization.

STATISTICAL CONSIDERATIONS:

Primary endpoint(s):     Overall survival

Secondary endpoint(s):   Progression free survival, Safety, QoL and Health
                         Economics.

Additional ancillary studies on biological efficacy will be performed.

Proposed start date:     December 1997.

Analyses: Overall survival analysis will be performed when a total of 376 deaths are reported. One interim analysis will be conducted when a total of 80 deaths are reported.


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2. RATIONALE

      The leading cause of cancer deaths in men and women in the USA is lung cancer. Approximately 25% of all lung cancer patients have small cell lung cancer (SCLC) (Ihde DC et al., 1997) and despite the majority of these patients being successfully treated with primary chemotherapy, often in combination with thoracic irradiation, relapses are common. Despite advances in primary chemotherapy, the median survival for patients with small cell lung cancer (SCLC) has not changed significantly in the last 20 years.

      The overall prognosis following completion of primary therapy is dependent on the stage of the disease. Patients with limited stage of disease (confined to the thoracic cavity), which accounts for approximately 40% of SCLC cases, achieved responses in 85-95% and a CR rate from 40-60%, with a median survival of 14 months and a two year relapse free survival of 20% with chemotherapy only (Giaccone 1993).

      The addition of chest radiation to chemotherapy in limited disease has slightly increased survival. A meta-analysis of all randomized trials indicated a 14% reduction in the mortality rate (Pignon et al. 1992).

      Several attempts have been performed to prevent relapse in SCLC after induction therapy. Among them, poor results have been obtained by interferon's as maintenance therapy (Ihde 1997). New approaches are clearly indicated.

2.1 ANTI-IDIOTYPIC ANTIBODIES

      Idiotopes are unique antigenic determinants of the variable region of immunoglobulin molecules. Antibodies recognizing these idiotopes are termed anti-idiotypic antibodies (anti-ids). The majority of anti-ids recognize idiotopes within the framework region of the immunizing monoclonal antibody, however, some anti-ids can be shown to recognize the antigen binding site of the immunizing monoclonal antibody and mimic the original antigen. Because of this property, they are of special interest for their potential use as vaccines.

      Immunization with anti-ids has been shown to induce protective immunity against viral (Gaulton 1986, Ertl 1984, Kennedy 1984), bacterial (Stein 1984, McNamara 1984), and parasitic (Sacks 1985, Gryzych 1985) infections. Anti-id vaccines that mimic carbohydrate or glycolipid antigens offer potential advantages over vaccines utilizing the actual antigen. First, anti-id vaccines can stimulate a humoral and possibly a cellular immune response (Sharpe 1984), while carbohydrate antigens are not generally effective in inducing cellular immunity. Second, anti-id vaccines may be more immunogenic than the non-protein antigens they mimic. An anti-idiotypic antibody mimicking bacterial lipopolysaccharide (LPS) was effective in priming neonatal mice to develop a protective immune response to LPS while LPS itself could not prime the mice (Stein 1984).


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      Several anti-ids have been raised against monoclonal antibodies recognizing cell surface tumor antigens. Immunization of animals with these anti-idiotypic antibodies has been shown to result in the generation of antibodies which recognize the original tumor antigen. Some investigators have also observed that animals immunized with anti-idiotypic antibodies demonstrate a cellular immune response by developing a specific delayed-type hypersensitivity reaction against the tumor antigen (Nepom 1984, Raychaudhuri 1986), although others have not been able to demonstrate this (Kahn 1989). Tumor protection studies in mice have shown that immunization with anti-idiotypic monoclonal antibodies can prevent tumor growth in vivo (Raychaudhuri 1986, Dunn
      1987).

      There has been limited experience with immunizing solid tumor patients with anti-idiotypic monoclonal antibodies. In a report by Mittelman et al
      (1990), 37 patients with metastatic melanoma were treated with three to twelve subcutaneous injections of MF11-30. No toxicity was observed. None of the patients were induced to produce antibodies against melanoma. However, one lymph node complete response was achieved which lasted 43 weeks. The same group (Mittelman 1992), immunized patients with a different anti-idiotypic monoclonal antibody, designated MK2-23, conjugated to keyhole limpet hemocyanin and mixed with BCG (Bacille Calmette-Guerin) as an adjuvant. Of 23 evaluable patients 14 (61%) developed detectable antibodies against melanoma. Three patients experienced a partial tumor response. Toxicity was largely related to the BCG administration and consisted of erythema, induration, and occasional ulceration at the injection sites. Substantial information is available on the use of BCG in different types of cancers as monosubstance for the investigational treatment of malignancies from the period when non-specific immunotherapies were broadly tested in the clinic (Rosenberg
      1997).

2.2 BEC2 ANTI - IDIOTYPIC MONOCLONAL ANTIBODY

      The GD3 ganglioside is reported to be distributed in various tumor cell lines in amounts ranging from 0 percent (colon carcinoma) to 100 percent (metastatic melanoma and small cell lung cancer) (Fuentes 1997, Houghton personal communication). An IgG3 monoclonal antibody, R24, which recognizes the human melanoma GD3 ganglioside was raised in syngenic [(C57BL X BALB/c)F1] mice. Additional syngenic mice were immunized with the R24 monoclonal antibody which resulted in the formation of two anti-idiotypic monoclonal antibodies, designated BEC2 and BEC3 (Chapman
      1991). Both were screened for antibody production in New Zealand white rabbits, which express the GD3 ganglioside on normal tissue (brain, adrenal, thymus, spleen, small bowel) in distributions similar to that seen in humans (Iwamori 1978, 1981; Sekine 1985). Both BEC2 and BEC3 induced anti-mouse and anti-R24 antibodies, but only BEC2 induced anti-GD3 antibodies (Chapman 1991). No toxicity's were observed in the rabbits immunized with BEC2 and necropsy results showed no evidence of inflammation within tissues known to express GD3.


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      Numerous publications have reported increased immunogenicity, desired serological responses, and mild toxicity's of anti-id MAb in combination with adjuvants (Mittelman 1990, 1992), aluminum salts (Glenny 1926) or aluminum hydroxide-adsorbed vaccine preparations (Aprille 1966). Vaccination with BEC2, a murine anti-idiotvpic monoclonal antibody, could evoke specific IgM and IgG against GD3 in animal models (Chapman and Houghton, 1991).

      Based on these reports. ImClone Systems Inc., NY, NY sponsored and conducted phase Ib/IIa studies with BEC2 alone and in combination with various adjuvants.

2.3 CLINICAL EXPERIENCE WITH BEC2

      Early clinical studies with BEC2 were initiated in 1992 in patients with stage IV melanoma and small cell lung cancer and are summarized in the INVESTIGATOR'S BROCHURE (ImClone/MerckKGaA, 1997).

      Studies in melanoma:

      Stage III and IV melanoma patients (n=134) were treated in 8 clinical studies with BEC2 administered at doses ranging from 0.1 to 20.0 mg, with and without adjuvant. BEC2 adverse events were not dose dependent and adverse events most frequently reported were adjuvant related injection site reactions, the severity of which was dependent of the adjuvant administered. Grade 3 injection site reactions were reported with the use of BCG, while injection site reactions associated with the use of all other adjuvants were <= grade 2. In the largest of the 8 studies (n=31), all of the BEC2 or BEC2 plus alum adjuvant related adverse events were grade 1 or 2. The reported adverse events were injection site reactions. In two other studies of BEC2 alone (n=15, n=6), adverse events were limited to grade 1 except for one patient who developed a grade 2 fever. The most common adverse events were mild and transient, and consisted of flu-like symptoms (19%), fatigue (14%), and exacerbation of pre-existing arthritic conditions (14%). The severity of adverse events in the other 5 studies were similar, although the frequency of reported events are lower. Although high titer anti-BEC2 antibodies were detected in the majority of patients treated and production appeared to be related to the adjuvant preparation used, too few patients developed anti-GD3 antibodies to allow conclusions to be drawn (Chapman 1994, McCaffery 1996).

      In one study BEC2, given subcutaneously (s. c.) at a dose of 2.5 mg for five bi-weekly doses, was tested in a group of 21 stage IV melanoma patients. Eleven of the 21 patients developed antibodies against BEC2 but only one developed antibodies against GD3 (Chapman et al., 1994). Chapman suggested that the augmentation of immunogenicity, by addition of an immune adjuvant, would result in high-titer antibodies against GD3 (Chapman, personal communication). In one report (McCaffery 1996) BEC2/BCG as a fixed combination induced more humoral responses than the use of other adjuvants or the Mab alone.


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      Studies in SCLC:

      GD3 is a ganglioside of particular interest as a target for immunotherapy in SCLC as it is present on SCLC rumor cells (Grant et al., 1996; Cordon-Cardo, personal communication).

      A pilot study in limited disease (LD) and extensive disease (ED) SCLC patients (n = 8) receiving i.d. BEC2, combined with BCG adjuvant, was reported during the ASCO 1996 meeting. The only grade 3 toxicity was local skin reactions likely related to BCG vaccination. Grade 2 toxicity were mainly fever and malaise. The median survival has not been reached after 36 months (Grant et al., 1996).

      Updated summary information (n = 15) for the BEC2 trial in SCLC (Grant
      1997)

      Patients with Limited Disease (n = 8)

      ------------------------------------------------------------------------------------------------
      Diagnosis    End of induction     Vaccination     Last FU       Survival      Cause of death
      (dd/mm/yy)   therapy (dd/mm/yy)   (dd/mm/yy)      (dd/mm/yy)    status
      ------------------------------------------------------------------------------------------------
       07/04/92         17/09/92          12/02/93        15/04/97      dead         progression
      ------------------------------------------------------------------------------------------------
       28/09/92         15/03/93          31/08/93        13/06/97      alive
      ------------------------------------------------------------------------------------------------
       13/11/92         05/04/93          27/07/93        29/06/97      alive
      ------------------------------------------------------------------------------------------------
       11/11/94         24/04/95          13/10/95        29/07/96      dead       chronic obstructive
                                                                                    pulmonary disease
      ------------------------------------------------------------------------------------------------
       19/05/95         15/10/95          02/02/96        15/04/97      alive
      ------------------------------------------------------------------------------------------------
       08/09/95         ??/??/95          26/04/96        08/04/97      alive
      ------------------------------------------------------------------------------------------------
       04/10/95         15/03/96          31/05/96        03/01/97      dead         progression
      ------------------------------------------------------------------------------------------------
       21/07/95         19/02/96          07/06/96        07/01/97      dead         progression
      ------------------------------------------------------------------------------------------------


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      Patients with Extensive Disease (n = 7)

      ------------------------------------------------------------------------------------------------
      Diagnosis    End of induction     Vaccination      Last FU       Survival      Cause of death
      (dd/mm/yy)   therapy (dd/mm/yy)   (dd/mm/yy)       (dd/mm/yy)    status
      ------------------------------------------------------------------------------------------------
       06/07/92         08/01/93          12/02/93        24/03/94      dead         progression
      ------------------------------------------------------------------------------------------------
       ??/10/92         05/10/93          01/06/93        02/07/97      alive
      ------------------------------------------------------------------------------------------------
       ??/09/92         22/03/93          15/06/93        18/02/94      dead         progression
      ------------------------------------------------------------------------------------------------
       05/07/94         15/06/95          07/12/95        19/02/96      dead         motor vehicle
                                                                                     accident
      ------------------------------------------------------------------------------------------------
       06/03/95         01/07/95          08/09/95        04/01/96      dead         progression
      ------------------------------------------------------------------------------------------------
       08/12/95         29/03/96          17/05/96        24/06/97      alive
      ------------------------------------------------------------------------------------------------
       ??/12/95         15/03/96          07/06/96        30/09/96      dead         progression
      ------------------------------------------------------------------------------------------------

      The 1997 toxicity and serology profiles remain essentially unchanged from that reported in 1996.

      All of the above data suggest that the GD3 ganglioside expressed by melanoma and SCLC tumors are relevant targets for immune therapy using BEC2 and this study will further investigate that opportunity in LD SCLC patients.


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3. OBJECTIVES

The trial is designed to test the impact of an adjuvant BEC2/BCG vaccination of LD SCLC patients on survival. Secondary endpoints are "Progression free survival", Safety, QoL and Health Economics. Additional ancillary studies on Biological Efficacy will be performed.

4. TRIAL DESIGN

4.1 GENERAL DESIGN

This is a stratified randomized prospective international intergroup phase III trial. Patients are registered into the study after establishing the diagnosis of primary LD SCLC before the start of the induction therapy or within the first cycle of induction therapy, given that this therapy is according to what is mandatory by the protocol.

4.2 TREATMENT REGIMENS

Induction therapy

Each participating center will decide on one of the following three options of first line chemotherapy, of which 4 or 5 cycles will be given:

      Cisplatin (60 - 100 mg/m(carat)2, day 1) + VP 16 (80 - 120 mg/ m(carat)2, day 1,2 and 3);

      OR

      Carboplatin (AUC 4 - 6)* + VP 16 (80 - 120 mg/ m(carat)2, day 1,2 and 3);

      OR

      Cyclophosphamide  (>= 1000 mg/ m(carat)2,  day 1) + Doxorubicin
      (>= 40 mg/m(carat)2, day 1) + Etoposide (80 - 120 mg/ m(carat)2, day 1, 2 and 3);

Chest radiotherapy is mandatory (according to local policy, concomitant or sequential)

Prophylactic cranial irradiation is highly recommended for patients with complete response.

*     Dose (mg) = target AUC (4 - 6) x (Glomerular filtration rate + 25).

      GFR is based on the Cockroft-Gault formula for creatinine clearance:

              (140-age) X (weight in kg)

      GFR =   ------------------------------  x 0.85 (female) or x 1.00 (male)

              72 x serum creatinine mg/100ml


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Trial treatment:

Timing: After 5, to a maximum of 7 months from diagnosis and within 6 weeks after completion of ALL induction therapy, responding patients will be
RANDOMIZED:

STANDARD ARM (OBSERVATION COHORT):

      Best supportive care, but no cancer specific therapy (cytotoxic, radiation or other tumor reductive therapy) can be given until documented progression of disease

EXPERIMENTAL ARM (VACCINATION COHORT):

      BEC2 (2.5 mg) + BCG intradermal injections (5 in total) at first day of week 0, 2, 4, 6 and 10.

      Treatment will always consist of 5 vaccinations over a period of 10 to 12 weeks unless one of the following should occur:

            o     intolerable toxicity precluding further treatment

            o     progression of disease

            o     patient refusal

            o     occurrence of pregnancy

Patients discontinuing therapy in the absence of progression should not receive any other cancer treatment before their disease progresses, unless this is clearly not in the interest of the patient. If a patient has not continued to present him-/herself in the course of the study, the investigator must determine the reason and the circumstances as completely and accurately as possible.

4.3 STRATIFICATION AT RANDOMIZATION

Patients will be stratified by institution, Karnofsky performance status (60-70% versus 80-100%), induction therapy ((VP16 in combination with Cis or Carbo) vs.
CDE), radiation (concomitant vs. sequential) and response to induction therapy (CR versus PR) using the minimization technique (Pocock & Simon 1975).


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5. PATIENT POPULATION

Please note that there are two time points in the trial where inclusion/exclusion criteria will be checked:

            REGISTRATION *

            RANDOMIZATION (after restaging)

* within one month from start of induction therapy is allowed. However, it is preferred to register before first line treatment

Before patient registration in the trial, written informed consent must be obtained and documented according to national and local regulatory requirements and the local rules followed in the institution.

= A patient who has not been registered will not be accepted for randomization.

5.1 AT REGISTRATION

5.1.1 INCLUSION CRITERIA

      o     Histo - cytological proven SCLC

      o     Limited disease (VA classification, Zelen 1973)

      o     Age >= 18years

      o     Karnofsky performance status >=60% (Appendix I)

      o Patient should be fit enough to receive adequate chemo-radiotherapy treatment

      o     Written informed consent

5.1.2 EXCLUSION CRITERIA

      o     Prior surgery, chemo-and/or radiotherapy for SCLC

      o     History of tuberculosis

      o     Known to be HIV positive

      o     Severe active infections such as hepatitis B

      o     Splenectomy or spleen radiation in history

      o     Prior therapy with proteins of murine origin

      o Investigational agent or immune therapy within 1 month prior to start induction therapy

      o     Serious unstable chronic illnesses

      o Chronic use of SYSTEMIC antihistaminics, NSAID or systemic corticosteroids


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      o     Any previous malignancy except adequately treated CIS of cervix or non melanoma skin cancer or if previous malignancy was more than 5 years prior and there are no signs of recurrence

      o Pregnancy, breast feeding or absence of adequate contraception for fertile patients.

      o Any psychological, familial, sociological or geographical condition potentially hampering compliance with the study protocol and follow-up schedule; those conditions should be assessed with the patient before registration in the trial.

5.2 AT RANDOMIZATION

5.2.1 INCLUSION CRITERIA

      o Patient completed adequate first line chemo-radiotherapy treatment as mandated by the protocol

      o Patients with clinical response at restaging (CR or PR) according to the WHO handbook, Geneva 1979

      o Purified Protein Derivative - negative to >= 5 TU (Tuberculin Units), see Appendix IX

      o     Karnofsky performance status >= 60% (Appendix I)

      o     Adequate bone marrow, liver, heart and renal functions:

            ASAT (GOT), serum creatinine< 1.5 x upper normal laboratory value, WBC count> 3.0 x 10(carat)9/1 and platelets count> 100 x 10(carat)9/1.

5.2.2 EXCLUSION CRITERIA

      o     Serious unstable chronic illnesses

      o Chronic use of SYSTEMIC antihistaminics, NSAID or systemic corticosteroids

      o Active infections requiring SYSTEMIC antibiotics, antiviral, or antifungal treatments


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6. DRUG INFORMATION

6.1 GENERAL INFORMATION

The BEC2 study agent, an anti-idiotypic murine monoclonal antibody, is released for clinical use by ImClone Systems Inc., USA under appropriate manufacturing conditions as those specified and stipulated in the United States Code of Federal Regulations (US 21 CRF) and all guideline documents issued by the US Food and Drug Administration as they pertain to biologic and biotechnology-derived drugs as an injectable liquid in single use vials. Each vial is designed to deliver 1.0 ml of a preservative-free solution containing
2.5 mg/ml of study agent. BEC2 will be supplied free of charge to the patient.

BCG study agents consist of one amber glass vial containing 1.5 mg of a lyophilized powder and one vial containing 1.50 mL of an accompanying preservative-free BCG diluent manufactured and released for clinical studies by Pasteur Merieux Connaught, Canada. The lyophilized powder is an attenuated strain of Mycobacterium bovis [Bacillus Calmette Guerin (BCG)] containing 8 - 32 x 10(carat)6 colony-forming units (CFU)/mL when reconstituted with 1.50 mL of BCG diluent. The BCG diluent consists of preservative-free phosphate buffered normal saline (PBS) plus a surfactant (Tween 80) in a single use vial. The BCG study agents will be supplied free of charge to the patient.

For the EORTC 08971 study, a single-dose vaccine package consisting of instructions for preparation of the BEC2/BCG vaccine and five vials [1 each of BEC2 for injection, lyophilized BCG powder, BCG diluent, preservative-free PBS and a sterile empty vial]. The PBS and sterile, empty vial are additional study supplies needed for the preparation of the BEC2/BCG vaccine. Each of the five vials is individually labeled and the vaccine package is labeled in a tamper-evident manner. Investigators are NOT to use any vaccine package or components of a vaccine package in which the tamper-evident seal is broken. The vaccine package will be supplied free of charge to the patient.

6.2 BEC2/BCG VACCINE PREPARATION

The BEC2/BCG vaccine will be prepared for administration by reconstituting the BCG powder with BCG diluent and mixing appropriately. Three different volumes of BCG diluent are to be used to reconstitute the BCG powder, 0.30 mL for Treatment 1, 1.20 mL for Treatment 2, and 1.50 mL for Treatment 3, 4, and 5, creating a reconstituted BCG solutions containing l.0x10(carat)8, 2.5,x10(carat)7, and 2.0x10(carat)7 CFU/mL respectively. For Treatments 1 and 2, 0.2 mL of the reconstituted BCG solution are to be mixed directly with BEC2 to create the BEC2/BCG vaccine (No intermediate dilution's of the reconstituted BCG solution are required for Treatments 1 and 2). Intermediate dilution's (1:4, 1:8 and 1:40) of the reconstituted BCG solution are required for Treatments 3, 4, and 5 prior to creating the BEC2/BCG vaccine. The intermediate dilution's are prepared with a syringe by combining 1.00 mL, 0.50 mL, and 0.10 mL of the reconstituted BCG solution with 3.00 mL, 3.50 mL, and 3.90 mL, respectively, of PBS in the sterile empty vial and mixing appropriately. Combine 0.2 mL (of either the reconstituted BCG solution for Treatments 1 and 2 or the intermediate dilution of BCG for Treatments 3, 4, and 5) with the 1 mL (2.5 mg) vial of BEC2 solution and mix appropriately. The final BCG concentrations in the BEC2/BCG vaccine will be 2.0x10(carat)7, 5.0x10(carat)6, 1.0x10(carat)6, 5.0x10(carat)5 and
1.0x10(carat)5 CFU/dose for Treatments 1 through 5 respectively. Suggested mixing procedures are summarized in the following table:


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              VOLUME REQUIREMENTS FOR BEC2/BCG VACCINE PREPARATION


------------------------------------------------------------------------------------------------------------------
                  STEP 1         STEP 2        STEP 3                  STEP 4                 STEP 5      STEP 6
                  ------------------------------------------------------------------------------------------------
Treatment         BCG diluent    PBS added     Reconstituted BCG       Reconstituted or       BEC2        BEC2/BCG
Number            added to       to sterile    added to sterile vial   diluted BCG added to               vaccine
                  BCG            vial                                  BEC2
                  powder
------------------------------------------------------------------------------------------------------------------
1                 0.30 mL        0.00 mL       0.00 mL                 0.20 ML                1.00 mL     1.20 mL
------------------------------------------------------------------------------------------------------------------
2                 1.20 mL        0.00 mL       0.00 mL                 0.20 mL                1.00 mL     1.20 mL
------------------------------------------------------------------------------------------------------------------
3                 1.50 mL        3.00 mL       1.00 mL                 0.20 mL                1.00 mL     1.20 mL
------------------------------------------------------------------------------------------------------------------
4                 l.50 mL        3.5O mL       0.5O mL                 0.20 m1                l.OO mL     l.20 mL
------------------------------------------------------------------------------------------------------------------
5                 l.50 mL        3.9O mL       0.lO mL                 0.2O mL                1.OO mL     l.20 mL
------------------------------------------------------------------------------------------------------------------
BEC2 alone        N/A.           N/A.          N/A.                    N/A.                   1.OO mL     N/A.
------------------------------------------------------------------------------------------------------------------

A detailed handout with information on the preparation of the vaccine will be distributed.

NOTE: Only components of the BEC2/BCG vaccine package are to be used for the preparation of the BEC2/BCG vaccine. Under NO CIRCUMSTANCES are substitution of other components allowed for the preparation of the BEC2/BCG vaccine.

The prepared BEC2/BCG vaccine must be refrigerated at +2(degree)C to +8(degree)C (+36(degree)F to +46(degree)F) temperatures and protected from ambient light prior to use. The immediate (within one hour of preparation) use of the BEC2/BCG vaccine is highly recommended. Each 1.2 mL of BEC2/BCG vaccine will be injected intradermally at multiple sites (for detailed instructions see Appendix XII). The BEC2/BCG vaccine must not be injected into limbs with no lymph nodes (surgical resection). Intravasal injection of the BEC2/BCG vaccine must be avoided under all circumstances. Any equipment, supplies or receptacles that the BEC2/BCG vaccine contacts should be disposed of at the investigational center as infectious, chemotherapy or biohazardous waste.

CAUTION: - BCG is a live bacterial suspension and precautions must be taken for the appropriate handling and disposal. NEVER REMOVE THE RUBBER STOPPER FROM ANY VIAL CONTAINING LYOPHILIZED BCG POWDER OR BCG LIQUID. Simultaneous preparation of BCG under a sterile hood with any other drug is to be avoided. Following BCG preparation, disinfect the sterile hood by appropriate methods and allow adequate time to re-sterilize before subsequent use.

PRECAUTION: - BCG is NOT to be administered to any patient as a single agent. Patients may only receive intradermal injections of either the combined BEC2/BCG vaccine or BEC2 alone (BEC2 may only be administered as a single agent to patients who have experienced a grade 4 skin reaction to the BCG component of the BEC2/BCG vaccine - see section 6.4).


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6.3 STORAGE

The BEC2/BCG vaccine package (containing 5 vials, 1 each of BEC2 for injection, lyophilized BCG powder, BCG diluent, preservative-free PBS, and a sterile, empty vial) must be stored under refrigeration at +2(degree)C to +8(degree)C (+36(degree)F to +46(degree)F) and protected from light. Do not freeze the BEC2/BCG vaccine package. The BEC2/BCG vaccine package must be kept in a secure, limited access storage area under the recommended storage conditions.

6.4 POSSIBLE ADVERSE EVENTS

Allergic reactions may occur during or following the administration of BEC2 or BEC2/BCG vaccine. As a routine precaution, patients treated with BEC2 or BEC2/BCG vaccine will be observed for one hour after the injection of the vaccine with resuscitation equipment and other agents (epinephrine, prednisone equivalents, etc.) available. Should an allergic reaction to the BEC2 or BEC2/BCG vaccine occur, the patient must be treated according to the best available medical practices. Patients should be instructed to report any delayed reactions to the investigator immediately.

NOTE - In the event that a patient experiences a grade 1 or 2 allergic reaction to BEC2 or BEC2/BCG vaccine, the patient may be pre-medicated with an antihistamine (i.e., Diphenhydramine HCL) prior to receiving the next injection of BEC2 or BEC2/BCG vaccine. Patients who experience a grade 3 or 4 allergic reaction to BEC2 or BEC2/BCG vaccine will have treatments terminated and be discontinued from the study. Allergy to any component of BEC2, including murine products or by-product, or to BCG, including monosodium glutamate or Tween 80, or grade 4 anaphylactic reactions to the BEC2/BCG vaccine are contraindications to vaccination.

PRECAUTION: - Concomitant use of antimicrobial or immunosuppressive agents may interfere with the adjuvant activity of BCG. The concomitant use of steroids with BEC2/BCG vaccine may cause a BCG related systemic infection which may be treated with antituberculosis medication. Immunisation with BEC2/BCG vaccine should be deferred during the course of a moderate or severe febrile illness or acute infection.

Expected adverse event of BEC2/BCG for this study include injection side reaction of pain, inflammation, hematoma, hemorrhageor grade 3 skin toxicities of ulceration or scar formation, in addition to regional lymphadenopathy. Adverse events reported for all indications of the BCG product include lymphadenopathy, suppurative lymphadenitis, osteomyelitis, arthritis, lupoid reactions, and rare occurrences of disseminated BCG infections, granulomatous illness (e.g. mild fever to severe hepatitis or pneumonitis; single cases were lethal in immunocompromised patients).


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6.5 PACKAGING AND LABELING OF STUDY MEDICATION

The study medication will be packaged and each vial will be labeled. Components of the labels will be: Content, Volume, Lot Number, Expire date, storage conditions, mentioning the investigational usage only, warnings.

6.6 CONCOMITANT TREATMENTS

No concomitant chemotherapy, immunotherapy, radiation therapy, immune-suppressant therapy, systemic corticosteroids or chronic use of anti-histamines will be allowed during secondary therapy. Analgesics, sedatives, antibiotics, antihistamines or other medication as well as red blood cells, platelet or fresh frozen plasma transfusions may be given to assist in the management of pain, infection, and other complications of the malignancy.

All concomitant medications and any changes in these, will be recorded, from day of randomization until last follow-up visit, on the case report forms and in the patient's medical chart, noting the type of medication, the dose, duration, and indication.

PRECAUTION: The concomitant use of steroids with BEC2/BCG may cause a BCG related systemic infection. If necessary, the infection may be treated with anti-tuberculosis drugs.

NOTE: Concomitant antimicrobial or immunosuppressive agents may interfere with the adjuvant activity of BCG.


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7. CLINICAL EVALUATION, LABORATORY TESTS AND FOLLOW-UP

The initial clinical examination, evaluation of the disease as well as blood counts and serum chemistry should be performed within 14 days before the start of treatment. All investigations performed before this date must be repeated.

7.1 AT REGISTRATION

- Relevant medical history of the patient will be recorded

- Pathological proven SCLC

- Karnofsky performance status

- Chest X-ray (in two projections)

- Chest CT-scan (including supraclavicular lymphnodes) and upper abdomen CT (including adrenal glands)

- Brain CT- or MRI scan

- Bone scan and bone marrow examinations are strongly recommended

- Hematology including: Hb, WBC, differential, platelets

- Biochemistry including: serum creatinine, LDH, ASAT (GOT), sodium, potassium, calcium and glucose

- Screening tests for active infections (and if applicable (beta) HCG for fertile woman)

7.2 RESTAGING (WITHIN 6 WEEKS AFTER END OF INDUCTION THERAPY)

- Chest X-ray

- Chest CT-scan (including supraclavicular lymphnodes) and upper abdomen CT (including adrenal glands)

- No clinical evidence of distant metastases by physical examination

--------------------------------------------------------------------------------
Patients who completed ADEQUATE chemo-radiotherapy treatment and having a PR or CR at re-staging must be checked for randomization eligibility criteria.
--------------------------------------------------------------------------------

THE PPD SHOULD BE TESTED A.S.A.P. IN PATIENTS ELIGIBLE FOR RANDOMIZATION.


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7.3 AT RANDOMIZATION (WITHIN 6 WEEKS AFTER THE END OF INDUCTION THERAPY)

- Purified Protein Derivative - negative to >= 5 TU (Tuberculin Units)

- Clinical examination should include Karnofsky Performance Status, weight and vital signs (temperature, pulse, blood pressure).

- Hematology including: Hb, WBC, differential, platelets

- Biochemistry including: serum creatinine, LDH, ASAT (GOT), sodium, potassium. calcium and glucose

- Serum sample for humoral response

- ECG (three lead)

- Quality of Life assessment: QLQ-C30 version 2.0 complemented with the Lung Module (QLQ-LC13) together with the EORTC Health Thermometer (see chapter 12)

- Economic evaluation assessment: concomitant medications and hospitalizations (see chapter 13)

7.4 FIRST 12 WEEKS AFTER RANDOMIZATION

7.4.1 VACCINATION COHORT

Vaccination with BEC2/BCG is planned 5 times on day 1 of week 0, 2, 4, 6 and week 10: every attempt is made to do this on schedule. Should that not be possible for reasons other than toxicity, it should be accomplished not earlier than 1 day before or 2 days after the scheduled time point. In case of severe toxicity (NCIC-CTC grade 3 or 4) the administration of the next vaccination may be postponed by a total of two weeks throughout the whole vaccination period (Vaccination has to be completed within a total of 12 weeks). The decision if the next vaccination is postponed for some days or the vaccination is ceased at all, shall also incorporate the subjective perception of the individual patient.

Before each vaccination:

            - Karnofsky performance status

            - Clinical symptoms reporting

            - Clinical signs of disease progression

            - Serum sample for humoral response

At week 6:  - Quality of Life assessment: QLQ-C30 version 2.0 complemented with the Lung Module (QLQ-LC13) together with the EORTC Health
            Thermometer


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Two weeks after last vaccination (week 12):

            - Karnofsky performance status

            - Clinical symptoms reporting

            - Clinical signs of disease progression

            - Serum sampling for humoral response

            - Chest X-ray

            - Hematology including: Hb, WBC, differential, platelets

            - Biochemistry including: serum creatinine, LDH, ASAT (GOT), sodium, potassium, calcium and glucose

            - Quality of Life assessment: QLQ-C30 version 2.0 complemented with the Lung Module (QLQ-LC13) together with the EORTC Health Thermometer

            - Economic evaluation assessment (concomitant medications and hospitalizations)

7.4.2 OBSERVATION COHORT

6 weeks after randomization:

            - Karnofsky performance status

            - Clinical symptoms reporting

            - Clinical signs of disease progression

            - Serum sample for humoral response

            - Quality of Life assessment: QLQ-C30 version 2.0 complemented with the Lung Module (QLQ-LC13) together with the EORTC Health Thermometer

12 weeks after randomization:

            - Kamofsky performance status

            - Clinical symptoms reporting

            - Clinical signs of disease progression

            - Serum sample for humoral response

            - Chest X-ray

            - Hematology including: Hb, WBC, differential, platelets

            - Biochemistry including: serum creatinine, LDH, ASAT (GOT), sodium, potassium, calcium and glucose

            - Quality of Life assessment: QLQ-C30 version 2.0 complemented with the Lung Module (QLQ-LC13) together with the EORTC Health Thermometer

            - Economic evaluation assessment (concomitant medications and hospitalizations)


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7.5 DURING FOLLOW-UP

7.5.1 FIRST FU (6 MONTHS AFTER RANDOMIZATION)

            - Karnofsky performance status

            - Clinical symptoms reporting

            - Clinical signs of disease progression

            - Serum sample for humoral response

            - Chest X-ray

            - Hematology including: Hb. WBC, differential, platelets

            - Biochemistry including: serum creatinine, LDH, ASAT (GOT), sodium, potassium, calcium and glucose

            - EORTC Health thermometer

            - Economic evaluation assessment (concomitant medications and hospitalizations)

7.5.2 FURTHER FU (starting 9 months after randomization till progression of disease)

7.5.2.1 every 3 months

            - Karnofsky performance status

            - Clinical signs of disease progression

            - Chest X-ray

            - EORTC Health thermometer

            - Economic evaluation assessment (concomitant medications and hospitalizations)

7.5.2.2 every 6 months

            - Hematology including: Hb, WBC, differential, platelets

            - Quality of Life assessment: QLQ-C30 version 2.0 complemented with the Lung Module (QLQ-LC13)

As soon as progression appears during disease evaluation, a new Chest CT-scan (including supraclavicular lymphnodes) and upper abdomen CT (including adrenal glands) should be done to confirm the progression of disease.

7.6 AFTER PROGRESSION OF THE DISEASE

The patient should be followed every 3 months for survival. Additional anti-tumor therapy will be recorded together with the EORTC Health Thermometer and Economic evaluation assessments.


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7.7 SUMMARY TABLE

-----------------------------------------------------------------------------------------------
                                      At                       At                     At
                                 registration              restaging            randominization
-----------------------------------------------------------------------------------------------
                                within 14 days      for definition of timing     within 14 days
                                prior to start        ref. to chapter 7.2        prior to start
-----------------------------------------------------------------------------------------------
Informed consent                      o
-----------------------------------------------------------------------------------------------
Histology / Cytology                  o
-----------------------------------------------------------------------------------------------
Medical history                       o                                               ###
-----------------------------------------------------------------------------------------------
Clinical examination*                                                                 o
-----------------------------------------------------------------------------------------------
Performance status                    o                                               o
-----------------------------------------------------------------------------------------------
       ECG                                                                            o
-----------------------------------------------------------------------------------------------
 Screening tests**                    o
-----------------------------------------------------------------------------------------------
Clinical Evidence of                                           o
Disease progression
-----------------------------------------------------------------------------------------------
   Haematology***                     o                                               o
-----------------------------------------------------------------------------------------------
Serum chemistry****                   o                                               o
-----------------------------------------------------------------------------------------------
 Blood sampling for                                                                   o
 Humoral Response
-----------------------------------------------------------------------------------------------
    PPD results #                                                                     o
-----------------------------------------------------------------------------------------------
    Chest X-ray                       o                        o
-----------------------------------------------------------------------------------------------
   Chest CT-scan                      o                        o
incl. upper abdomen
-----------------------------------------------------------------------------------------------
  Quality of Life                                                                     o
-----------------------------------------------------------------------------------------------
Health thermometer                                                                    o
-----------------------------------------------------------------------------------------------
Economic evaluation                                                                   o
-----------------------------------------------------------------------------------------------
 Clinical symptoms                                                                    o
-----------------------------------------------------------------------------------------------
   Vaccination
-----------------------------------------------------------------------------------------------

                                         First 12 weeks period      After treatment
-----------------------------------------------------------------------------------------------------------------
                                    week 0,2,4,6,10  week 6 and 12    first FU=6      until PD        after PD
                                                                     months after  every 3 months   every 3 months
                                                                        random
-----------------------------------------------------------------------------------------------------------------
Informed consent
-----------------------------------------------------------------------------------------------------------------
Histology / Cytology
-----------------------------------------------------------------------------------------------------------------
Medical history
-----------------------------------------------------------------------------------------------------------------
Clinical examination*
-----------------------------------------------------------------------------------------------------------------
Performance status                        o               o                 o               o
-----------------------------------------------------------------------------------------------------------------
       ECG
-----------------------------------------------------------------------------------------------------------------
 Screening tests**
-----------------------------------------------------------------------------------------------------------------
Clinical Evidence of                      o               o                 o               o
Disease progression
-----------------------------------------------------------------------------------------------------------------
   Haematology***                                      (carat)              o               +
-----------------------------------------------------------------------------------------------------------------
Serum chemistry****                                    (carat)              o
-----------------------------------------------------------------------------------------------------------------
 Blood sampling for                       o               o                 o
 Humoral Response
-----------------------------------------------------------------------------------------------------------------
    PPD results #
-----------------------------------------------------------------------------------------------------------------
    Chest X-ray                                        (carat)              o               o
-----------------------------------------------------------------------------------------------------------------
   Chest CT-scan                                                                            @
incl. upper abdomen
-----------------------------------------------------------------------------------------------------------------
  Quality of Life                                         o                                 #
-----------------------------------------------------------------------------------------------------------------
Health thermometer                                        o                 o               o                o
-----------------------------------------------------------------------------------------------------------------
Economic evaluation                                    (carat)              o               o                o
-----------------------------------------------------------------------------------------------------------------
 Clinical symptoms                        o               o                 o
-----------------------------------------------------------------------------------------------------------------
   Vaccination                            o
-----------------------------------------------------------------------------------------------------------------

##    All inclusion and exclusion criteria should be fulfilled

* Clinical examination including weight and vital signs (temperature, pulse blood pressure)

**    Screening tests for active infections and if applicable also (beta)HCG

*** Hematology includes hemoglobin, white blood cells, differential and platelets counts

**** Biochemistry includes serum creatinine, LDH, ASAT (GOT), sodium, potassium, calcium and glucose

# PPD results of the PPD test using a commercially available standard test (Appendix IX)

(carat) Examinations to be performed only at week 12

@ As soon as progression appears during disease evaluation, a new Chest CT-scan (including supraclavicular lymphnodes) and upper abdomen CT (including adrenal glands) should be done to confirm the progression of disease.

+     Will be performed on a 6 monthly basis until progression of disease

--------------------------------------------------------------------------------
      Only for vaccination cohort
--------------------------------------------------------------------------------


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8. MONITORING AND REPORTING OF ADVERSE EVENTS AND ADVERSE DRUG REACTIONS

8.1 DEFINITIONS

Adverse Drug Reactions (ADR) (in the pre-marketing phase with new medicinal products) are all noxious and unintended responses to a medicinal product related to any dose.

An Adverse Event (AE) is any untoward medical occurrence or experience in a patient or clinical investigation subject which occurs following the administration of the trial medication regardless of the dose or causal relationship. This can include any unfavorable and unintended signs (such as rash or enlarged liver), or symptoms (such as nausea or chest pain), an abnormal laboratory finding (including blood tests, x-rays or scans) or a disease temporarily associated with the use of the study medication.

(Note: For the purpose of this trial, in an attempt to eliminate bias adverse events will be reported in both treatment cohorts i.e. in the observation cohort regardless of whether or not the patient received trial medication).

Serious Adverse Events (SAE) or Serious Adverse Drug Reactions (SADR) are defined as any undesirable experience occurring to a patient, whether or not considered related to the investigational drug. Adverse events and adverse drug reactions which are considered as serious are those which result in:

o     death (excluding SCLC related death)

o a life -threatening event (i.e. the patient was at immediate risk of death at the time the reaction was observed)

o     a permanently disabling event

o     hospitalization or prolongation of hospitalization

o     persistent or significant disability/incapacity

o     a congenital anomaly/birth defect

8.2 REPORTING ADVERSE EVENTS

8.2.1 DOCUMENTATION OF ADVERSE EVENTS

Adverse events which occur during the induction therapy consisting of non-investigational treatment regimens do not need to be reported.

All adverse events and serious adverse events will be monitored and reported in all patients (vaccination cohort and observation cohort).

In this trial it was decided to define the AE observation period from randomization to the second follow up visit (6 months after randomization) for the following reasons. The investigational treatment is a vaccine and therefore is expected to act much longer in the patients organism than a small molecule. The vaccine can not be detected in the circulation by standard methods of pharmacokinetics, however, toxicity relating to the administered vaccine has to be monitored. From humoral response studies it is well known that all patients receiving BEC2/BCG vaccination will develop anti-BEC2-antibodies (= human anti murine antibodies [HAMA]) of the IgG-class within 6


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weeks after vaccination at the latest. When high titters of HAMA are established there is rapid clearance of any protein molecule of murine origin. Thus, it has to be assumed that no BEC2 will be present in the patient after the establishment of HAMA, since it will be rapidly cleared.

As a consequence, monitoring and reporting of all adverse events and all serious adverse events will be performed until 6 months after randomization.

Any AE that occurs in the course of clinical study, must principally be monitored and followed until:

                        -     it has receded
                        - pathological laboratory findings have returned to normal
                        -     steady state has been achieved or
                        - it has been shown to be unrelated to the study medication

8.2.2 GENERAL EVALUATION OF SIDE-EFFECTS

All reported adverse events should be graded according to the "Common Toxicity Criteria" defined by the NCI (US) and extended by the NCIC (Canada) (see Appendix V).

Non hematological acute side effects will be assessed and reported separately for each cycle of therapy, and graded according to the "Common Toxicity Criteria" defined by the NCI (US) and extended by the NCIC (Canada) (see Appendix V).

8.2.3 TOXIC DEATHS

Toxic death is defined as death due to toxicity. This must be reported on the summary form: the cause of death must be reported as "toxicity".

The evaluation of toxic deaths is independent of the evaluation of response (patients can die from toxicity after a complete assessment of the response to therapy)

8.2.4 EVALUATION OF TOXICITY

All patients who have been randomized will be included in overall toxicity analyses.

8.3 REPORTING PROCEDURES

8.3.1 REPORTING SERIOUS ADVERSE EVENTS (SAE) OR SERIOUS ADVERSE DRUG REACTIONS
      (SADR)

All Serious Adverse Events (SAE) and Serious Adverse Drug Reactions (SADR) must be reported to the respective safety desk by fax within 24 hours of the initial observation of the event. Details should be documented on the specified Serious Adverse Event Form. Death related to SCLC is the primary end-point and therefore will be excluded from reporting.

It should be recognized that Serious Adverse Events (SAE) and Serious Adverse Drug Reactions (SADR) are subject to rapid reporting to Regulatory Authorities by the sponsor (or any other party having taken over the sponsor's reporting obligations) of the countries participating in the trial (as defined by the national laws). This is not applicable to SAE or SADR which are considered unrelated to the study product whether expected or not.


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In order to comply with regulatory reporting requirements, every possible effort should be made to submit the completed documentation of any reported serious adverse events or serious adverse drug reactions to the safety desk within 10 calendar days of the initial report of the event.

                       ALL FORMS MUST BE DATED AND SIGNED
                        BY THE RESPONSIBLE INVESTIGATOR.

The assessment of causality is made by the investigator using the following as a guideline:

UNRELATED: There is no temporal coincidence between intake of study medication and occurrence of the adverse event (e.g. no active medication was taken).

or

There is a temporal coincidence between the intake of study medication and occurrence of the adverse event, but the adverse event can be attributed to other obvious reasons (e.g. underlying disease, concomitant medication, other causal factors). Contribution by the study medication is excluded.

REMOTE: There is a temporal coincidence between intake of study medication and occurrence of the adverse event, but there are one or more obvious other reasons which are known to explain the adverse event. A contribution of the study medication is unlikely (according to present scientific knowledge no pharmacological explanation is possible).

POSSIBLE :There is a temporal coincidence between intake of study medication and occurrence of the adverse event. A contribution of the study medication is possible (e.g. due to the pharmacological properties of the study medication), but other explanations are also possible (e.g. underlying disease, concomitant medication).

PROBABLE: There is a temporal coincidence between intake of study medication and occurrence of the adverse event. A contribution of the study medication is probable (e.g. due to the pharmacological properties of the study medication). Improvement or recovery is noted after withdrawal of study medication. Specific findings (e.g. positive allergy testing or antibodies against the study medication) definitely indicate a contribution by the study medication.

NOT ASSESSABLE: The available information is insufficient to assess causality.

8.3.2 REPORTING NON-SERIOUS ADVERSE EVENTS (AE) AND NON-SERIOUS ADVERSE DRUG REACTIONS (ADR)

All Adverse Events (AE) and Adverse Drug Reactions (ADR) will be recorded on the toxicity forms. The investigator will decide if those events are related to the medicinal product (i.e. unrelated, remote, possible, probable, and not assessable) and the decision will be recorded on the toxicity forms.

PLEASE REPORT SERIOUS ADVERSE EVENTS BY FAX WITHIN 24 HOURS OF INITIAL OBSERVATION TO THE LOCAL SAFETY DESK (REFERENCES SEE PAGE 2).


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9. REGISTRATION AND RANDOMIZATION PROCEDURES

9.1 PATIENT REGISTRATION

Registration should be done by calling the Local Data Center from 9.00 AM to
6.00 PM from Monday through Friday (please find phone numbers on page 2).

A patient will be registered by the Local Data Center after verification of eligibility criteria through the EuroCODE or the INTERNET network.

Patient registration must be done within one month from start of induction therapy.

A PATIENT WHO HAS NOT BEEN REGISTERED WILL NOT BE ACCEPTED FOR RANDOMIZATION.

A list of questions to be answered during the registration procedure is included in the registration check-list, which is part of the case report forms. This check-list should be completed by the responsible investigator before the patient is registered.

      o     protocol number?

      o     institution number?

      o     callers name?

      o     name of the responsible investigator?

      o     patient's initials (maximum 4 letters)?

      o     patient's chart number (if available)?

      o     patient's birth date (day/month/year)?

      o     eligibility criteria:

            -     all eligibility criteria will be checked;

            - actual values of the eligibility parameters will be requested when applicable

      o     DATE foreseen for first line treatment?

At the end of the registration procedure, a number will be allocated to the patient (patient sequential identification number). This number has to be recorded on the registration check-list, along with the date of registration.

The sequential identification number attributed to the patient at the end of the registration procedure identifies the patient and must be reported on all case report forms.

AFTER FIRST LINE TREATMENT, PATIENTS NEED TO BE RE-STAGED. PATIENTS WITH CR OR PR AT RE-STAGING MUST BE RANDOMIZED THROUGH THE FOLLOWING RANDOMIZATION
PROCEDURE:


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9.2 PATIENT RANDOMIZATION

Randomization should be done by calling the Local Data Center from 9.00 AM to
6.00 PM from Monday through Friday (please find phone numbers on page 2).

A patient will be randomized by the Local Data Center after verification of eligibility criteria through the EuroCODE or the INTERNET network.

This must be done BEFORE the start of the investigational treatment

A list of questions to be answered during the randomization procedure is included in the randomization check-list, which is part of the case report forms. This check-list should be completed by the responsible investigator before the patient is randomized.

      o     protocol number ?

      o     institution number ?

      o     callers name ?

      o     name of the responsible investigator ?

      o     registration or randomization ?

      o     patient's initials (maximum 4 letters) ?

      o     patient's birth date (day/month/year) ?

      o     eligibility criteria:

            -     all eligibility criteria will be checked;

            - actual values of the eligibility parameters will be requested when applicable

Allocation to the study arm will be automatically attributed.


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10. FORMS AND PROCEDURES FOR COLLECTING DATA

10.1 CASE REPORT FORMS AND SCHEDULE FOR COMPLETION

Data will be reported on the EORTC forms and faxed to the Local Data Center (see page 2)

Original Case Report Forms will be collected at the end of the trial by the local monitor.

Case report forms must be completed according to the following schedule:

A. Before registration:

      o the patient must be registered by phone to the Local Data Center (page 31).

      o the following set of forms has to be completed and faxed to the Local Data Center:

            the registration check-list (form 1)

            the on-study form (form 2)

            a laboratory data form (form 3)

      The optimal way to work is to complete the registration check-list and, if possible, the above set of forms first, and to register the patient by calling the Local Data Center as soon as data are complete; the date of registration and patient sequential identification number are then completed on the check-list, and the whole set can be faxed to the Local Data Center within one week.

B. At time of re-staging:

      o     a re-staging form (form 4)

C. At randomization:

      o     the randomization check list (form 5)

      o     QLQ-C30 (version 2.0) with the QLQ-LC13

      o     the Health Thermometer

      o     Economic evaluation form (form 6)

      o     a laboratory data form (form 3)

      o     an clinical symptom form (form 7)

      The optimal way to work is to complete the randomization check-list and, if possible, the above set of forms first, and to randomize the patient by calling the Local Data Center as soon as data are complete; the date of randomization and patients treatment arm are then completed on the check-list, and the whole set can be faxed to the Local Data Center within one week.


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D.  First 12 weeks after randomization

            Vaccination cohort (week 0, 2, 4, 6, 10)

      o     a treatment form for each period of vaccination, every 2 weeks (form
            8)

      o an clinical symptom form for each period of vaccination, every 2 weeks (form 7)

      o     the Health Thermometer (only at week 6)

      o     QLQ-C30 (version 2.0) with the QLQ-LC13 (only at week 6)

            Observation cohort (week 6)

      o     a "treatment" form (form 8)

      o     an "clinical symptom" form (form 7)

      o     the Health Thermometer

      o     QLQ-C30 (version 2.0) with the QLQ-LC13

E. Week 12 and week 24 after randomization (for all patients)

      o     an clinical symptom form (form 7)

      o     Economic evaluation form (form 6)

      o     a laboratory data form (form 3)

      o     a disease evaluation form (form 9)

      o     the Health Thermometer

      o     QLQ-C30 (version 2.0) with the QLQ-LC13 (only at week 12)

F. Further follow-up (starting 9 months after randomization till progression of disease)

      Every 3 months

      o     a disease evaluation form (form 9)

      o     the Health Thermometer

      o     Economic evaluation form (form 6)


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            Every 6 months

      o     a laboratory data form (form 3)

      o     QLQ-C30 (version 2.0) with the QLQ-LC13

G. After disease progression and upon patient death

      o     a follow-up form (form 10)

      o     the Health Thermometer

      o     Economic evaluation form (form 6)

      o     a death report (form 99)

                       ALL FORMS MUST BE DATED AND SIGNED
                         BY THE RESPONSIBLE INVESTIGATOR.

10.2 PRACTICAL CONSIDERATIONS AND DATA FLOW

The investigator has to keep a written or electronic patient file for every patient participating in the clinical study. In this file the available demographic and medical information of a patient has to be documented (name, date of birth, sex, patient history, concomitant diseases and medication, examinations performed and clinical findings as mutually agreed upon forehand observed clinical symptoms (if applicable) etc.). It must be possible to identify each patient by using this patient file. The period during which the patient is participating in the clinical study must be clearly stated. Additionally, any other documents with source data, especially original print-outs of data that were generated by technical equipment have to be filed (e.g. laboratory value listings, ECG recordings etc.). All these documents have to bear at least patient initials, patient number and the printing date.

The main objective is to obtain a complete documentation from each patient.

The case report forms must be filled in completely and legibly (with either blue or black ball-point pen, acceptable for use on official documents) and signed by the investigator as soon as the requested information is available, according to the above described schedule. It is the responsibility of the investigator to check that all case report forms are FAXED to the Local Data Center and that they are completely and correctly filled out. Any amendments and corrections necessary shall be undertaken and countersigned by the investigator, stating the date of the amendment/correction. Errors must remain legible and may not be deleted with correction aids (e.g. Tipp.Ex). The investigator must state his/her reason for the correction of important data. In the case of a missing data/remarks, the entry spaces provided for in the CRF should be canceled out so as to avoid


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unnecessary follow up inquiries. The CRF's are documents and must be suitable for submission to authorities.

The original copy will be collected at the end of the study (when number of events is reached) and they will be returned to the sponsors. A copy of these final CRF's must be kept at the investigators site, at the local data center and at the EORTC data center.

The EORTC Data Center will perform consistency checks on the CRF's and issue Query Forms in case of inconsistent data. Those Query Forms must be answered during the monitoring visits and signed by the investigator. The original must stay at the investigators site together with the original, corrected CRF's and a copy of both forms (CRF and Query) must be faxed back to the EORTC Data Center.

The original of the CRF's at the investigator's site may not be modified unless modifications are reported on a Query From, and the Query Form reference is indicated on the CRF.

The investigator shall insure that documents forwarded contain no mention of any patient names. It shall be the duty of the investigator to ensure that the patient-identification sheets are stored at least 15 years beyond the end of the clinical study. All original patient files must be stored for the longest possible time permitted by the regulations of the hospital, research institute, or practice in question.


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11. STATISTICAL CONSIDERATIONS

11.1 PRIMARY AND SECONDARY ENDPOINTS

Primary endpoint is overall survival, calculated by the time interval (in days) from randomization to death regardless of cause. The survival times for patients who are alive at the end of the study are censored.

Secondary endpoints are progression-free survival, safety, QoL and Health Economics.

Progression free survival is defined by the time interval from randomization to disease progression or death (whichever occurs first). The progression free survival time of patients who are alive at the end of the study with no disease progression are censored.

Progression-free survival data are interval censored. Therefore the determination of disease progression has to follow an exact time schedule, which is the same for all patients.

Follow-up examinations will be done every 3 months until death

After progression the patient will be followed up for determination of survival.

QoL will be evaluated at randomization, at 12 weeks and then six monthly until progression.

The Health Thermometer and resource utilization data will be collected at randomization and then every 3 months until patients death.

11.2 SAMPLE SIZE DETERMINATION

The patients are recruited at diagnosis of LD SCLC. After completion of induction therapy, patients with CR or PR (fulfilling all inclusion / exclusion criteria) will be randomized. These two phases will be referred to as "registration phase" and "randomization phase".

To detect a 40% increase in the median duration of survival in the BEC2/BCG arm, 376 deaths are necessary, using a two-sided (alpha) of 5% (Collet 1996) and a power of 90% (allowing for one interim analysis as described in section 11.3.3)

Assuming a median survival in the observation group of 15 months (since randomization), a randomization phase of 2 years and another 2 years of follow-up after randomizing the last patient, an estimate of 10% for drop-outs, 570 patients should be randomized and a number of about 820 patients to be registered (assuming that about 70% of enrolled patients will be eligible for randomization). The analysis will be performed when 376 deaths have been observed among the randomized patients. These figures allow for one interim analysis as described in section 11.3.3.


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11.3 DESCRIPTION OF STATISTICAL ANALYSIS

Comparison at baseline will be assessed in a descriptive manner.

11.3.1 PRIMARY ANALYSIS

The primary analysis of efficacy will be performed on all randomized patients according to the intention-to-treat principle. Differences in survival will be assessed by the log-rank test. Survival curves are calculated for each treatment group with Kaplan-Meier estimates.

11.3.2 SUPPORTIVE ANALYSES

o Same as 11.3.1, based on all eligible patients (according to the inclusion / exclusion criteria), irrespective of the compliance to protocol treatment.

o A multivariate Cox proportional hazards model (Cox, 1970) with a backward variable selection procedure at the 5% level of significance will explore the prognostic value of the following variables: age (as a continuous variable), gender, Karnofsky performance status (60-70 vs. 80-100), induction therapy (VP16 in combination with Cis or Carbo vs. CDE), radiation (concomitant vs. sequential), the continent (Europe vs. North America vs. Australia), LDH level, Na level, Ca level, serum creatinine, WBC and WBC subsets count and thrombocytes count. The treatment effect, adjusted for the significant factors in the Cox model, will also be estimated and reported. The assumption of proportional hazards will be checked. This Cox model will also explore the effect of the interaction of these covariates with randomized treatment in order to assess whether the treatment comparisons are consistent across different values of the covariates.

o All explorative tests will be performed two-sided at a significance level fixed at (alpha) = 5 %.

11.3.3 INTERIM ANALYSIS

The statistician of the trial will monitor the total number of deaths. One interim analysis will be conducted when a total of 80 deaths are reported. The analysis report will present all aspects of the trial. An alpha-spending function (Lan and DeMets, 1983) (in order to be flexible with respect to the timing of the analysis) with an O'Brien-Fleming boundary (O'Brien and Fleming,
1979) will be used. For example, if the interim analysis is performed when a total of exactly 80 deaths are reported, the P value should be less than
0.000021 in order to statistically conclude a difference between the two treatment arms. In this case, the final analysis will be performed with a significance value of 0.04999. The nominal significance levels, however, will be calculated using the program EaST.

If the interim analysis shows statistically significant results, the IDMC will advise the SILVA Steering Committee to consider early disclosure of the results.

As for all other reports, besides the report which will be sent to the IDMC, no efficacy data per treatment arm will be presented.


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11.3.4 SAFETY

Incidence and type of clinical symptoms and side effects will be summarized by treatment groups. We anticipate an underestimation of adverse events in the control arm because of difference in follow-up schedule during the first 12 weeks. A descriptive report of adverse events will be performed.

11.3.5 QUALITY OF LIFE ASSESSMENT

Data will be scored according to the algorithm described in the EORTC QLQ-C30 scoring manual. All scales and single items are scored on categorical scales and linearly transformed to 0-100 scales where:

o A high score for a functional scale represents a high or healthy level of functioning.

o     A high score for the global health status/QoL represents high QoL.

o A high score for a symptom scale or item represents a high level of symptomatology/problems

Data will be analyzed using descriptive statistics for the subscales and single items for each study group at each of the assessment points. Compliance of completing QoL questionnaires will be investigated at each time point.

The global health status/QoL scale (EORTC Scoring Procedures Manual) will be used as an overall measure for QoL. Quality of Life between the two treatment groups will be compared using the longitudinal mixed data model (PROC Mixed in SAS). The model will allow the change of QoL in the two groups over time to be investigated. The main effects for demographic and clinical factors will also be analyzed (see factors mentioned in 11.3.2).

Mean group scores on the EORTC Health Thermometer will be transformed to a utility Time Trade-Off score using a power function (Stiggelbout et al., 1996). These adjusted scores will be used as the quality adjusted factor in the cost-utility analysis.


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11.3.6 HEALTH ECONOMICS DATA ANALYSIS

Life years saved will be calculated either by non-parametric approach or by a parametric approach depending on the shape of distribution.

The identified resource units and the effectiveness variables are the basis to calculate incremental cost-effectiveness and cost-utility ratios. The robustness of the results will be examined by extensive sensitivity analysis. In the light of insufficient knowledge about the main sources of uncertainty in the data, one approach to this will be to use threshold analysis, where critical values (i.e. such that change the direction of the results) of the variables will be determined. Another approach will be to use the endpoints of confidence intervals for data collected in the clinical trial to identify the range of values to test, combined with high and low boundary estimates for "deterministic" data for variables taken from outside the trial (i.e. cost data).

11.3.7 INDEPENDENT DATA MONITORING COMMITTEE

An Independent Data Monitoring Committee (IDMC) will be established comprising of at least 5 independent experts (2 medical oncologists, two immunotherapists and one statistician) who have no conflict of interest and agree with the outline of the protocol. None of the members of the IDMC should be among the participants in the trial. The committee will meet when the interim analysis has been performed by the statistician of the trial. All possible aspects of the trial will be the subject of the interim analysis (see section 11.3.3). Following this meeting, the IDMC will report to the Steering Committee and may recommend changes in the conduct of the trial.

The IDMC may call additional meetings if at any time there is concern about any aspect of the trial. All data presented at the meetings will be considered confidential.


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12. QUALITY OF LIFE EVALUATION

Reducing mortality and morbidity is still the most important factor in clinical research. Nevertheless, issues such as reducing side effects, symptom relief and patients satisfaction have also become relevant parameters in the evaluation of medical strategies. Cancer treatments may produce adverse effects and diminish the QoL even when survival is extended. Progress in the acceptance of new cancer therapies is sometimes critically dependent on their QoL consequences. Thus, formal assessment of QoL is important because mere extension of survival may not be directly correlated with an improved QoL. Health related QoL is a multidimensional concept which represents the physiological, psychological and social influences of the disease and the therapeutic process from the patients perspective (Schipper 1990). It comprises four principal components: physical, psychological and social well-being, and daily-life functioning.

12.1 OBJECTIVES

In this study QoL is a secondary endpoint. The main objective of QoL assessment within this clinical trial is to determine the impact of vaccination on overall health/QoL. The H(o) hypothesis will be tested that there is no difference between patients in both arms during and after treatment. A secondary objective is to evaluate the effect of vaccination on the various symptoms and functioning scales as treatment related side-effects may have a (temporary) negative influence on the health related domains of QoL of these patients. The aim of QoL evaluation in this study is to get a better understanding of the effects of vaccination in terms of frequency and degree of treatment related side-effects from the perspective of the patients. For this purpose a detailed questionnaire including symptoms and functioning will be used.

Since a cost-effectiveness analysis will also be performed in this study it is relevant to combine the three outcome measures, i.e., length of life, QoL and economic aspects of the two treatment arms in one overall outcome measure such as quality and cost adjusted survival by using e.g. a Quality Adjusted Life Years (QALY) model. In order to be able to do this, a valuation of the health related QoL is needed. For this purpose the EORTC Health Thermometer will be used, which is a single question.

12.2 QUESTIONNAIRE

The instruments used are the EORTC core questionnaire (QLQ-C30 version 2.0), the lung cancer module QLQ-LC13) and the EORTC Health Thermometer.

The QLQ-C30 is a well-validated and accepted instrument to measure various domains that constitute QoL. It is a self-administered questionnaire consisting of 30 questions. It incorporates 5 functional scales, 3 symptom scales, and a global health/QoL scale. The remaining single items assess additional symptoms commonly reported by cancer patients, as well as the perceived financial impact of disease and treatment. All scales and single items meet the standards for reliability. The reliability and validity of the questionnaire is highly consistent across different language-cultural groups (Aaronson et al., 1993;
1994).


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The QLQ-C30 will be complemented by the EORTC lung module (QLQ-LC13). This
13-item module (Bergmann et al., 1994) comprises one multi-item scale and a series of single items assessing lung cancer-associated symptoms and side effects from conventional therapy, which has been developed to assess disease specific symptoms in lung cancer patients.

The EORTC Health Thermometer comprises a single question in which the patient is asked to rate his/her current health related QoL on a 0 to 100 scale, where 100 stands for "perfect health" and 0 for "worst imaginable health".

All instruments can be found in Appendix III of this protocol.

12.3 DESIGN

QoL will be evaluated in a longitudinal design in all patients entered in this study. Baseline assessment will be performed at or prior to randomization. Subsequent assessments will take place at week 6 and 12 after randomization. Subsequent assessments will be performed every 6 months until progression.

Since the EORTC Health Thermometer will be used to adjust survival taking into account QoL, it is imperative that this is assessed on a more regular basis. Therefore the EORTC Health Thermometer will be used during follow-up at all timepoints in which clinical data will be collected (see Appendix III).

12.4 QOL DATA COLLECTION

QLQ-C30 questionnaires must be filled out at the hospital when the patients comes to the hospital for a scheduled visit. The questionnaire will be handed out to the patients by the investigator or a study nurse prior to seeing the doctor for clinical evaluations. Patients will be asked to fill out the questionnaires as completely and accurately as possible. The average time to complete the entire questionnaire is approximately 10-15 minutes.

The compliance of the QoL assessments will be reviewed twice a year and will be a part of the descriptive report by Data Center for the Group's plenary sessions.

Mastercopies of the QoL questionnaires (EORTC QLQ-C30, the QLQ-LC13, and the EORTC Health Thermometer) will be sent to the institution together with CRF's.

The clinical forms will include a question whether the QoL forms have been filled in -and if not, the reason why.

Guidelines for the administration of QLQ-C30 and QLQ-LC13 questionnaires are added in Appendix III.


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13. HEALTH ECONOMICS

Lung cancer is one of the leading causes of cancer deaths throughout the world, particularly among people aged 60 and older. Small cell lung cancer (SCLC) represents approximately 20-25% of all lung cancers (Evans et al. 1996; Rosenthal et al, 1992; Onkos 1995). Approximately 40% of patients who are diagnosed with SCLC have limited-stage disease (Onkos 1995). The median survival is short and long-term survivors are uncommon. In view of poor survival rates between 13 and 16 months for patients with limited disease (Rosenthal et al, 1992), even with aggressive combined modality treatment, the cost/outcome relation of potentially expensive therapies is an issue which needs to be addressed.

Currently there are only few evaluations available on the costs of care in SCLC. According to a Canadian study (Evans et al, 1995), diagnosis and initial treatment of limited disease SCLC incurred average direct costs of $18691 per case (reported in 1988 Canadian dollars). Annual follow up costs after the first year amount to $944. The costs to determine relapse are established to be $1590, while palliative radiotherapy and terminal care account for $10544. That means, about 40% of the overall costs are associated with end of life care. From the governments or payers perspective in Canada the main cost driver in the management of SCLC is hospitalization. According to an Australian analysis (Rosenthal et al, 1992), the direct median overall cost per patient for limited disease SCLC is $18234 (reported in 1990 Australian dollars), and again hospitalization is identified to be the main cost component. In the Australian setting, the relative proportions of overall costs for initial chemotherapy, radiotherapy and bed-days are 16%, 19% and 38% respectively. The remaining expenditures relate to investigations (7%), follow up and the management of relapse (12%). The treatment costs of terminal care have not been considered in this evaluation. Finally, in an North American study (Baker et al, 1991) the Continuous Medicare History Sample File is used to derive an estimate of the lifetime direct medical expenses attributable to lung cancer without distinction of cancer cell type and stage. In agreement with the other analyses, inpatient hospital care constitutes anew the major source of expense.

13.1 OBJECTIVES

In the setting of this clinical trial, only data on the quantities of resources consumed will be collected, without any attempt at attaching pecuniary values to it. In a further step, however, the main costs of vaccination treatment versus observation will be calculated from the payer's perspective. As unit costs for the various types of resources there will be used official reimbursement rates, fees or charges taken from official fee schedules for various procedures and services, hospital acquisition prices for drugs, etc. Total average cost will be calculated as the sum of the various resources multiplied with their unit costs. If indicated by the outcomes of the clinical trial, cost-effectiveness and cost-utility analysis will be performed by relating the incremental costs for the treatment group compared to the observation group to the different outcomes.


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13.2 HEALTH ECONOMIC VARIABLES

Resource Utilization:

--------------------------------------------------------------------------------
Concomitant drugs         - generic name
                          - galenic form                at each visit after
                          - dose                        randomization
                          - duration of therapy
--------------------------------------------------------------------------------
Hospitalizations          - number of hospitalizations  at each visit after
                          - length of stay              randomization
                          - ward
                          - reasons for admission
--------------------------------------------------------------------------------
Additional anti-tumor     - type of therapy             after progression
therapy                   - doses
                          - schedules
--------------------------------------------------------------------------------

Vaccination therapy starts only after completion of conventional treatment and has no impact on the initial treatment phase. Therefore, the economic features of chemotherapy and radiation are not considered in this study. Data collection on resource consumption centers on medication, therapeutic measures, and hospitalization, because

a) this information can be measured without any change of clinical study design,

b) any outpatient resource utilization during the symptom free follow up period is expected to be relatively low and irrespective of previous therapy (the investigations are essentially protocol driven), and

c)    in the course of the disease, hospitalization is the main cost component.

Effectiveness:

--------------------------------------------------------------------------------
Life years gained         - comparison of overall   to be described retrospec-
                            survival                tively at the time of data
                                                    analysis
--------------------------------------------------------------------------------
Quality Adjusted Life     - health state valuation  Chapter 12
Years gained (QALY's)       via rating scale
                            (Health Thermometer)
--------------------------------------------------------------------------------


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14. STEERING COMMITTEE

The steering committee will be composed of the Chairman of the trial, a representative of each cooperative group, a representative of the EORTC Data Center, the statistician of the trial, a representative of Merck KGaA and a representative of ImClone Systems Inc. They will be responsible for the conduct of the study at the operational level. This incorporates the review of the progress of the trial, discussion of the safety reports and any other aspects of the trial except of efficacy data. Also the writing and approval of amendments based on mutual agreement is to be done by this group. The Steering Committee will meet every 6 months. Telephone conferences shall be held if necessary. All activities of the Steering committee shall be documented by minutes which have to be approved by all members of the committee.

15. BIOLOGICAL EFFICACY GROUP

The biological efficacy group will be responsible for the set up and coordination of the "ancillary studies". Centers which run such studies will be represented in this group (active members) as well as permanent advisors. This group shall meet on a regular basis.

16. QUALITY ASSURANCE

It is agreed that the course of the clinical study shall be followed up at regular intervals by the responsible monitors. They, as well as the representatives of Merck KGaA and Imclone Inc. or designees and the appropriate regulatory authority, are permitted to inspect the study documents (study protocol, CRF's, study medication, original study-relevant patient's records). All patient data shall be treated confidentially.

16.1 CONTROL OF DATA CONSISTENCY

Data forms will be entered in the database of the EORTC Data Center by a double data entry procedure.

Computerized and manual consistency checks will be performed on newly entered forms; Query Forms will be issued in case of inconsistencies.

Consistent forms will be validated by the Data Manager to be entered on the master database. Inconsistent forms will be kept "on-hold" until full resolution of inconsistencies.


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16.2 EXTERNAL REVIEW OF RESPONSES

Two external boards will review the primary diagnosis. restaging and relapse data.

      Extra-mural review of radiology

      Two independent radiologists shall review all CT scans from the following time points:

      o     Primary Diagnosis

      o     Restaging

      o     Time of Relapse

      If the extent of disease at relapse for one particular should suggest that there might have been a progress of disease at earlier follow ups, X-rays from all follow ups have to be reviewed from this case.

      Extra-mural review of pathology

      Two independent pathologists will review a set of representative slides (histology or cytology) which the diagnosis SCLC was based upon. For this reviewing original slides shall be sent to the reviewers and will be returned to the institution.

Reviews will only be done of those patients who were randomized.

16.3 ON-SITE QUALITY CONTROL

On-site quality control will be performed.

The aim of these site visits will be:

      o to assess the consistency of the data reported on the case report forms with the source data

      o     to resolve all previous unanswered queries

This quality control will be carried out retrospectively, based on data already available at the Data Center. All modifications, amendments and/or additions will be reported on query forms. This will enable a complete documentation of the modifications brought to the original case report forms, in accordance with the GCP standards and the EORTC policy.

17. ETHICAL CONSIDERATIONS

Before the start of the study, the study protocol shall be submitted to a recognized Ethics committee for approval/appraisal; the Ethics committee's written approval/appraisal of the study shall be appended to the study documents. Any serious reservations brought forward by the Ethics Committee against the performance of the clinical study in the present form must be resolved before the study is commenced. The membership of the Ethical committee should follow local guidelines and possibly meet the ICH requirements.


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17.1 PATIENT PROTECTION

The responsible investigator will ensure that this study is conducted in agreement with either the Declaration of Helsinki (Tokyo, Venice, Hong Kong and South Africa amendments), or the laws and regulations of the country, whichever provides the greatest protection of the patient.

The protocol has been written, and the study will, be conducted according to the ICH-guidelines for Good Clinical Practice.

The protocol will be approved by the EORTC Protocol Review Committee and by the Local, Regional or National Review Boards.

For all countries involved: The national regulatory authorities will be notified of the clinical trial in accordance with the national laws and requirements.

17.2 SUBJECT IDENTIFICATION

A sequential identification number will be automatically attributed to each patient registered in the trial. This number will identify the patient. However, in order to avoid identification errors, patients initials (maximum of 4 letters), date of birth and local chart number will be reported on the case report forms.

17.3 PATIENT INFORMATION

An unconditional prerequisite for participation of a patient in the clinical study is his/her consent after having been informed about the following points:

-     objectives of the study

- therapeutic effects of and potential adverse reactions to the study medication

- potential benefit of participation in the study and therapeutic alternatives

-     risks and additional examinations that the study may entail

- for women, the warning that clinical studies may not be carried out in pregnant women and that pregnancy should therefore be avoided. If pregnancy occurs, the investigator must be notified immediately.

-     possible risks upon discontinuation of the study

-     procedure of the study, allocation to the individual treatment groups

-     the expected duration of the patients participation in the trial

-     the approximate number of patients involved in the trial

-     permitted and non-permitted concomitant medication and dietary aspects


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-     insurance coverage, mentioning that the patient may undertake additional medical treatment during the time period of vaccination only after consultation of the investigator

- voluntary nature of participation in the study and the possibility to withdraw from the study at any time without stating reasons and without any disadvantages

-     opportunity for obtaining further information

- mention that the patient may not have taken part in any other clinical study during the past 30 days

- mention that any change in any concomitant medication must be reported to the investigator immediately

- consent for the forwarding of the anonymous case report forms to the monitors of the CRO's and the EORTC Data Center and later to Merck KGaA/Imclone Inc. and the possibility for the inspection of study-relevant data by third parties (e. g. Merck KGaA supervisory or regulatory agencies) in agreement with data-protection regulations

- permission from the patient for inspection of medical records in the strictest confidence by personnel appointed by Merck KGaA and Imclone Inc. and Regulatory Bodies.

The investigator must inform the patient verbally. The information should be given both verbally as well as in writing. The wording must be chosen in such a way as for the content to be fully and readily understandable for laypersons.

17.4 PATIENT CONSENT

For all countries:

The consent of the patient to participate in the clinical study has to be given in writing prior to participation in the study. The consent shall be confirmed in the CRF by the investigator. The signed and dated declaration of informed consent shall remain at the investigator's site and must be stored in the patient file.

This consent must be obtained in accordance with local governmental regulations and must be approved by the IRB/Ethical committee of the investigational center.

A template of the patient information is enclosed in this protocol (Appendix
IV).

Documented informed consent must be obtained for all patients included in the study before they are registered at the EORTC Data Center. This must be done in accordance with the national and local regulatory requirements and the local rules followed in the institution.


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18. INVESTIGATOR COMMITMENT STATEMENT

Investigators will only be authorized to register patients in this trial when they have returned the following:

      o a commitment statement, indicating that they will fully comply with the protocol, including an estimation of their accrual, and a statement of conflict of interest disclosure form

      o a copy of the letter of acceptance of the protocol and informed consent by their local ethical committee

      o     updated Curriculum Vitae

      o the list of the institutional laboratory normal ranges (for labs required by the protocol)

As soon as all the documents have been received, the new investigator will be added to the "authorization list", and will be allowed to register patients in the trial.

Patients registrations from centers not (yet) included on the authorization list will not be accepted.

18.1 CONFIDENTIALITY STATEMENT

The investigator must agree to maintain the confidentiality of the study at all times and must not reveal information relating to the Investigator's Brochure, protocol, CRF's or associated documents without the express permission of both sponsors.

19. ADMINISTRATIVE RESPONSIBILITIES

The Study Coordinator (in cooperation with the EORTC Data Center) will be responsible for writing the protocol, reviewing all case report forms and documenting his/her review on evaluation forms, discussing the contents of the reports with the Data Manager and/or the Statistician, the sponsors, and publishing the study results. He will also be generally responsible for answering all clinical questions concerning eligibility, treatment, and evaluation of the patients.

      STUDY COORDINATOR: PROF. G. GIACCONE

The EORTC Data Center will be responsible for reviewing the protocol, collecting case report forms, controlling the quality of the reported data, and generating reports and analyses in cooperation with the Study Coordinator. All methodological questions should be addressed to the EORTC Data Center.

THE SPONSOR WILL BE RESPONSIBLE FOR DRUG DISTRIBUTION (SEE PAGE 3)


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19.1 PROTOCOL AMENDMENTS

Should any change be required to the signed, final protocol, a protocol amendment must be prepared. Written approval must be obtained for all amendments from the Steering Committee, the Protocol Review Committee at the EORTC and at Merck and ImClone prior to implementation. Thereafter the amendment will be distributed to the centers for signing by the investigator and submission to the appropriate Ethics Committee before implementation at that center.

19.2 DEVIATIONS FROM THE PROTOCOL

Deviations from the protocol - especially the prescription of doses NOT scheduled in the study protocol -, other modes of administration, other indications, and longer treatment periods shall not be permissible and shall not be covered by the statutory patient insurance scheme.

20. TRIAL SPONSORSHIP / FINANCING

In Europe, Australia, and New Zealand:       In North America:

Merck KGaA.                                  ImClone Systems Inc.

21. PATIENT INSURANCE COVERAGE

In Europe, Australia and New Zealand:

Merck KGaA has insurance cover for the clinical trial (Colonia Insurance,
Germany: policy numbers 60 22 60 10204 and 60 22 60 10209) which provides compensation for subjects participating in the trial and indemnity to any person connected with the performance of the trial arising out the negligence resulting in bodily injury and/or property damage. It will be invalidated by:

o     Failure of the investigator to comply with the terms of the protocol

o Negligence of the investigator and any person connected with the performance of the trial.

The investigator will indemnify and hold Merck KGaA harmless from any claim caused by the above exceptions.

The investigator will notify Merck KGaA whenever he becomes aware of a potential claim.

In North America:

ImClone Systems Incorporated has insurance coverage for clinical trials (Columbia Casualty Insurance Company, Chicago IL, USA: policy number ADT 102 863 8853 and provides coverage to clinical investigators conducting Human Clinical Trials for ImClone in compliance with FDA procedures and the Federal Food, Drug, and Cosmetic Act as set forth in the Code of Federal Regulations, Title 21. This policy extends coverage to worldwide as long as the Human Clinical Trial is in compliance with country/local ordinances, standards, filings, and regulatory requirements and test subjects have provided written consent prior to the commencement of the trial.


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22. PUBLICATION POLICY

After conclusion of the study, a report shall be written by the EORTC Data Center and the Coordinating Investigator that will include a statistical analysis and an appraisal of the results from a medical viewpoint. This report shall be based on the items listed in this study protocol.

The final publication of the trial results will be written on the name of all participating groups. None of the participating groups should present any of the data before publication of the final results of the overall trial. A draft manuscript will be completed within 6 months from the final report, which will be produced 18-24 months after the last patient has completed treatment. After review by the co-authors and the sponsors, this manuscript will be sent to a major scientific journal.

Authors of the manuscript may include the Study Coordinator, the investigators who have included more than 5% of the eligible patients in the trial (by order of inclusion), investigators who contributed significant work on the biological mechanism of action of the vaccine, and the Data Center coordinator and statistician in charge of the trial.

Interim publication or presentation of the study may include demographic and toxicity data, but no data on activity may be made publicly available before the recruitment is discontinued.

All publications, abstracts or presentations including data from the present trial will be submitted for review to the Steering Committee at least two weeks prior to submission for abstracts, and four weeks prior to submission for manuscripts and slides for presentation. However, the sponsors will not be able to veto any publication.

An additional report for registration of the drug will be written by the sponsors.


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23. ADMINISTRATIVE SIGNATURES


Dr G Giaccone                 --------------------------- ----------------------
Study Coordinator                                         Date
EORTC LCCG


D. Curran                     --------------------------- ----------------------
Biostatistician                                           Date
EORTC Data Center

Dr Lothar H. Finke            --------------------------- ----------------------
For Merck KGaA                                            Date


Dr Harlan W. Waksal           --------------------------- ----------------------
For ImClone Systems Inc.                                  Date


Dr Larry Blankstein           --------------------------- ----------------------
For Quintiles Inc.                                        Date


Dr. P. Therasse               --------------------------- ----------------------
Director EORTC Data Center                                Date


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24. LIST OF PARTICIPATING COUNTRIES

EUROPE                              EORTC Lung Cancer Cooperative Group
                                    Spanish Lung Group
                                    Other individual centers in Europe

NORTH AMERICA                       Memorial Sloan Kettering Cancer Center
                                    Individual centers of the Veterans'
                                    Administration
                                    Other individual centers in North America

AUSTRALIA/NEW-ZEALAND               Australian / New-Zealand individual centers


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25. REFERENCES

Aprille MA, Wardlaw AC. Aluminum compounds as adjuvants for vaccines and toxoids in man: a review. Can J Public Health 1966: 57:343-360

Biometrics 1979; 35:549-556. Stiggelbout AM, Eijkemans MJC, Kiebert GM, Kievit J, Leer JWH, De Haes JCJM. The "utility" of the visual analog scale in medical decision making and technology assessment. International Journal of Technology Assessment in Health Care, 1996; 12: 291-298.

Chapman PB, Houghton AN. Induction of IgG antibodies against GD3 in rabbits by an antiidiotypic monoclonal antibody. J Clin Invest 1991; 88:186-192.

Chapman PB, Livingston P0, Morrison ME, Williams L, Houghton AN. Immunization of melanoma patients with antiidiotypic monoclonal antibody of BEC2 (which mimics GD3 ganglioside): Pilot trials using no immunological adjuvant. Vaccine Research 1994; 3:59-68.

Collet, D. Modelling survival data in medical research. Chapman and Hall, London, 1996

Cox DR. Analysis of Binary Data. Methuen, London, 1970.

Dunn PL, Johnson CA, Styles JM, Pease SS, Dean CJ. Vaccination with syngenetic monoclonal anti-idiotype protects against tumor challenge. Immunology 1987; 60:181-186.

Elashoff J.D. nQuery Advisor User's Guide. Dixon Associates, Los Angeles, CA, 1995:

Ertl HCJ, Finberg RW. Sendai Virus-specific T-cell clones: Induction of cytolytic T cells by an anti-idiotypic anti-body directed against a helper T-cell clone. Proc Natl Acad Sci, USA 1984; 81:2850-2854.

Fuentes R., Ailman R., Mason MD. Ganglioside expression in lung cancer cell lines. Lung Cancer 18:21-33, 1997

Gaulton GN, Sharpe AH, Chang DW, Fields BN, Greene MI. Syngenetic monoclonal internal image anti-idiotopes as prophylactic vaccines. J. Immunol 1986; 137:2930-2936.

Giaccone G, Dalesio O, McVie GJ et al . Maintenance Chemotherapy in Small Cell Lung Cancer: Long Term Results of a Randomized Trial. J. Clin. Oncology 1993, 11:1230-40.

Glenny AT, Pope CG, Waddington H, Wallace U. XXIII - The antigenic value of toxoid precipitated by potassium alum. J Pathol Bacteriol 1926; 29:38-39.


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Grant SC, Kris MG, Miller V. Yao TJ. Houghton AN, Chapman PB. Long survival in
15 patients (pts) with small cell lung cancer (SCLC) immunized with BEC2 plus BCG after initial therapy: An update. Proceedings of the thirty third annual meeting of the American Society of Clinical Oncology (ASCO) 1997; 16:454a (A1630).

Grant SC, Yao TJ, Kris MG, Rigas JR, Pisters KMW, Miller V, Houghton AN, Chapman PB. Long survival following immunization with BEC2 plus BCG after initial therapy for small cell lung cancer (SCLC). Proceedings of the thirty second annual meeting of the American Society of Clinical Oncology (ASCO) 1996; 15:555 (A1806).

Gryzych JM, Capron M, Lambert PH, Dissous C, Torres S, Capron A. An anti-idiotype vaccine against experimental schistosomiasis. Nature 1985; 316:74-76.

Ihde DC, Pass HI, Glatstein E. Small cell lung cancer. In DeVita VT, Hellman S, Rosenberg SA, eds. Cancer. Principles and Practice of Oncology, ed 5. section 3, pp 911-949, Philadelphia: Lippincott-Raven 1997

Investigator's Brochure: BEC2 Anti-Idiotypic Murine Monoclonal Antibody, Version 3.1, November 13, 1997, Merck KGaA and ImClone Systems Inc.

Iwamori M, Nagai Y. A new chromatographic approach to the resolution of individual gangliosides. Biochys Acta 1978; 528:257-267.

Iwamori M, Nagai Y. Ganglioside composition of rabbit thymus. Biochim Biophys Acta 1981; 665:205-213.

Iwamori M, Nagai Y. Isolation and characterization of GD3 ganglioside having a novel disialosyl residue from rabbit thymus. J Biol Chem 1978; 253:8328-8331.

Iwamori M. Nagai Y. Comparative study on ganglioside compositions of various rabbit tissues. Tissue-specificity in ganglioside molecular species of rabbit thymus. Biochim Biophys Acta 1981; 665:214-220.

Kahn M, Hellstrom I, Estin CD, Hellstrom KE. Monoclonal anti-idiotypic antibodies related to the p97 human melanoma antigen. Cancer Res 1989; 49:3157-3162.

Karnofsky DA, Abelmann WH, Craver LF, Burchenal JH. The use of the nitrogen mustards in the palliative treatment of carcinoma. Cancer, 1948, 1:634.

Kennedy RC, Melnick JL, Dreesman GR. Antibody to hepatitis B virus induced by injecting antibodies to the idiotype. Science 1984; 223:930-931.

Lan KKG, DeMets DL. Discrete sequential boundaries for clinical trials. Biometrica 1983; 70:659-563.


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McCaffery M, Yao T-J, Williams L, Livingston P, Hougton A, Chapman P.
Immunization of melanoma patients with BEC2 anti-idiotypic monoclonal antibody that mimics GD3 ganglioside: enhanced immunogenicity when combined with adjuvant. Clinical Cancer Research 1996; 2:679-686.

McNamara MK, Ward RE, Kohler H. Monoclonal idiotype vaccine against Streptococcus pneumonia infection. Science 1984; 226:1325-1326.

Mittelman A, Chen ZJ, Kageshita T, et al. Active specific immunotherapy in patients with melanoma. A clinical trial with mouse anti-idiotypic monoclonal antibodies elicited with syngeneic anti-high-molecular-weight melanoma-associated antigen monoclonal antibodies. J Clin Invest 1990; 86:2136-2144.

Mittelman A, Chen ZJ, Yang H, Won GY, Ferrone S. Human high molecular weight melanoma-associated antigen (HMW-MAA) mimicry by mouse anti-idiotypic monoclonal antibody MK2-23: Induction of humoral anti-HMW-MAA immunity and prolongation of survival in patients with stage IV melanoma. Proc Natl Acad Sci, USA 1992; 89:466-470.

Nepom GT, Nelson KA, Hol SL, Hellstrom I, Hellstrom KE. Induction of immunity to a human tumor marker by in vivo administration of anti-idiotypic antibodies in mice. Proc Natl Acad Sci, USA 1984; 81:2864-2867.

O'Brien PC, Fleming TR. A multiple testing procedure for clinical trials.

Pignon JP, Arriagada R, Ihde DC, et al. A meta-analysis of thoracic radiotherapy for small-cell lung cancer. New Engl. J. Med. 327, 1618-1624, 1992.

Pocock SJ and Simon R. Sequential treatment assignment with balancing for prognostic factors in the controlled clinical trial. Biometrics, 1975; 31:103-115.

Raychaudhuri S, Saeki Y, Fuji H, Kohler H. Tumor-specific idiotype vaccines. I. Generation and characterization of internal image tumor antigen. J Immunol 1986; 137:1743-1749.

Rosenberg SA, DeVita VT, HeIlman 5, eds. Cancer. Principles and Practice of Oncology, ed 5. Chapter 18, pp 361-364 Philadelphia: Lippincott-Raven 1997

Sacks Dl, Kirchoff LV, Hieny S. Sher A. Molecular mimicry of a carbohydrate epitope on a major surface glycoprotein of Trypanosoma cruzi by using anti-idiotype antibodies. J Immunol 1985; 135:4155-4159.

Sekine M, Ariga T, Miyatake T, Kase R, Suzuki A., Yamakawa T. An interspecies comparison of gangliosides and neutral glycolipids in adrenal glands. J Biochem 1985;97:1219-1227.


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Sharpe AH, Gaulton GN, McDade KK. Fields BN. Greene MI. Syngeneic monoclonal anti-idiotype can induce cellular immunity to reovirus. J Exp Med
1984;160:l195-1205.

Stein KE, Soderstrom T. Neonatal administration of idiotype or anti-idiotype primes for protection against Eschericia coli K13 infection in mice. J Exp Med 1984;160:l00l-1011.

WHO handbook for reporting results of Cancer treatment. WHO offset publication number 48, Geneva 1979.

Zelen M. Keynote Address on Biostatistics and Data Retrieval. Cancer Chemotherapy 1973,4:31-42


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References for QoL

B Bergmann, NK Aaronson, S Ahmedzai, S Kaasa, M Sullivan for the EORTC Study Group on Quality of Life; The EORTC QLQ-LC13: a modular supplement to the EORTC core quality of life questionnaire (QLQ-C30) for use in lung cancer clinical trials. Eur J Cancer (1994) 30A(5): 635-642.

H Schipper, J Clinch, V Powell; Definitions and conceptual issues; In Spilker B (ed.) Quality of life assessment in clinical trials, pp. 11-24, Raven Press, New York, 1990.

NK Aaronson et al.; The European Organization for Research and Treatment of Cancer QLQ-C30: A Quality of Life instrument for use in international clinical trials in onkology. J Natl Cancer Inst (1993) 85(5):365-376.

NK Aaronson, A Cull, S Kaasa, MAO Sprangers for the EORTC Study Group on Quality of Life; The European Organization for Research and Treatment of Cancer (EORTC) modular approach to quality of life assessment in oncology. Int. J. Ment. Health
(1994) 23(2): 75-96.

References for health economics

MA Rosenthal, PJ Webster, VJ Gebski, RC Stuart-Harris, AO Langlands, J Boyages;The cost of treating small cell lung cancer; The Medical Journal of Australia (1992) 156:605-610

MS Baker, LG Kessler, N Urban, RC Smucker; Estimating the treatment costs of breast and lung cancer; Medical Care (1991) 29 No.1: 40-49

Onkos, Small Cell Lung Cancer; Decision0Resources,0Inc.; Waltham,
Massachussetts; October 1995

WK Evans, BP Will, JM Berthelot, MC Wolfson; Diagnostic and therapeutic approaches to lung cancer in Canada and their costs; British Journal of Cancer
(1995) 72: 1270-1277

WK Evans, BP Will, JM Berthelot, MC Wolfson; The economics of lung cancer management in Canada; Lung Cancer (1996) 14: 19-29


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26. APPENDICES

      I.    Performance Status Scale (Karnofsky / WHO)

      II.   Drug medication guidelines

      III.  EORTC Quality of Life evaluation

      IV.   Patient information / informed consent template

      V.    Common toxicity criteria (NCIC - CTC) scale

      VI.   Declaration of Helsinki

      VII.  Working procedure on data entry

      VIII. Ancillary studies on biological efficacy

      IX.   PPD testing

      X.    Induction therapy flow chart

      XI.   Overall study flow chart

      XII.  Vaccination instructions

      XIII. List of abbreviations

      XIV.  Study acknowledgment


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26.1 APPENDIX I: PERFORMANCE STATUS SCALES

--------------------------------------------------------------------------------
     STATUS                           SCALES                     STATUS
--------------------------------------------------------------------------------
                                     KARNOFSKY  ZUBROD-ECOG-
                                         %          WHO

Normal, no complaints                   100          0        normal activity

Able to carry on normal activities       90          1        Symptoms, but
                                                              fully ambulatory
Minor signs or symptoms of disease

Normal activity with effort              80

Cares for self. Unable to carry on       70          2        Symptomatic, but
normal activity or to do active work                          in bed <50% of the
                                                              day.

Requires occasional assistance, but      60
able to care for most of his needs

Requires considerable assistance         50          3        Needs to be in bed
and frequent medical care                                     >50% of the day,
                                                              but not bedridden
Disabled. Requires special care and      40
assistance

Severely disabled. Hospitalization       30          4        Unable to get out
indicated though death non imminent                           of bed

Very sick. Hospitalization               20
necessary. Active supportive
treatment necessary

Moribund                                 10

Dead                                      0          5        Dead
--------------------------------------------------------------------------------

From: Minna J.D., Higgins G.A and Glatstein E.J. Cancer of the lung. In: DeVita
      V, Hellman S., Roxenberg S., (Eds.). Cancer: Principles and Practice of Oncology, Lippincott, Philadelphia, 1984, p.536.


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26.2 APPENDIX II: DRUG MEDICATION GUIDELINES

26.2.1 DRUG SUPPLY

            Study material will be supplied by the sponsors free of charge. Distribution of the study medication will be conducted from three different distributors in the particular regions involved in this trial (see page 3):

            In Europe: Study drug will be supplied to the centers by Merck KGaA

            In North America: Study drug will be supplied to the centers by ImClone Systems Inc.

            In Australia and New Zealand: Study drug will be supplied to the centers by Quintiles Pty. under the authority of Merck KGaA

            Depending on the commitment of the individual centers with regard to the expected inclusion rate, the centers will be pre-stocked with a basic supply of study medication. All regional distributors will receive on-line notice of randomization by EUROCODE. Re-supply will be shipped to the centers automatically. In case that there were any problems with regard to supply of the study medication or the study medication itself the following institutions should be contacted:

26.2.2 DISPOSAL OF STUDY DRUGS

            The study medication may not be used for any purpose other than the study in question, since the insurance coverage shall otherwise become null and void.

            Opened containers of BEC2, BCG, used transfer vials, or any product, equipment, supplies or receptacles that contact the BEC2, BCG, or BEC2//BCG vaccine must be considered chemotherapy or biohazardous waste and disposed of accord to the documented procedures of the investigational center. The documented procedure must be available for review and approved by the sponsors or their designees prior to initiating the study. Unopened BEC2/BCG vaccine packages may be returned to the sponsors or their designees at the completion of the investigational study or as directed by the sponsors or their designees.

26.22 BEC2/BCG VACCINE PATIENT DOSE KIT

            1) one vial BCG, lyophilized (2 mL amber vial, containing lyo powder
            BCG)
            2) BCG Diluent (2 mL clear glass vial, containing 1.5 mL clear liquid)
            3) BEC2 (2 mL clear glass vial, containing 1 mL clear liquid)
            4) Sterile Empty Vial
            5) Phosphate-buffered Saline

            All vials will be in a single foam-inserted carton of approximate size of 13 cm long, 3.5 cm wide and 6 cm high with an outer label. Each patient kit will contain all materials necessary to administer one patient dose of therapy regardless of which dose in the regime it may be.


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26.3 APPENDIX III: EORTC QUALITY OF LIFE EVALUATION

26.3.1 EORTC QUALITY OF LIFE EVALUATION: GUIDELINES FOR ADMINISTRATION OF QUESTIONNAIRES

The instructions given below are intended to provide some general guidelines for collecting quality of life (QoL) data in EORTC studies. These instructions apply for all types of questionnaires.

1. Who is the responsible person (RP) for QoL data collection?

The overall-responsible person for QoL data collection is the study-coordinator of the trial. However, for practical reasons it is strongly recommended that one person is responsible for the organization of QoL data collection in each institution. This can be a physician, data manager, (research) nurse or a psychologist. Such a person should have the full protocol at his/her disposal as well as the questionnaire. This person would also be the intermediate contact point in case of any necessary clarification asked by the Data Center.

2. Who should fill out the questionnaire?

In principle it is the patient him/herself who has to fill out QoL forms and preferably without help from others. In case a patient is too sick to fill out the questionnaire or if the patient is not able to fill out the questionnaire for reasons such as forgetting his/her glasses, another person could read the questions without making any comments and report the answers on the forms. If a patient received this type of help, please note this on the form.

3. What instructions should be given to the patient?

At entry in a study, the RP should give the patient an explanation of the objective of the study and instructions for filling out questionnaires.

The patient should be informed that participation in the QoL protocol is voluntary and that the information provided is confidential (identification is only for administrative purposes and includes patient's initials, date of birth and today's date).

The following issues should be explained to the patient:

            * The schedule of assessments.
            * The questionnaire is a self administered questionnaire that should be filled out preferably by the patient him(her)self.
            * The patient should (circle) the choice that best corresponds to his/her situation.
            * There is no right or wrong answer to any of these questions.
            * All questions should be answered.

The RP should make sure that the patient understands the instructions.

At each subsequent assessment as defined by the protocol, the patient should receive the questionnaire by the RP or by other appropriate staff if the RP is not available.

4. Where should the patient fill out the questionnaire?


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The patient should complete the questionnaire in the clinic, and, ideally in a quiet, private room. If this is not possible, the waiting room is an acceptable alternative. In general it does not take more than 5 to 10 minutes to fill out a questionnaire, but patients should be given the time they need to answer all questions.

5. When should the patient fill out the questionnaire?

When a QoL assessment is planned, the questionnaire should be given to the patient preferably before the meeting with the physician, ensuring that the patient has enough time to complete the questionnaire. If the patient receives a therapy, the questionnaire should be filled out before administration of the treatment. The questionnaire should not be taken home and/or mailed.

6. Review of the completed questionnaire.

After the patient has filled out the questions, the person handling the questionnaire should:

      * Check the answers for omissions, for incorrectly completed questions and for inconsistent answers;
      If this is the case:
      * Please ask the patient for the reason of omissions or incorrect answers. If the patient prefers not to answer a question this should be noted on the form;
      * Additional explanation may be provided, but the questions should not be rephrased;
      * Any additional comments could be added by the person handling the questionnaire (if possible in English) followed by his name and signature.

7. Missing forms.

If for some reason the patient is unable or does not wish to complete a quality of life questionnaire the reason and the date of visit should be documented on the questionnaire and returned to the person responsible for completing the CRF's (case record forms).

8. Mailing to the Data Center.

The questionnaire should be faxed to the Data Center with the CRF's. As it is not possible to retrospectively collect missing quality of life forms, please make sure the patient completes the questionnaire at the time-point when he/she is supposed to fill it out.

Thank you very much for your cooperation. If you have any remarks on this leaflet or if you need further information, please contact:

                    Quality of Life Unit - EORTC Data Center:

                              Phone: +32 2 774 16 06

                               Fax: +32 2 772 67 01


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26.3.2 EORTC QLQ - C30 (VERSION 2.0.)

We are interested in some things about you and your health. Please answer all of the questions yourself by circling the number that best applies to you. There are no "right" or "wrong" answers. The information that you provide will remain strictly confidential.

Please fill in your initials:             _____________

Your birthdate (Day, Month, Year):        __________________

Today's date (Day, Month, Year):          __________________

                                                                     NO     Yes

1.  Do you have any trouble doing strenuous activities,
    like carrying a heavy shopping bag or a suitcase?                1       2

2.  Do you have any trouble taking a long walk?                      1       2

3.  Do you have any trouble taking a short walk outside of the
    house?                                                           1       2

4.  Do you have to stay in a bed or a chair for most of the day?     1       2

5.  Do you need help with eating, dressing, washing yourself or
    using the toilet?                                                1       2

During the past week:                              Not at    A     Quite   Very
                                                     All   Little  a Bit   Much
6.  Were you limited in doing either your work or
    other daily activities?                           1      2       3       4

7.  Were you limited in pursuing your hobbies or
    other leisure time activities?                    1      2       3       4

8.  Were you short of breath?                         1      2       3       4

9.  Have you had pain?                                1      2       3       4

10. Did you need to rest?                             1      2       3       4

11. Have you had trouble sleeping?                    1      2       3       4

12. Have you felt weak?                               1      2       3       4

13. Have you lacked appetite?                         1      2       3       4

14. Have you felt nauseated?                          1      2       3       4

15. Have you vomited?                                 1      2       3       4

                            Please go on to the next


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During the past week:
                                                   Not at    A     Quite   Very
                                                     All   Little  a Bit   Much

16. Have you been constipated?                        1      2       3       4

17. Have you had diarrhea?                            1      2       3       4

18. Were you tired?                                   1      2       3       4

19. Did pain interfere with your daily
    activities?                                       1      2       3       4

20. Have you had difficulty in concentrating on
    things, like reading a newspaper or watching
    television?                                       1      2       3       4

21. Did you feel tense?                               1      2       3       4

22. Did you worry?                                    1      2       3       4

23. Did you feel irritable?                           1      2       3       4

24. Did you feel depressed?                           1      2       3       4

25. Have you had difficulty remembering things?       1      2       3       4

26. Has your physical condition or medical
    treatment interfered with your family life?       1      2       3       4

27. Has your physical condition or medical
    treatment interfered with your social
    activities?                                       1      2       3       4

28. Has your physical condition or medical
    treatment caused you financial difficulties?      1      2       3       4

For the following questions please circle the number between 1 and 7 that best applies to you

29. How would you rate your overall health during the past week?

        1      2      3      4      5       6      7

    Very Poor                                  Excellent

30. How would you rate your overall quality of life during the past week?

        1      2      3      4      5       6      7

    Very Poor                                  Excellent


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26.3.3 EORTC QLQ - LCl3

Patients sometimes report that they have the following symptoms. Please indicate the extent to which you have experienced these symptoms during the past week.

--------------------------------------------------------------------------------

During the past week:                              Not at    A     Quite   Very
                                                     All   Little  a Bit   Much

31. How much did you cough?                           1      2       3       4

32. Did you cough blood?                              1      2       3       4

33. Were you short of breath when you rested?         1      2       3       4

34. Were you short of breath when you walked?         1      2       3       4

35. Were you short of breath when you climbed
    stairs?                                           1      2       3       4

36. Have you had a sore mouth or tongue?              1      2       3       4

37. Have you had trouble swallowing?                  1      2       3       4

38. Have you had tingling hands or feet?              1      2       3       4

39. Have you had hair loss?                           1      2       3       4

40. Have you had pain in your chest?                  1      2       3       4

41. Have you had pain in your arm or shoulder?        1      2       3       4

42. Have you had pain in other parts of your body?    1      2       3       4

    If yes, where _______________________________

43. Did you take any medicine for pain?

    1  No         2  Yes

    If yes, how much did it help?                     1      2       3       4


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26.3.4 EORTC HEALTH THERMOMETER

      Health can be defined as a state of physical, psychological, and social well-being.

      We would like to ask you to indicate on the scale below, how good or bad you consider your overall health state during the past week. Please draw a horizontal line at the most appropriate point on the scale somewhere between 100 and 0, where 100 stands for 'Perfect health' and 0 means 'Worst imaginable health'.

                    -------------------------------------
                    Example: if during the past week your
                    overall health state has been almost
                    perfect, your mark on the thermometer
                    would be close to 100.

                              [GRAPHIC OMITTED]

                    -------------------------------------


                    -------------------------------------
                    During the past week: how do you rate
                     your overall health state?
                    -------------------------------------

                              [GRAPHIC OMITTED]


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26.4 APPENDIX IV: PATIENT INFORMATION/INFORMED CONSENT TEMPLATE

PROPOSAL FOR PATIENT INFORMED CONSENT FOR CLINICAL RESEARCH

You are being asked to participate in a clinical research study. In order to decide whether or not you should agree to be part of this research study, you should understand enough about its risks and benefits to make an informed consent. This process is known as informed consent.

This consent form gives detailed information about the research study which the doctor will discuss with you. Once you understand the study, you will be asked to sign this form if you wish to participate. You will receive a copy to keep as a record.

The research study being proposed to you is: SURVIVAL IN AN INTERNATIONAL PHASE III PROSPECTIVE RANDOMIZED LD SMALL CELL LUNG CANCER VACCINATION STUDY WITH ADJUVANT BEC2 AND BCG

PURPOSE OF RESEARCH STUDY

The purpose of this study is to determine whether immunization with the antibody BEC2 in combination with BCG can stimulate your immune system to make antibodies against small-cell lung cancer cells that might still remain in your body. Antibodies are substances made by the immune system to target foreign invaders such as bacteria. BEC2 is a mouse antibody containing a portion that resembles G(D3) ganglioside. G(D3) is a substance found on the majority of small cell lung cancers. BCG is a strain of the microbe Mycobacterium bovis and has been used to immunize against tuberculosis. BCG has been used for many years with vaccines to boost the effects of these vaccines. We are adding BCG to BEC2 in an attempt to improve the ability of BEC2 to stimulate your immune system. When BEC2 is injected into the body, the immune system will recognize BEC2 as foreign, since it was made in a mouse, and produce antibodies against BEC2. It is expected that some of these antibodies will be against the portion of BEC2 that resembles G(D3) and that these antibodies will also react with G(D3) on any small-cell lung cancer that might still be present in your body. We hope that these antibodies will kill any remaining small-cell lung cancer cells in your body and prevent the tumor from coming back.

The overall study design will consist of the following three parts:

Diagnosis, Standard Induction Therapy, and Restaging

First of all your doctor has to establish the diagnosis of limited disease small cell lung cancer. Subsequently, a standard induction therapy will be given to you, consisting of a combination of 2 or 3 anticancer drugs, for 4 or 5 cycles. In addition, you will receive radiation therapy to your chest. You may also undergo radiation therapy to the brain, if your physician recommends this additional treatment.

The success of the induction therapy will be evaluated within a period of 6-8 weeks after administration of the last chemotherapy or radiation therapy. Even if your tumor responds (decreases significantly in size or resolves completely following chemotherapy), the cancer may


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recur. The clinical research study can only be offered to you if the induction therapy results in a complete or partial remission. This means that the tumor as found at initial diagnosis has to be reduced by a minimum of 50% at restaging by chest-X-ray, clinical examination, and computed tomography of the thorax and upper abdomen.

DESCRIPTION OF RESEARCH PROCEDURES

The aim of a clinical study is to prove or disprove that the new treatment is superior to established treatment modalities and has acceptable side effects. In this controlled clinical trial half of the patients will be treated with the investigational treatment and half will not receive any farther treatment after completion of standard induction therapy. This controlled clinical research study can only offered to you if the standard induction therapy results in complete or partial remission. This means that the tumor as found at initial diagnosis has been reduced by a minimum of 50% at restaging by chest X-ray, computed tomography of the thorax and upper abdomen and clinical examination. To achieve a proper assignment of patients to both patients groups a procedure called randomization will be performed. This is an assignment by chance. You will be randomized to either the observation or experimental arm. If you are assigned to the observation arm, you will receive no cancer specific therapy until you have documented progression of disease. If you are assigned to the experimental arm, you will receive 5 injections of BEC2 with BCG as an outpatient over the course of ten weeks. BEC2 and BCG will be mixed together and injected into the skin in your arms and legs. The first four injections will be given two weeks apart; 1 month later you will be given the fifth injection. Treatment will be stopped if you show progression of disease or if you refuse further treatment. Approx. 60 ml blood will be drawn prior to each injection. Additional blood samples may be requested after completing the course of vaccinations. These blood tests are designed to detect whether your immune system is producing antibodies against G(D3) ganglioside. In addition, these blood tests can help detect side effects that might be caused by BEC2 and/or BCG. You will be followed, starting 6 months after randomisation until you have progression of disease. The total duration of the study, beginning from induction therapy through vaccination and follow-up, is approx. 24 months. Approximately 820 patients will be registered at time point of diagnosis in order to be able to randomize 570 responding patients.

RISKS of the investigational treatment

Injection of BCG into the skin will result in inflammation, redness, swelling, itching and crusting at the sites of injection. A low-grade fever, lasting 4-24 hours after each immunization, may occur. The inflamed injections sites may drain a small amount of fluid for up to several weeks. The inflammation will resolve and heal, and can leave a scar. BCG is a live but weakened bacteria, and there is a small chance that a generalized infection could develop although this is very unlikely. If a generalized infection were to develop it would be treated with antibiotics. After receiving immunization with BCG certain tests for tuberculosis will become positive, however this does not mean that you have tuberculosis.

Side effects previously observed with the combination BEC2/BCG vaccine include: fever, muscle aches, fatigue/general body weakness, elevated blood glucose levels, flu-like symptoms, dry mouth, increased liver enzyme levels, and pain, inflammation and scarring at the injection site.

G(D3) is found in a few normal tissues in addition to small cell lung cancer cells. Therefore, if immunization with BEC2 induces antibodies against G(D3), it is theoretically possible that these


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antibodies might also attack normal tissue and cause damage. For example, inflammation of the adrenal gland could result in blood pressure changes.

Since BEC2 is a mouse protein, allergic reactions are possible. Generalized allergic reactions, such as hives and itching, may occur. When very high doses of mouse monoclonal antibodies (higher than we intend to use in this study) have been injected intravenously into patients, more pronounced allergic reactions were seen, such as wheezing, chest discomfort, fever, diarrhea, and nausea. Life-threatening allergic reactions (anaphylactic shock) or death can theoretically occur but are considered unlikely. Since BEC2 is a mouse monoclonal antibody, you might not be eligible for future treatment with other mouse monoclonal antibodies, as a result of your participation in this trial. In the initial studies with BEC2, no significant allergic reactions or deaths due to BEC2/BCG were observed. BEC2 is a mouse monoclonal antibody. BEC2 has no known effect on the thyroid gland but may interfere with the results of laboratory tests to evaluate thyroid function. The antibody may also interfere with certain other laboratory tests.

RISKS of the standard induction therapy.

Side effects of chemotherapy and radiotherapy are well known, and will be in detail explained to you by your doctor. They may slightly vary depending on the drugs used, the schedule and the timing. Side effects of chemotherapy usually consist of nausea and vomiting, hairloss, reduction of white blood cells and platelets. Side effects of radiation therapy may include pain with swallowing and fatigue.

General RISKS and considerations

Treatment under this protocol may involve unforeseeable risks to an unborn child if a woman should become pregnant during the course of these immunizations. For this reason, women of childbearing age must use effective contraceptive during participation in this study. In addition, male patients should take the necessary precautions to prevent pregnancy.

You will be informed of any new findings which might affect your willingness to participate. If you are injured as a results of your participation in this research study, emergency care, hospitalization and outpatient care will be made available by the hospital. If you seek additional help whilst you are taking part in this study, for what ever reason, your doctor must be informed.

BENEFITS

Although we hope that this research study will be of benefit to you, or that it will help others, we cannot guarantee that it will help you directly.

FINANCIAL COST

You are responsible for the costs of routine physician visits and the usual laboratory tests. There will be no charge to you for the BEC2 vaccine or for tests performed to measure your immunity. If you are injured as a result of your participation in this research study, care will be provided to you.


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INSURANCE

There is a possibility that unforeseen adverse events can occur with any medication however you will be protected by an insurance policy against such risk. (Colonia Insurance Germany, Policy Number: 60 20 60 10204). This is in accordance with the laws of your country and will be available for all patients taking part in this study.

PRIVACY

Your research and hospital records are confidential. Your name or any other personally identifying information will not be used in reports or publications resulting from this study. A record of your progress in this study will be passed on to the EORTC data center and finally to the sponsors of this trial, Merck KGaA and ImClone Systems Inc.. All documents received by the sponsors and other parties acting in the name of the sponsors will be strictly confidential and will be only identified by a trial number and your initials. A copy of this documents will be held with your patient files. Moreover, your progress in the study will be checked against your clinical records by sponsors or firms acting in the names of the sponsor's employees. By signing this informend consent form you authorize representatives of the The Food and Drug Administration, the EMEA, or other authorized agents and the sponsors to inspect your medical records.

RIGHT TO REFUSE OR WITHDRAW

The choice to enter or not to enter this study is yours. You are in a position to make a decision if you understand what the doctor has explained and what you have read about the research study and other possible forms of care. If you decide not to participate, you will be offered other treatment based on your needs and your cancer. If you begin the study, you still have a right to withdraw at any time. If you should withdraw, you will be offered other available care which suits your needs and medical condition.

TERMINATION OF STUDY

Treatment with the investigational drug may be ended if your small cell lung cancer recurs, if the doctors treating you see side effects that they consider dangerous, if you refuse to have the treatments as recommended by your doctor or if you refuse to have the tests needed to determine whether the treatment is safe and effective, or if you become pregnant.

This research study has been reviewed by INSTITUTION'S Institutional Review Board. This Board is legally responsable for making sure that research with patients is appropriate and that the patient's rights and welfare are protected.

The physician in charge of this research study is ______________, telephone number _____________ If you need more information about this study before you decide to join, or at any other time, you may wish to contact him. In the event that you do decide to participate, he should also be called if there are side effects from the treatment. A non-physician whom you may call for information about the consent process, research patient's rights, or research-related injury is _______________, telephone number _________


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PATIENT INFORMED CONSENT FOR CLINICAL RESEARCH

Title: SURVIVAL IN AN INTERNATIONAL PHASE III PROSPECTIVE RANDOMIZED LD SMALL CELL LUNG CANCER VACCINATION STUDY WITH ADJUVANT BEC2 AND BCG

Purpose: To determine whether immunization with BEC2 in combination with BCG following chemotherapy in patients with limited disease small-cell lung cancer results in longer survival than chemotherapy alone. The study will also study the "progression free survival" in the two separate treatment groups, toxicities associated with the study agents BEC2 and BCG, and the effect of these agents on the patients quality of life.

STATEMENT OF PHYSICIAN OBTAINING INFORMED CONSENT

I have fully explained this research study to the patient ______________ In my judgment, and the patient's, there was sufficient access to information, including risks and benefits, to make an informed decision.

DATE:_________________

PHYSICIAN'S SIGNATURE:___________________

PHYSICIAN'S NAME:________________________

PATIENTS STATEMENT

I have read the description of the clinical research study or have had it translated into a language I understand. I have also talked it over with the doctor to my satisfaction. I understand that my participation is voluntary. I know enough about the purpose, methods, risks, and benefits of the research study to judge that I want to take part in it.

PATIENTS NAME:___________________________

PATIENTS SIGNATURE:______________________

DATE:_________________


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26.5 APPENDIX V: COMMON TOXICITY CRITERIA (NCIC - CTC) SCALE

====================================================================================================================================
      GRADE                     0                  1                      2                       3                  4
====================================================================================================================================

====================================================================================================================================
                                                                ALLERGY
====================================================================================================================================
AL LER Allergy           none             transient rash, fever   urticaria, fever =      serum sickness,     anaphylaxis
                                          < 38(degrees)C,         38(degrees)C,           bronchospasm, req
                                          100.4(degrees)F         100.4(degrees)F, mild   parenteral meds
                                                                  bronchospasm
                         -----------------------------------------------------------------------------------------------------------
                         Fever felt to be caused by drug allergy should be coded as ALLERGY (AL LER). Non allergic drug fever (e.g.
                         as from biologics) should be coded under FLU-LIKE SYMPTOMS (FL FEV). If fever is due to infection, code
                         INFECTION only (IN FEC or IN NEU). NB: Protocols requiring detailed reporting of hypersensitivity reactions, will include a Hypersensitivity Reaction module.
------------------------------------------------------------------------------------------------------------------------------------
AL OTH other *           none             mild                    moderate                severe              life threatening
====================================================================================================================================

====================================================================================================================================
                                                    BLOOT/BONE MARROW (SI UNITS)
====================================================================================================================================
BL WBC White             >=4.0   10(caret)9/1   3.0 - 3.9               2.0 - 2.9               1.0 - 1.9           < 1.0
Blood Count
(WBC)
------------------------------------------------------------------------------------------------------------------------------------
BL PLT Platelets         WNL     10(caret)9/1   75.0 - normal           50.0 - 74.9             25.0 - 49.9         < 25.0
------------------------------------------------------------------------------------------------------------------------------------
BL HGB                   WNL     g/1            100 - normal            80 - 99                 65 - 79             < 65
Hemoglobin (Hgb)
------------------------------------------------------------------------------------------------------------------------------------
BL GRA                   >= 2.0  10(caret)9/1   1.5 - 1.9               1.0 - 1.4               0.5 - 0.9           < 0.5
granulocytes (i.e.
neuts + bands)
------------------------------------------------------------------------------------------------------------------------------------
BL LYM                   >= 2.0  10(caret)9/1   1.5 - 1.9               1.0 - 1.4               0.5 - 0.9           < 0.5
Lymphocytes
------------------------------------------------------------------------------------------------------------------------------------
BL HEM                   none                  mild, no transfusion    gross, 1-2 units        gross, 3-4 units    massive, > 4
Hemorrhage                                     (includes               transfusion per         transfusion per     units transfusion
resulting from                                 bruise/hematoma,        episode                 episode              per episode
thrombocytopenia                               petechiae)
(clinical)
------------------------------------------------------------------------------------------------------------------------------------
BL OTH Other *           none                  mild                    moderate                severe              life threatening
====================================================================================================================================

====================================================================================================================================
                                                       CANCER RELATED SYMPTOMS
====================================================================================================================================
CA DEA Death              -                        -                      -                       -                  -
from malignant
disease within 30
days of treatment *
(grade 5)
------------------------------------------------------------------------------------------------------------------------------------
CA PAI Cancer            none             pain, but no treatment  pain controlled with    pain controlled     uncontrollable pain
pain *                                    req                     non-opioids             with opioids
------------------------------------------------------------------------------------------------------------------------------------
CA SEC Second            none                      -                      -               present                    -
malignancy *
------------------------------------------------------------------------------------------------------------------------------------
CA OTH Other *           none             mild                    moderate                severe              life threatening
====================================================================================================================================


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
====================================================================================================================================
       GRADE              0                      1                       2                      3                      4
====================================================================================================================================

====================================================================================================================================
                                                           CARDIOVASCULAR
====================================================================================================================================
CD ART Arterial *  none                          -                       -            transient events (e.g.  permanent event
(non myocardial)                                                                      transient ischemic      (e.g. cerebral
                                                                                      attack)                 vascular accident)
------------------------------------------------------------------------------------------------------------------------------------
CD VEN Venous *    none               superficial (excludes   deep vein thrombosis    deep vein thrombosis    pulmonary embolism
                                      IV site                 not req anticoagulant   req anticoagulant
                                      reaction -> code        therapy                 therapy
                                      SK LTO)
------------------------------------------------------------------------------------------------------------------------------------
CD DYS             none               asymptomatic,           recurrent or            req therapy             req monitoring, or
Dysrhythmias                          transient, req no       persistent,                                     hypotension, or
                                      therapy                 req no therapy                                  ventricular tachy-
                                                                                                              cardia, or
                                                                                                              fibrillation
------------------------------------------------------------------------------------------------------------------------------------
CD EDE Edema *     none               1+ or dependent in      2+ or dependent         3+                      4+, generalized
(eg. peripheral                       evening only            throughout day                                  anasarca
edema)
====================================================================================================================================

====================================================================================================================================
CD FUN Function    none               asymptomatic, decline   asymptomatic, decline   mild CHF, responsive    severe or refractory
                                      of resting ejection     of resting ejection     to therapy              CHF
                                      fraction of >=10% but   fraction by >20% of
                                      < 20% of baseline       baseline value
                                      value
------------------------------------------------------------------------------------------------------------------------------------
CD HBP             none or no change  asymptomatic, transient recurrent or persistent req therapy             hypertensive crisis
Hypertension                          increase by > 20mm      increase by
                                      Hg (D)or to > 150/100   > 20mm Hg (D) or to
                                      if previously WNL.      > 150/100 if previously
                                      No therapy req          WNL.
                                                              No therapy req
------------------------------------------------------------------------------------------------------------------------------------
CD LBP             none or no change  changes req no therapy  req fluid replacement   req therapy +           req therapy +
Hypotension                           (incl. transient        or other                hospitalization:        hospitalization for
                                      orthostatic             therapy but no          resolves within 48hrs   > 48hrs after stopping
                                      hypotension)            hospitalization         of stopping agent       agent
------------------------------------------------------------------------------------------------------------------------------------
CD ISC Ischemia    none               non-specific T wave     asymptomatic, ST + T    angina without          acute myocardial
(myocardial)                          flattening              wave changes            evidence for infarction infarction
                                                              suggesting ischemia
------------------------------------------------------------------------------------------------------------------------------------
CD PAI             none               pain, but no treatment  pain controlled with    pain controlled with    uncontrollable pain
Pain (chest) *                        req                     non-opioids             opioids
------------------------------------------------------------------------------------------------------------------------------------
CD PER             none               asymptomatic effusion   pericarditis (rub,      symptomatic effusion    tamponade, drainage
Pericardial                           no intervention req     chest pain,             drainage req            urgently req; or
                                                              ECG changes)                                    constrictive
                                                                                                              pericarditis
                                                                                                              req surgery
------------------------------------------------------------------------------------------------------------------------------------
CD TAC             none               mild                    moderate                severe                  life threatening
Sinus tachycardia *
------------------------------------------------------------------------------------------------------------------------------------
CD OTH Other *     none               mild                    moderate                severe                  life threatening
====================================================================================================================================

====================================================================================================================================
                                                            COAGULATION
====================================================================================================================================
CG FIB Fibrinogen  WNL                0.99-0.75 x N           0.74-0.50 x N           0.49-0.25 x N           <= 0.24 x N
------------------------------------------------------------------------------------------------------------------------------------
CG PT              WNL                1.01-1.25 x N           1.26-1.50 x N           1.51-2.00 x N           > 2.00 x N
Prothrombin time
------------------------------------------------------------------------------------------------------------------------------------
CG PTT Partial     WNL                1.01-1.66 x N           1.67-2.33 x N           2.34-3.00 x N           > 3.00 x N
thromboplastin
time
------------------------------------------------------------------------------------------------------------------------------------
CG OTH Other *     none               mild                    moderate                severe                  life threatening
====================================================================================================================================


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
====================================================================================================================================
          GRADE               0                  1                        2                        3                     4
====================================================================================================================================

====================================================================================================================================
                                                          DENTITION (TEETH)
====================================================================================================================================
DE DEC                     none       mild                     moderate                 severe                           -
Tooth decay*
------------------------------------------------------------------------------------------------------------------------------------
DE PAI                     none       pain, but no treatment   pain controlled with     pain controlled with   uncontrollable pain
Toothache*                                                     non-opioids              opioids
------------------------------------------------------------------------------------------------------------------------------------
DE OTH Other *             none       mild                     moderate                 severe                 life threatening
====================================================================================================================================

====================================================================================================================================
                                                             ENDOCRINE*
====================================================================================================================================
EN AME                     no         irregular menses         >= 3 months                         -                     -
Amenorrhea
------------------------------------------------------------------------------------------------------------------------------------
EN CUS                     normal     mild                     pronounced                          -                     -
Cushingoid
------------------------------------------------------------------------------------------------------------------------------------
EN FLA                     none       mild or < 1/day          moderate & >= 1/day      frequent & interferes            -
Hot flashes                                                                             with normal function
------------------------------------------------------------------------------------------------------------------------------------
EN GYN                     normal     mild                     pronounced or painful               -                     -
Gynecomastia
------------------------------------------------------------------------------------------------------------------------------------
EN IMP                     normal     decrease in normal                  -             absense of function              -
Impotence/Libido                      function
------------------------------------------------------------------------------------------------------------------------------------
EN OTH Other               none       mild                     moderate                 severe                 life threatening
====================================================================================================================================

====================================================================================================================================
                                                      FLU-LIKE SYMPTOMS
====================================================================================================================================
FL FEV fever in            none       37.1 - 38.0(degrees)C    38.1 - 40.0(degrees)C    > 40.0(degrees)C       > 40.0(degrees)C
absence of infect.*                   98.7 - 100.4(degrees)F   100.5 - 104.4(degrees)F  > 104.0(degrees)F      (104.0(degrees)F)
(incl. drug fever)                                                                      for < 24 hrs           for > 24 hrs or fever
                                                                                                               accompanied by
                                                                                                               hypotension
                           ---------------------------------------------------------------------------------------------------------
                           Fever felt to be caused by drug allergy should be coded as ALLERGY (AL LER). Non allergic drug fever
                           (e.g. as from biologics) should be coded under FLU-LIKE SYMPTOMS (FL FEV). If fever is due to infection, code INFECTION only (IN FEC or IN NEU).
------------------------------------------------------------------------------------------------------------------------------------
FL HAY Hayfever*           none       mild                     moderate                 severe                           -
(includes sneezing,
nasal stuffiness,
post-nasal drip)
------------------------------------------------------------------------------------------------------------------------------------
FL JOI Arthralgia*         none       mild                     moderate                 severe                           -
(joint pain)
------------------------------------------------------------------------------------------------------------------------------------
FL LET Lethargy*           none       mild, fall of 1 level in moderate, fall of 2      severe, fall of 3                -
(fatigue, malaise)                    perf. status             level in perf. status    levels in perf.
                                                                                        status
------------------------------------------------------------------------------------------------------------------------------------
FL MYA Myalgia*            none       mild                     moderate                 severe                           -
(muscle ache)
------------------------------------------------------------------------------------------------------------------------------------
FL RIG                     none       mild or brief            pronounced or/and        cyanosis                         -
Rigors/Chills*                                                 prolonged
(Gr 3 incl cyanosis)
------------------------------------------------------------------------------------------------------------------------------------
FL SWE Sweating*           none       mild                     moderate                 severe                           -
(diaphoresis)
------------------------------------------------------------------------------------------------------------------------------------
FL OTH Other*              none       mild                     moderate                 severe                 life threatening
====================================================================================================================================


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
====================================================================================================================================
           GRADE           0                1                        2                        3                         4
====================================================================================================================================

====================================================================================================================================
                                                          GASTROINTESTINAL
====================================================================================================================================
GI ANO Anorexia*         none    mild                     moderate                 severe                   dehydration
------------------------------------------------------------------------------------------------------------------------------------
GI APP                   none    mild                     moderate                            -                         -
Appetite increased*
------------------------------------------------------------------------------------------------------------------------------------
GI ASC Ascites           none    mild                     moderate                 severe                   life threatening
(non malignant)*
------------------------------------------------------------------------------------------------------------------------------------
GI DIA Diarrhea          none    increase of 2-3 stools   increase of 4-6 stools   increase of 7-9 stools   increase of >= 10 stools
                                 per day; or mild         per day, or nocturnal    per day, or              per day, or grossly
                                 increase of loose        stools; or moderate      incontinence,            bloody diarrhea, or
                                 watery colostomy         increase in loose        malabsorption, or        grossly bloody
                                 output compared to       watery colostomy         severe increase in loose clostomy output or
                                 pre-trt                  output compared to       watery colostomy         loose watery colostomy
                                                          pre-trt                  output compared with     output req parenteral
                                                                                   pre-trt                  support; dehydration
------------------------------------------------------------------------------------------------------------------------------------
GI DPH                   none    dys.or odyn. not req     dys. or odyn. req trt    dys. or odyn. lasting    dys. or odyn. with
Esophagitis/                     trt, or painless ulcers                           > 14 days despite trt    10% loss of body wt,
dysphagia/                       on esophagoscopy                                                           dehydration, hosp. req
odynophagia* (incl
recall reaction)
------------------------------------------------------------------------------------------------------------------------------------
GI DRY Mouth,            none    mild                     moderate                 severe                               -
nose dryness*
------------------------------------------------------------------------------------------------------------------------------------
GI FIS Fistula*          none               -                        -             req intervention         req operation
(intestinal,
esophageal, rectal)
------------------------------------------------------------------------------------------------------------------------------------
GI GAS                   none    mild                     moderate                 severe                               -
Flatulence*
------------------------------------------------------------------------------------------------------------------------------------
GI HEA                   none    mild                     moderate                 severe                               -
Heartburn*
(incl. dyspepsia)
------------------------------------------------------------------------------------------------------------------------------------
GI HEM                   none    mild, no transfusion     gross, 1-2 units         gross, 3-4 units         massive > 4 units
Gastrointestinal                                          transfusion per          transfusion per episode  transfusion per episode
bleeding*                                                 episode
                         -----------------------------------------------------------------------------------------------------------
                         Bleeding resulting from thrombocytopenia should be coded under BL HEM, not GI
====================================================================================================================================


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
====================================================================================================================================
          GRADE           0                1                        2                        3                         4
====================================================================================================================================

====================================================================================================================================
GI NAU Nausea            none   able to eat reasonable   intake significantly     no significant intake                -
                                intake                   decreased but can eat
------------------------------------------------------------------------------------------------------------------------------------
GI OBS Small             no                -             intermittent, no         req intervention         req operation
bowel obstruction*                                       intervention
------------------------------------------------------------------------------------------------------------------------------------
GI PAI                   none   pain, but no treatment   pain controlled with     pain controlled with     uncontrollable pain
Gastrointestinal                req                      non-opioids              opioids
pain/cramping*
(incl. rectal pain)
------------------------------------------------------------------------------------------------------------------------------------
GI PRO Proctitis         none   perianal itch,           tenesmus or ulcerations  tenesmus or ulcerations  mucosal necrosis with
(rectal)                        hemorrhoids              relieved with therapy,   or other symptoms not    hemorrhage or other
                                                         anal fissure             relieved with therapy    life threatening
                                                                                                           proctosis
------------------------------------------------------------------------------------------------------------------------------------
GI STO Stomatitis/       none   painless ulcers,         painful erythema,        painful erythema,        mucosal necrosis
oral                            erythema, or mild        edema, or ulcers,        edema, or ulcers, and    and/or req parenteral
                                soreness                 but can eat              cannot eat               or enteral support,
                                                                                                           dehydration
------------------------------------------------------------------------------------------------------------------------------------
GI TAS Taste,            none   mild                     moderate                 severe                               -
sense of smell
altered*
------------------------------------------------------------------------------------------------------------------------------------
GI ULC                   none   antacid                  req vigourous medical    uncontrolled by          perforation or bleeding
Gastritis/ulcer*                                         management or non-       medical management;
                                                         surgical art             req surgery for GI
                                                                                  ulceration
------------------------------------------------------------------------------------------------------------------------------------
GI VOM Vomiting          none   1 episode in 24hrs       2-5 episodes in 24 hrs   6-10 episodes in         > 10 episodes in 24hrs
                                                                                  24hrs                    or req parenteral
                                                                                                           support, dehydration
------------------------------------------------------------------------------------------------------------------------------------
GI OTH Other*            none   mild                     moderate                 severe                   life threatening
====================================================================================================================================


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
====================================================================================================================================
          GRADE          0                  1                        2                      3                         4
====================================================================================================================================

====================================================================================================================================
                                                           GENITO-URINARY
====================================================================================================================================
GU BLA                none       light epithelial         generalized            severe generalized       necrosis, or contracted
Bladder changes*                 atrophy, or minor        telangiectasia         telangiectasia (often    bladder (capacity < 100
                                 telangiectasia                                  with petechiae) or       ml), or fibrosis
                                                                                 reduction in bladder
                                                                                 capacity (< 15 ml)
------------------------------------------------------------------------------------------------------------------------------------
GU CRE                WNL        < 1.5 x N                1.5 - 3.0 x N          3.1 - 6.0 x N            > 6.0 x N
Creatinine
------------------------------------------------------------------------------------------------------------------------------------
GU CYS Cystitis*      none       mild symptoms, req no    symptoms relieved      symptoms not relieved    severe (life threatening)
(non bacterial)                  intervention             completely with ther.  despite therapy          cystitis
                      --------------------------------------------------------------------------------------------------------------
                      Urinary tract infection should be coded under infection not GU
------------------------------------------------------------------------------------------------------------------------------------
GU FIS Fistula*       none                  -                        -           req intervention         req operation
(vaginal,
vesicovaginal)
------------------------------------------------------------------------------------------------------------------------------------
GU FRE                none       freq of urination or     freq of urination or   freq with urgency and                -
Frequency*                       nocturia twice pre-trt   nocturia < hourly      nocturia >= hourly
                                 habit
------------------------------------------------------------------------------------------------------------------------------------
GU HEM                negative   micro only               gross, no clots        gross + clots            req transfusion
Hematuria,
bleeding per vagina
                      --------------------------------------------------------------------------------------------------------------
                      Bleeding resulting from thrombocytopenia should be coded under BL HEM not GU.
------------------------------------------------------------------------------------------------------------------------------------
GU INC                none       mild                     moderate               severe                               -
Incontinence*
------------------------------------------------------------------------------------------------------------------------------------
GU OBS Ureteral       none       unilateral, no surgery   bilateral, no surgery  not complete bilateral,  complete bilateral
obstruction*                                              req                    but stents,              obstruction
                                                                                 nephrostomy tubes or
                                                                                 surgery req
------------------------------------------------------------------------------------------------------------------------------------
GU PAI Genito-        none       pain, but no treatment   pain controlled with   pain controlled with     uncontrollable pain
urinary pain * (eg :             req                      non-opioids            opioids
dysuria,
dysmenorrhea,
dyspareunia)
====================================================================================================================================

====================================================================================================================================
GU PRT                no change  1 +                      2-3 +                  4 +                      nephrotic syndrome
Proteinuria                      or < 0.3 g/%             or 0.3-1.0 g/%         or > 1.0 g/%
                                 or < 3 g/l               or 3-10 g/l            or > 10 g/l
------------------------------------------------------------------------------------------------------------------------------------
GU VAG Vaginitis*     none       mild, no trt req         moderate, relieved     severe, not relieved     life threatening
(+/- vaginal                                              with trt               with trt
discharge)
(non-infectious)
------------------------------------------------------------------------------------------------------------------------------------
GU OTH Other*         none       mild                     moderate               severe                   life-threatening
====================================================================================================================================


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
====================================================================================================================================
    GRADE                  0                         1                          2                     3                   4
====================================================================================================================================
====================================================================================================================================
                                                                   HEPATIC
====================================================================================================================================
HP ALK Alk.      within normal          <= 2.5 x N (Normal)           2.6 - 5.0 x N          5.1 - 20.0 x N      > 20 x N
Phos or          limits (WNL)
5'nucleotidase
------------------------------------------------------------------------------------------------------------------------------------
HP ALT           WNL                    <= 2.5 x N (Normal)           2.6 - 5.0 x N          5.1 - 20.O x N      > 20 x N
Transaminase
SGPT (ALT)
------------------------------------------------------------------------------------------------------------------------------------
HP AST           WNL                    <= 2.5 x N (Normal)           2.6 - 5.0 x N          5.1 - 20.0 x N      > 20 x N
Transaminase
SGOT (AST)
------------------------------------------------------------------------------------------------------------------------------------
HP BIL           WNL                              -                   < 1.5 x N              1.5 - 3.0 x N       > 3.0 x N
Bilirubin
------------------------------------------------------------------------------------------------------------------------------------
HP CLI Liver     no change from                   -                       -                  precoma             hepatic coma
(clinical)       baseline
------------------------------------------------------------------------------------------------------------------------------------
HP LDH LDH*      WNL                    <= 2.5 x N (Normal)           2.6 - 5.0 x N          5.1 - 20.0 x N      > 20 x N
------------------------------------------------------------------------------------------------------------------------------------
HP OTH           none                   mild                          moderate               severe              life-threatening
Other*
------------------------------------------------------------------------------------------------------------------------------------
                 Viral Hepatitis should be coded as infection rather than liver toxicity.
====================================================================================================================================

====================================================================================================================================
                                                                  INFECTION
====================================================================================================================================
IN FEC           none                   mild, no active therapy       moderate, localized    sever systemic      life threatening
Infection                                                             infection, active      infection, req      sepsis, specify
                                                                      therapy req            parenteral trt,     site
                                                                                             specify site
------------------------------------------------------------------------------------------------------------------------------------
IN NEU Febrile   none                              -                            -            present                      -
Neutropenia*
                 -------------------------------------------------------------------------------------------------------------------
Absolute         Fever felt to be caused by drug allergy should be coded as ALLERGY (AL LER). Non-allergy drug fever (eg. as from
granulocyt       biologics) should be coded under FLU-LIKE SYMPTOMS (FL FEV). If fever is due to infection, code INFECTION only
count < 1.0 x    (IN FEC or IN NEU).
10(caret)9/1,
fever >= 38.5
(degrees)C
treated with

(or ought to
have been
treated with)
IV antibiotics
====================================================================================================================================


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
====================================================================================================================================
    GRADE                  0                          1                          2                     3                   4
====================================================================================================================================
====================================================================================================================================
                                                            METABOLIC (SI UNITS)
====================================================================================================================================
MT AMY Amylase   WNL                    < 1.5 x N                     1.5 - 2.0 x N          2.1 - 5.0 x N       > 5.1 x N
------------------------------------------------------------------------------------------------------------------------------------
MT HCA           < 2.64      mmol/l     2.64 - 2.88                   2.89 - 3.12            3.13 - 3.37         > 3.37
Hypercalcemia
------------------------------------------------------------------------------------------------------------------------------------
MT LCA           > 2.10      mmol/l     2.10 - 1.93                   1.92 - 1.74            1.73 - 1.51         <= 1.50
Hypocalcemia
------------------------------------------------------------------------------------------------------------------------------------
MT HGL           < 6.44      mmol/l     6.44 - 8.90                   8.91 - 13.8            13.9 - 27.8         > 27.8 or
Hyperglycemia                                                                                                    ketoacidosis
------------------------------------------------------------------------------------------------------------------------------------
MT LGL           > 3.55      mmol/l     3.03 - 3.55                   2.19 - 3.02            1.66 - 2.18         < 1.66
hypoglycemia
------------------------------------------------------------------------------------------------------------------------------------
MT LKA           no change or > 3.5     3.1 - 3.5                     2.6 - 3.0              2.1 - 2.5           <= 2.0
Hypokalemia*     mmol/l
------------------------------------------------------------------------------------------------------------------------------------
MT LMA           > 0.70      mmol/l     0.70 - 0.58                   0.57 - 0.38            0.37 - 0.30         <= 0.29
Hypomagnesemia
------------------------------------------------------------------------------------------------------------------------------------
MT LNA           no change or > 135     131 - 135                     126 - 130              121 - 125           <= 120
Hyponatremia*    mmol/l
------------------------------------------------------------------------------------------------------------------------------------
MT 0TH Other*    none                   mild                          moderate               severe              life threatening
====================================================================================================================================

====================================================================================================================================
                                                            METABOLIC (SI UNITS)
====================================================================================================================================
MT AMY Amylase   WNL                    < 1.5 x N                     1.5 - 2.0 x N          2.1 - 5.0 x N       > 5.1 x N
------------------------------------------------------------------------------------------------------------------------------------
MT HCA           < 2.64      mmol/l     2.64 - 2.88                   2.89 - 3.12            3.13 - 3.37         > 3.37
Hypercalcemia
------------------------------------------------------------------------------------------------------------------------------------
MT LCA           > 2.10      mmol/l     2.10 - 1.93                   1.92 - 1.74            1.73 - 1.51         <= 1.50
Hypocalcemia
------------------------------------------------------------------------------------------------------------------------------------
MT HGL           < 6.44      mmol/l     6.44 - 8.90                   8.91 - 13.8            13.9 - 27.8         > 27.8 or
Hyperglycemia                                                                                                    ketoacidosis
------------------------------------------------------------------------------------------------------------------------------------
MT LGL           > 3.55      mmol/l     3.03 - 3.55                   2.19 - 3.02            1.66 - 2.18         < 1.66
hypoglycemia
------------------------------------------------------------------------------------------------------------------------------------
MT LKA           no change or > 3.5     3.1 - 3.5                     2.6 - 3.0              2.1 - 2.5           <= 2.0
Hypokalemia*     mmol/l
------------------------------------------------------------------------------------------------------------------------------------
MT LMA           > 0.70      mmol/l     0.70 - 0.58                   0.57 - 0.38            0.37 - 0.30         <= 0.29
Hypomagnesemia
------------------------------------------------------------------------------------------------------------------------------------
MT LNA           no change or > 135     131 - 135                     126 - 130              121 - 125           <= 120
Hyponatremia*    mmol/l
------------------------------------------------------------------------------------------------------------------------------------
MT 0TH Other*    none                   mild                          moderate               severe              life threatening
====================================================================================================================================


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
====================================================================================================================================
    GRADE                   0                        1                         2                     3                   4
====================================================================================================================================
====================================================================================================================================
                                                               NEUROLOGIC
====================================================================================================================================
NE CER            none                  slight incoordination,      intention tremor,       locomotor ataxia     cerebellar necrosis
Cerebellar                              dysdiadochokinesis          dysmetria, slurred
                                                                    speech, nystagmus
------------------------------------------------------------------------------------------------------------------------------------
NE CON            none or no change     mild                        moderate                severe,              ileus > 96 hrs
Constipation                                                                                obstipation
------------------------------------------------------------------------------------------------------------------------------------
NE COR Cortical   none                  mild somnolence             moderate somnolence     severe somnolence,   coma, seizures,
(includes                                                                                   confusion,           toxic psychosis
drowsiness)                                                                                 disorientation,
                                                                                            hallucinations
------------------------------------------------------------------------------------------------------------------------------------
NE DIZ            none                  mild                        moderate                severe                      -
Dizziness*                                                                                  (includes fainting)
(includes
lightheadedness)
------------------------------------------------------------------------------------------------------------------------------------
NE EXT            none                  mild agitation              moderate agitation      torticollis,                -
Extrapyramidal/                         (includes restlessness)                             oculogyric crisis
Involuntary                                                                                 severe agitation
movement*
------------------------------------------------------------------------------------------------------------------------------------
NE HED Headache   none                  mild                        moderate or severe      unrelenting and             -
                                                                    but transient           severe
------------------------------------------------------------------------------------------------------------------------------------
NE HER            none or no change     asymptomatic hearing        tinnitus, symptomatic   hearing loss         hearing changes or
Altered hearing                         loss on audiometry          hearing changes not     interfering with     deafness not
                                        only                        req hearing aid or trt  function but         correctable
                                                                                            correctable with
                                                                                            hearing aid or trt
------------------------------------------------------------------------------------------------------------------------------------
NE INS Insomnia*  none                  mild                        moderate                severe                      -
------------------------------------------------------------------------------------------------------------------------------------
NE MOO Mood       no change             mild anxiety or             moderate anxiety or     severe anxiety or    suicidal ideation
                                        depression                  depression              depression
------------------------------------------------------------------------------------------------------------------------------------
NE MOT Motor      none or no change     subjective weakness,        mild objective          objective weakness   paralysis
                                        no objective findings       weakness without        with impairment of
                                                                    significant impairment  function
                                                                    of function
------------------------------------------------------------------------------------------------------------------------------------
NE PAI            none                  pain, but no treatment      pain controlled with    pain controlled      uncontrollable pain
Neurologic pain*                        req                         non-opioids             with opioids
(eg : jaw pain)
------------------------------------------------------------------------------------------------------------------------------------
NE PER            no change             change, not disruptive      disruptive to patient   harmful to others    psychosis
Personality                             to patient or family        or family               or self
change*
------------------------------------------------------------------------------------------------------------------------------------
NE SEN Sensory    none or no change     mild paresthesias of deep   mild or moderate        sensory loss or             -
                                        tendon reflexes (including  objective sensory       paresthesias that
                                        tingling)                   loss, moderate          interfere with
                                                                    paresthesias            function
------------------------------------------------------------------------------------------------------------------------------------
NE VIS Vision     none or no change     blurred vision                       -              symptomatic          blindness
                                                                                            subtotal
                                                                                            loss of vision
------------------------------------------------------------------------------------------------------------------------------------
NE 0TH Other*     none                  mild                        moderate                severe               life-threatening
(includes pain)
                  ------------------------------------------------------------------------------------------------------------------
                  Code chest vain CD PAI, muscle aches (myalgia) FL MYA, abdominal pain GI PAI, and local pain at IV site SK LTO.
                  For all other types of pain (eg. bone pain), code NE 0TH.
====================================================================================================================================


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
====================================================================================================================================
    GRADE                   0                        1                         2                     3                   4
====================================================================================================================================
====================================================================================================================================
                                                                OCULAR
====================================================================================================================================
OC CAT Cataract*  none                  mild                        moderate                severe                       -
------------------------------------------------------------------------------------------------------------------------------------
OC CJN            none                  erythema or chemosis        req trt steroids or     corneal ulceration           -
Conjunctivis/                           not req steroids or         antibiotics             or visible
Keratitis                               antibiotics                                         opacification
------------------------------------------------------------------------------------------------------------------------------------
OC DRY Dry eye    normal                mild                        req artificial tears    severe               req enucleation
------------------------------------------------------------------------------------------------------------------------------------
OC GLA            no change                        -                          -             yes                          -
Glaucoma
------------------------------------------------------------------------------------------------------------------------------------
OC PAI Eye        none                  pain, but no treatment      pain controlled with    pain controlled      uncontrollable pain
pain *                                  req                         non-opioids             with opioids
------------------------------------------------------------------------------------------------------------------------------------
OC TEA Tearing *  none                  mild                        moderate                severe                       -
(watery eyes)
------------------------------------------------------------------------------------------------------------------------------------
OC 0TH Other      none                  mild                        moderate                severe               life threatening
====================================================================================================================================

====================================================================================================================================
                                                             OSSEOUS (BONE)
====================================================================================================================================
OS PAI Bone       none                  pain, but no treatment      pain controlled with    pain controlled      uncontrollable pain
pain *                                  req                         non-opioids             with opioids
------------------------------------------------------------------------------------------------------------------------------------
OS 0TH Other      none                  mild                        moderate                severe               life threatening
(eg. avascular
necrosis)
====================================================================================================================================


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
====================================================================================================================================
    GRADE                   0                        1                         2                     3                   4
====================================================================================================================================
====================================================================================================================================
                                                                PULMONARY
====================================================================================================================================
PU CMD Carbon        > 90%              decrease to 76 - 90%      decrease to 51 - 75%     decrease to 26 - 50%  decrease to <= 25%
Monoxide Diffusion   of pretreatment    of pre-trt                of pre-trt               of pre-trt            of pre-trt
Capacity (DLCO)*     value
------------------------------------------------------------------------------------------------------------------------------------
PU COU Cough*        norm               mild                      moderate                 severe                        -
------------------------------------------------------------------------------------------------------------------------------------
PU EDE               none                          -              out-patient management   in-patient management req incubation
Pulmonary edema*
------------------------------------------------------------------------------------------------------------------------------------
PU EFF               none               mild                      moderate                 severe                life threatening
Pleural effusion*
(non-malignant)
------------------------------------------------------------------------------------------------------------------------------------
PU FIB Pulmonary     normal             radiographic changes,               -              changes with                  -
fibrosis*                               no symptoms                                        symptoms
------------------------------------------------------------------------------------------------------------------------------------
PU HEM               none               mild, no transfusion      gross, 1 - 2 units       gross, 3 - 4 units    massive, > 4 units
Hemoptysis*                                                       transfusion per          transfusion per       transfusion per
                                                                  episode                  episode               episode
                     ---------------------------------------------------------------------------------------------------------------
                     Bleeding resulting from thrombocytopenia should be coded under BL HEM, not PU
------------------------------------------------------------------------------------------------------------------------------------
PU HIC               none               mild                      moderate                 severe                        -
Hiccoughs*
------------------------------------------------------------------------------------------------------------------------------------
PU PAI               none               pain, but not treatment   pain controlled          pain controlles       uncontrollable pain
Pulmonary pain*                         req                       non-opioids              with opioids
------------------------------------------------------------------------------------------------------------------------------------
PU PNE               normal             radiographic changes,     steriods req             oxygen req            req assisted
Pneumonitis*                            symptoms do not req                                                      ventilation
(non-infectious)                        steriods
------------------------------------------------------------------------------------------------------------------------------------
PU SOB Shortness     none or no change  asymptomatic, with        dyspnea on significant   dyspnea at normal     dyspnea at rest,
of breath (dyspnea)                     abnormality in PFT's      exertion                 level of activity,    apnea with cyanosis
(incl wheezing)                                                                            apnea without
                                                                                           cyanosis
------------------------------------------------------------------------------------------------------------------------------------
PU VOI Voice         none               mild                      moderate                 severe                        -
changes* (incl.
hoarseness, loss
of voice)
------------------------------------------------------------------------------------------------------------------------------------
PU 0TH Other*        none               mild                      moderate                 severe                life-threatening
------------------------------------------------------------------------------------------------------------------------------------
                     Pneumonia should be considered infection and not graded as pulmonary toxicity unless felt to be resultant from pulmonary changes directly induced by treatment
====================================================================================================================================


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
====================================================================================================================================
    GRADE                   0                        1                         2                     3                   4
====================================================================================================================================
====================================================================================================================================
                                                                SKIN
====================================================================================================================================
SK ALO Alopecia      no loss            mild hair loss            pronounced or total      total body hair                -
                                                                  head hair loss           loss
------------------------------------------------------------------------------------------------------------------------------------
SK CHA               none               localized pigmentation    generalized              subcut.fibrosis or    generalized
Skin changes* (eg.                      changes                   pigmentation changes     localized shallow     ulcerations or
photosensitivity)                                                 or atrophy               ulceration            necrosis
------------------------------------------------------------------------------------------------------------------------------------
SK DES               none               dry desquamation          moist desquamation       confluent moist                -
Desquamation*                                                                              desquamation
------------------------------------------------------------------------------------------------------------------------------------
SK DRY Dry skin*     none               mild                      moderate                 severe                         -
------------------------------------------------------------------------------------------------------------------------------------
SK FAC Flushing*     none               mild                      moderate                 severe                         -
(eg:-facial)
------------------------------------------------------------------------------------------------------------------------------------
SK HEM               none               mild, not transfusion     gross, 1 - 2 units       gross, 3 - 4 units    massive, > 4 units
Bruising/bleeding                                                 transfusion per          transfusion per       transfusion per
                                                                  episode                  episode               episode
                     ---------------------------------------------------------------------------------------------------------------
                     Bleeding from thrombocytopenia should be coded under BL HEM, not SK
------------------------------------------------------------------------------------------------------------------------------------
SK LTO               none               pain                      pain and swelling,       ulceration            plastic surgery
Local toxicity                                                    with inflammation or                           indicated
(reaction at IV site)                                             phlebitis
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
SK NAI               none               mild                      moderate                 severe                         -
Nail changes*
------------------------------------------------------------------------------------------------------------------------------------
SK PAI Skin pain*    none               pain, but no treatment    pain controlled with     pain controlled with  uncontrollable pain
(include sclap                                                    non-opioids              opioids
pain)
------------------------------------------------------------------------------------------------------------------------------------
SK RAS Rash/Itch*    none or no change  scattered macular or      scattered macular or     generalized           exfoliative
(not to due to                          papular eruption or       papular eruption or      symptomatic macular,  dermatitis or
allergy) (includes)                     erythema that is          erythema with pruritus   papular, or           ulcerating
recall reaction)                        asymptomatic              or other associated      vesicular eruption    dermatitis
                                                                  symptoma
------------------------------------------------------------------------------------------------------------------------------------
SK 0TH Other*        none               mild                      moderate                 severe                life threatening
====================================================================================================================================

====================================================================================================================================
                                                               WEIGHT
====================================================================================================================================
WT GAI               < 5.0%             5.0 - 9.9%                10.0 - 19.9%             >= 20.0%                       -
Weight Gain
------------------------------------------------------------------------------------------------------------------------------------
WT LOS               < 5.0%             5.0 - 9.9%                10.0 - 19.9%             >= 20.0%                       -
Weight Loss
====================================================================================================================================

====================================================================================================================================
                                                                OTHER
====================================================================================================================================
OT 0TH Other*        none               mild                      moderate                 severe                life-threatening
                     ---------------------------------------------------------------------------------------------------------------
                     For toxicity which do not have an existing code, but do fit into an existing toxicity category, use "other"
                     variable in the appropriate toxicity category (eg. code sinus tachycardia CARDIOVASCULAR OTHER (CD 0TH). Only toxicities which do not fit into existing categories should be coded OTHER OTHER (OT 0TH).
====================================================================================================================================


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26.6 APPENDIX VI: DECLARATION OF HELSINKI

                      WORLD MEDICAL ASSOCIATION DECLARATION

                                   OF HELSINKI

                      Recommendations guiding physicians in

                  biomedical research involving human subjects

                   Adopted by the 18th World Medical Assembly

                          Helsinki, Finland, June 1964

                               and amended by the

                           29th World Medical Assembly

                           Tokyo, Japan, October 1975

                           35th World Medical Assembly

                           Venice, Italy, October 1983

                                     and the

                           41st World Medical Assembly

                            Hong Kong, September 1989

                                     and the

                              48th General Assembly

              Somerset West, Republic of South Africa, October 1996

Introduction

It is the mission of the physician to safeguard the health of the people. His or her knowledge and conscience are dedicated to the fulfilment of this mission.

The Declaration of Geneva of the World Medical Association binds the physician with the words, "The health of my patient will be my first consideration," and the International Code of Medical Ethics declares that, "A physician shall act only in the patient's interest when providing medical care which might have the effect of weakening the physical and mental condition of the patient."


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The purpose of biomedical research involving human subjects must be to improve diagnostic, therapeutic and prophylactic procedures and the understanding of the etiology and pathogenesis of disease.

In current medical practice most diagnostic, therapeutic or prophylactic procedures involve hazards. This applies especially to biomedical research.

Medical progress is based on research which ultimately must rest in part on experimentation involving human subjects.

In the field of biomedical research a fundamental distinction must be recognised between medical research in which the aim is essentially diagnostic or therapeutic for a patient, and medical research, the essential object of which is purely scientific and without the implication of direct diagnostic or therapeutic value to the person subjected to the research.

Special caution must be exercised in the conduct of research which may effect the environment, and the welfare of animals used for research must be respected.

Because it is essential that the results of laboratory experiments be applied to human beings to further scientific knowledge and to help suffering humanity, the World Medical Association has prepared the following recommendations as a guide to every physician in biomedical research involving human subjects. They should be kept under review in the future. It must be stressed that the standards as drafted are only a guide to physicians all over the world. Physicians are not relieved from criminal, civil and ethical responsibilities under the laws of their own countries.

I. Basic principles

1. Biomedical research involving human subjects must conform to generally accepted scientific principles and should be based on adequately performed laboratory and animal experimentation and on a thorough knowledge of the scientific literature.

2. The design and performance of each experimental procedure involving human subjects should be clearly formulated in an experimental protocol which should be transmitted for consideration, comment and guidance to a specially appointed committee independent of the investigator and the sponsor provided that this independent committee is in conformity with the laws and regulations of the country in which the research experiment is performed.

3. Biomedical research involving human subjects should be conducted only by scientifically qualified persons and under the supervision of a clinically competent medical person. The responsibility for the human subject must always rest with a medically qualified person and never rest on the subject of the research, even though the subject has given his or her consent.

4. Biomedical research involving human subjects cannot legitimately be carried out unless the importance of the objective is in proportion to the inherent risk to the subject.

5. Every biomedical research project involving human subjects should be preceded by careful assessment of predictable risks in comparison with foreseeable benefits to the subject or to others. Concern for the interests of the subject must always prevail over the interests of science and society.

6. The right of the research subject to safeguard his or her integrity must always be respected. Every precaution should be taken to respect the privacy of the subject and to minimize the impact of the study on the subject's physical and mental integrity and on the personality of the subject.


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7.    Physicians should abstain from engaging in research projects involving human subjects unless they are satisfied that the hazards involved are believed to be predictable. Physicians should cease any investigation if the hazards are found to outweigh the potential benefits.

8. In publication of the results of his or her research, the physician is obliged to preserve the accuracy of the results. Reports of experimentation not in accordance with the principles laid down in this Declaration should not be accepted for publication.

9. In any research on human beings, each potential subject must be adequately informed of the aims, methods, anticipated benefits and potential hazards of the study and the discomfort it may entail. He or she should be informed that he or she is at liberty to abstain from participation in the study and that he or she is free to withdraw his or her consent to participation at any time. The physician should then obtain the subject's freely-given informed consent, preferably in writing.

10. When obtaining informed consent for the research project the physician should be particularly cautious if the subject is in a dependent relationship to him or her or may consent under duress. In that case the informed consent should be obtained by a physician who is not engaged in the investigation and who is completely independent of this official relationship.

11. In case of legal incompetence, informed consent should be obtained from the legal guardian in accordance with national legislation. Where physical or mental incapacity makes it impossible to obtain informed consent, or when the subject is a minor, permission from the responsible relative replaces that of the subject in accordance with national legislation. Whenever the minor child is in fact able to give consent, the minor's consent must be obtained in addition to the consent of the minor's legal guardian.

12. The research protocol should always contain a statement of the ethical considerations involved and should indicate that the principles enunciated in the present Declaration are complied with.

II. Medical research combined with professional care (Clinical research)

1. In the treatment of the sick person, the physician must be free to use a new diagnostic and therapeutic measure, if in his or her judgement it offers hope of saving life, re-establishing health or alleviating suffering.

2. The potential benefits, hazards and discomfort of a new method should be weighed against the advantages of the best current diagnostic and therapeutic methods.

3. In any medical study, every patient - including those of a control group, if any - should be assured of the best proven diagnostic and therapeutic method. This does not exclude the use of inert placebo in studies where no proven diagnostic or therapeutic method exist.

4. The refusal of the patient to participate in a study must never interfere with the physician-patient relationship.


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5.    If the physician considers it essential not to obtain informed consent.
      the specific reasons for this proposal should be stated in the experimental protocol for transmission to the independent committee (I, 2)

6. The physician can combine medical research with professional care, the objective being the acquisition of new medical knowledge, only to the extent that medical research is justified by its potential diagnostic or therapeutic value for the patient.

III. Non-therapeutic biomedical research involving human subjects (Non-clinical biomedical research)

1. In the purely scientific application of medical research carried out on a human being, it is the duty of the physician to remain the protector of the life and health of that person on whom biomedical research is being carried out.

2. The subjects should be volunteers - either healthy persons or patients for whom the experimental design is not related to the patient's illness.

3. The investigator or the investigating team should discontinue the research if in his/her or their judgement it may, if continued, be harmful to the individual.

4. In research on man, the interest of science and society should never take precedence over considerations related to the wellbeing of the subject.


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26.7 APPENDIX VII: WORKING PROCEDURE ON DATA ENTRY

                        --------------------------------
                        Working Procedure on Data Entry:
                        --------------------------------

         ----------            --------------               ----------
         US Centers            AUS/NZ Centers               EU centers
         ----------            --------------               ----------
           |                          |                          |
           |   fax of CRF-page        |     fax of CRF-page      |
           |                          |                          |
           |                          |                          |

         -------------     -------------         -----------------
         Quintiles RTP     Quintiles Pty         EORTC data center
         -------------     -------------
             |                    |
             |                    |
             |                    |
             |                    |---------->   Check on the Fax:
             |                                   PlausiChecks,
             |------------------------------->   List of Questions
                                                 ------------------
           ----------------------------------------|   |     |
           |                                           |     |
           |                                           |     |
         -------------     -------------               |     |
         Quintiles RTP     Quintiles Pty  <------------|     |
         -------------     -------------                     |
              |                  |                           |
              |                  |                           |
           ----------------------------------------------------------
                  first visit of the monitor to the study site:

                  * let change original CRF pages based on queries

                  * collect new copies of CRF
           ----------------------------------------------------------


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26.8 APPENDIX VIII: ANCILLARY STUDIES ON BIOLOGICAL EFFICACY

Besides the clinical end points of this trial ancillary studies will investigate the biological mechanism of action in which a vaccination with BEC2/BCG acts in humans.

26.8.1 GENERAL CONSIDERATIONS

The BEC2/BCG combination therapy is designed not to be a direct interventional therapy or to be directly cytotoxic to tumor cells. The therapy is designed as a vaccine or immunotherapy that, upon administration, would induce cancer patients to generate immune responses that would potentially have an anti-tumor effect. Therefore, study of the mechanism of action of a BEC2/BCG therapy would be a study of the immune responses to the therapy and potential effects of those responses.

BEC2/BCG may be acting through immunologic mechanisms resulting in the targeting of residual tumor cells and by that prevent re-growth of tumor load which may be later present as clinical relapse of metachronous metastasis. The target antigen of BEC2/BCG is the tumor-associated antigen GD3, a glycosphingolipid. In order to evaluate the possibility that BEC2/BCG may elicit a specific immunologic response to the GD3 antigen, select patient populations will be evaluated for the development of B cell and T cell responses. However, there is a potential that the specific immune-response induced by BEC2/BCG may act as a starting point for subsequent immune reactions which, while not being necessarily 6D3-specific, will be specific for the individual patients tumor. Thus, ancillary biological assays will not only focus on the specific anti-GD3 response but also try to evaluate both humoral and cellular immune reactions induced by BEC2/BCG. For statistical analysis it is desired to incorporate as many patients as possible both from the vaccination and from the follow up cohort into these ancillary study. Nevertheless, the assays on T-cell function, Th1/Th2-shift, and minimal residual disease are very sophisticated demanding elaborate structures and capabilities from the participating centers such as cell culture capability, expedited sample shipment, liquid nitrogen freezing and storage equipment. As a consequence ancillary studies except of the anti-GD3-humoral response monitoring may not be done in all centers. Furthermore, not all centers which meet the prerequisites to undertake those studies may do the whole panel of them because of the high demands on logistics and personnel.


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26.8.2 HUMORAL RESPONSE

The anti-BEC2 / GD3-specific B cell responses will be determined through the evaluation of serial serum samples from individuals immunized with BEC2/BCG. Serum of all vaccinated patients will be evaluated for the development of antibodies to BEC2 and to GD3 (anti-GD3) following immunization. In addition, a quantitative assessment of the titer of anti-GD3 antibodies, the temporal relationship of immunization with BEC2/BCG to the time of anti-GD3 response development, and the correlation of antibody response to patient survival will be evaluated.

The demand on blood sampling is the following:

      10 ml per sample point, samples at registration, restaging, vaccination visits, first and second follow up visit, every three months during subsequent follow up total volume to be drawn during this trial: 110 ml

Additionally, circulating cytokines may be measured if the results from "Th1 / Th2" data should indicate that doing so may be useful. For details see below.

26.8.3 OTHER ANCILLARY STUDIES WHICH WILL BE PERFORMED IN SELECTED CENTERS

26.8.3.1 Minimal residual disease

Recurrence of SCLC is believed to be due to minimal residual disease in patients following treatment with conventional therapy. BEC2/BCG may act to induce an immune response that eliminates these residual tumor cells. An assay using nested PCR-detection of Gastrin-related peptide-messenger-RNA isolated from mononuclear cell fractions prepared from full blood will be used to assay the prevalence of circulating SCLC-cells in patients treated in this trial. For these studies a separate informed consent form will be given to the patient.


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26.8.3.2 TH1 / TH2 shift

It has been recently found that SCLC tumors not only secrete growth factors that induced anergy, but also that a certain proportion of SCLC-patients are and remain anergic defined by their cytokine response regardless of chemotherapy. Subsequent to induction chemotherapy these patients relapse significantly faster than immune-competent patients. Thus, it is significant to analyze if adjuvant vaccination with BEC2/BCG induces circumvention of this anergy and to evaluate longitudinal if clinical characteristics, such as time to relapse and survival, correlate with the patients immune status. For these studies a separate informed consent form will be given to the patient.

26.83.3 Cellular Immunity

Cytotoxic T cell responses generated through BEC2/BCG therapy may also play a role in reducing or eliminating residual tumor in patients. A set of assays on isolated T-cells will focus on the immune-reactivity (cytokine release, mitosis) to SCLC-tumor antigens (SCLC-cell preps, specific antigens, GD3) and the Adjuvant BCG. Again, for these studies a separate informed consent form will be given to the patient.


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26.9 APPENDIX IX: PPD TESTING

26.9.1 TEST KITS

      Commercially available test kits shall be used for PPD testing. All approved test kits are acceptable.

26.9.2 GENERAL REMARKS

All Patients to be randomized must be free from a history of previous Tuberculosis and negative to 5 IU purified protein derivative (PPD) of tuberculin . The purpose of the PPD-testing procedure is to identify individuals who do not have a history of known Tuberculosis but show a strong reaction to Tuberculin when exposed to that antigen. Similarly, these patients are very likely to react to the BCG component of the BEC2/BCG-vaccination with grade III or IV skin toxicity right after the first vaccination. This would be both an intolerable burden to the patient and second it is likely to hamper the biological efficacy of the vaccination at all. As a consequence, patients who already react with a strong skin reaction to as little as 5 IU PPD shall be excluded from vaccination.

For tuberculin testing intracutaneous tuberculin testing by intradermal injection of the test dose is mandated. Tine or stamp type of tests may not be used in this study.

26.93 PPD TESTING

The reaction to intracutaneously injected tuberculin is a delayed (cellular) hypersensitivity reaction. The reaction which characteristically shows a delayed course, reaching its peak more than 24 hours after administration, consists of induration due to cell infiltration and occasionally vesiculation and necrosis. Clinically, a delayed hypersensitivity reaction to tuberculin is a manifestation of previous infection with M. Tuberculosis or a variety of non-tuberculosis bacteria. In most cases sensitization is induced by natural mycobacterial infection or by vaccination with BCG Vaccine.

The sensitization following infection with mycobacteria occurs primarily in the regional lymph nodes. Small lymphocytes (T lymphocytes) proliferate in response to the antigenic stimulus to give rise to specifically sensitized lymphocytes. After several weeks, these lymphocytes enter the blood stream and circulate for long periods of time. Subsequent re-stimulation of these sensitized lymphocytes with the same or a similar antigen, such as the intradermal injection of tuberculin, evokes a local reaction mediated by these cells. The tuberculin reaction is characterized by the early predominance of mononuclear cells (small and medium sized lymphocytes and monocytes). Only a small proportion of these cells appear to be lymphocytes sensitized to tuberculin. Most cells are brought into the reaction through the release of biologically active substances by sensitized lymphocytes. An increase in vascular permeability leading to erythema and edema also occurs in tuberculin reactions.

Characteristically, delayed hypersensitivity reactions to tuberculin begin at 5 to 6 hours, are maximal at 48 to 72 hours and subside over a period of days. In those who are elderly or those who


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are being tested for the first time reactions may develop slowly and may not peak until after 72 hours. Immediate hypersensitivity reactions to tuberculin or to constituents of the diluent can also occur.

Not all infected persons will have a delayed hypersensitivity reaction to a tuberculin test. A large number of factors has been reported to cause a decreased ability to respond to the tuberculin test in the presence of tuberculous infection including viral infections (measles, mumps, chickenpox), live virus vaccinations (measles, mumps, polio), overwhelming tuberculosis, other bacterial infections, drugs (corticosteroids and many other immunosuppressive agents), and malignancy

26.9.3.1 Usage

For the initial intracutaneous (Mantoux) tuberculin test it is customary to use 5 U. S. unites (TU) per test dose of 0.1 ml.

26.9.3.2 Contraindications

PPD-Tests should not be administered to known tuberculin positive reactors because of the severity of reactions (e. g., vesiculation, ulceration or necrosis) that may occur at the test site in highly sensitive persons.

26.9.3.3 Warnings

Avoid injecting PPD subcutaneously. If this occurs, no local reaction will develop, but a general febrile reaction and/or acute inflammation around old tuberculosis lesions may occur in highly sensitive individuals.

26.9.3.4 Precautions

a)    General

A separate STERILE syringe and needle must be used for each individual injection to prevent possibility of transmission of viral hepatitis or other infectious agents from one person to another.

The possibility of allergic reactions in individuals sensitive to the components of the product should be borne in mind. Epinephrine Hydrochloride Solution (1:1000) should be readily available for use in case an anaphylactic or acute hypersensitivity reaction occurs.

Failure to store and handle PPD-Testing reagents as recommended will result in a loss of potency and inaccurate test results.

b)    Information for patients

Reactivity to the test may be depressed or suppressed for as long as 5 to 6 weeks in individuals who have received concurrent or recent immunization with certain virus vaccines (measles, influenza), who have had viral infections (rubeola, influenza, mumps and probably others) or who are receiving corticosteroids or immunosuppressive agents.


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In those who are elderly or being tested for the first time reactions may develop slowly and may not peak until after 72 hours. Vesiculation, ulceration or necrosis may appear at the test site in highly sensitive persons. Pain, pruritus and discomfort at the test site may also occur.

Positive reactions are 10 mm or more to 5 TU. Doubtful tuberculin reactions are 5 to 9 mm to 5 TU.

c)    Drug interactions

Reactivity to the test may be depressed or suppressed in individuals who are receiving corticosteroids or immunosuppressive agents. Reactivity to PPD may be temporarily depressed by certain live virus vaccines (measles, mumps, rubeola). Therefore, if a tuberculin test is to be performed, it should be administered either before or simultaneously with the injection of measles, mumps and rubella vaccines in combined form or as separate antigens.

d)    Carcinogenesis, mutagenesis, impairment of fertility

The product is not used for extended treatment over a long period of time.

26.9.3.5 Drug Interactions

Reactivity to the test may be depressed or suppressed in individuals who are receiving corticosteroids or immunosuppressive agents. Reactivity to PPD may be temporarily depressed by certain live virus vaccines (measles, mumps, rubeola). Therefore, if a tuberculin test is to be performed, it should be administered either before or simultaneously with the injection of measles, mumps and rubeola vaccines in combined form or as separate antigens (see also PRECAUTIONS).

Adverse Reactions

In highly sensitized individuals, strongly positive reactions including vesiculation, ulceration or necrosis may occur at the test site. Cold packs or topical steroid preparations may be employed for symptomatic relief of the associated pain, pruritus and discomfort.

Strongly positive reactions may result in scarring at the test site.

Immediate erythematous or other reactions may occur at the injection site. The reason(s) for these infrequent occurrences are presently unknown.

26.9.3.6 Dosage and Administration

THE TEST: The PPD test is performed by intracutaneously injecting, with a syringe and needle, 0.1 ml of PPD solution. 5 TU per test dose shall be used.

The result is read 48 to 72 hours after administration and induration only is considered in interpreting the test.

26.9.3.6.1 Method of administration:

The following procedure is recommended for performing the PPD test:


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1.    The site of the test is the flexor surface of the forearm about 4 inches below the bend of the elbow.

2.    The skin of the forearm is first cleansed with alcohol and allowed to dry.

3. The test dose (0.1 ml) of Tuberculin PPD is administered with a 1 ml syringe calibrated in tenths and fitted with a short, one-half inch, 26 or 27 gauge needle.

4.    Disposable sterile syringes and needles may be used.

5. The rubber cap of the vial should be wiped with a sterile piece of cotton moistened with alcohol and allowed to dry. The needle is then inserted gently through the cap and the required amount of the Tuberculin PPD is drawn into the syringe.

6. The point of the needle is inserted into the most superficial layers of the skin with the needle bevel pointing upward. If the intracutaneous injection is performed properly, a definite white bleb will rise at the needle point, about 10 mm (3/8") in diameter. This will disappear within minutes. No dressing is required.

In the event of a subcutaneous injection (i. e., no bleb formed), the test should be repeated immediately at another site.

Parenteral drug products should be inspected visually for particulate matter and discoloration prior to administration, whenever solutions and container permit.

26.9.3.6.2 Interpretation of the test:

The test should be read 48 to 72 hours after administration. Sensitivity is indicated by induration, usually accompanied by erythema. The widest diameter of distinctly palpable induration should be recorded in millimeters (mm). Presence of edema and necrosis should also be recorded.

A positive reaction indicates a sensitivity to tuberculin, which may be the result of a previous infection with mycobacteria. This infection, likely due to Mycobacterium Tuberculosis, may have occurred years ago or may be of recent origin.

Reactions should be interpreted as follows:

POSITIVE REACTION -- Any palpable induration measuring 10 mm or more is considered a positive reaction. In the case of tuberculosis suspects or close contacts of individuals with tuberculosis an induration of 5 mm or even smaller should be interpreted as a positive reaction and appropriate additional follow-up measures initiated.

DOUBTFUL REACTION -- Induration measuring 5 to 9 mm indicated a doubtful reaction.

NEGATIVE REACTION -- Induration of less than 5 mm is considered negative.

Patients with a doubtful or negative reaction may be randomized, given a negative history of typical or atypical Tuberculosis.


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26.10 APPENDIX X: INDUCTION THERAPY FLOW CHART

                              Treatment Flow Chart

  Dx                                         Restaging
  |                                              |
  |                                              |      -------------------
                                                        Vaccine / Control
      -------------------  -----                        -------------------
        4 * ETO/Pt          Rad.
      -------------------  -----

--------------------------------------------------------------------------------

              ------
               Rad.
      -------------------                               -------------------
         4 * ETO/Pt                                     Vaccine / Control
      -------------------                               -------------------

--------------------------------------------------------------------------------

      -------------------  -----                        -------------------
         5 * CDE            Rad.                        Vaccine / Control
      -------------------  -----                        -------------------

--------------------------------------------------------------------------------

            =====================================================    ===========
                                                                |
=========== =============================                       |
|         |                              |                      |
|         |        max 20 weeks          |                      |     10 weeks
|   max.  |                              | max 6 weeks          |
|         |                              |                      |
| 2 weeks |                              |                      |


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26.11 APPENDIX XI: OVERALL STUDY FLOW CHART

      Diagnosis                                   |
                                                  |
          -----------------------                 |       Registration
                                                  |
            Induction Therapy                     |          within
                                                  |    1 month after start
            Chemo + Radiation                     |        of induction
                                                  |
          ----------|------------                 |
                    |                             |
                    |                             |
    ---------------------------------------       |    ------------------
     Restaging                                    |
                                                  |
       PR / CR    NC / Progression                |        5-7 months
    -----|-------------------|-------------       |      from diagnosis
         |                   |                    |
         |                   |                    |
    -----------         pre-randomization         |    ------------------
     Rando-                  drop out             |
     mization                                     |
    ----|------|                                  |         12 weeks
        |      |                                  |
        |       ----------|                       |
    ----------            |                       |    ------------------
     Control    ----------------------------      |
      Group          Vaccination Group            |
     n = 285             n = 285                  |    ------------------
    ----------     BEC2/BCG 5X (10 weeks)         |
                ----------------------------      |       ~ 2 year
                                                  |
                                                  |


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26.12 APPENDIX XII: VACCINATION INSTRUCTIONS

The vaccination shall be done strictly intradermal. Both subcutaneous and intravasal injection has to be avoided under all circumstances. The area to vaccination shall be disinfected with a skin-disinfectant before vaccination.

Please make absolutely sure, that the disinfecting liquid has completely dried before the administration is done!

Every single dose (1.2 ml) shall be given in eight (8) intradermal injections. Injections shall be administered as a grid made of two columns and four rows. Space between two injections shall be -- one (1) cm. For the first dose the right upper arm shall be used (in left handed persons start with the left upper arm). Second shall be given to the opposite upper arm. Third dose shall be given to the left upper limb, fourth to the right upper limb and fifth again to the left thigh. Please refer to the following sketches for illustration:

                                    [GRAPHIC]


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26.13  APPENDIX XIII: LIST OF ABBREVIATIONS

(degree)C   centigrade
AE/AE's     adverse event/s
ASAT        aspartate-amino-transferase = GOT
ASCO        American Society of Clinical Oncology
anti-ids    anti-idiotypic antibodies
AUC 5       Carboplatin
AUS         Australia
BCG         Bacille Calmette-Guerin
CDE         Cyclophosphamide, Doxorubicin, Etoposide regimen
CET         Central European time
CFU         Colony forming unit
CIS         Carcinoma in situ
CR          Complete Remission
CT          computed tomography
CRF         case report form
D           day
Dx          Diagnosis
EaST        Early stopping Rule
ECG         Electrocardiogram
ED          extensive disease
EORTC       European Organization for the Research and Treatment of Cancer
F           Fahrenheit
FDA         Food and Drug Administration
GCP         good clinical practice
GD3         ganglioside fraction GD3
GMP         good manufacturing practice
GOT         glutamine oxalacetic transferase
h           hour(s)
HAMA        human anti-mouse antibodies
HBsAg       hepatitis B virus surface antigen
BHCG        beta-human chorionic gonadotropin
HIV         human immune deficiency virus
HE          health economics
HMW-MAA     high molecular weight melanoma associated antigen
HR          heart rate
IDMC        Independent Data Monitoring Committee
i.d.        intradermally
i. v.       intravenous
IgG         immunoglobulin gamma
LD          limited disease
LDH         lactate dehydrogenase
LPS         lipopolysaccharide
MAb         monoclonal antibody
NCI         National Cancer Institute (of the United States of America)
NCIC-CTC    National Cancer Institute Canada-common tox. criteria


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NSAID       non-steroidal anti-inflammatory drugs
NY          New York
NZ          New Zealand
PBS         phosphate buffered saline
PCR         polymerase chain reaction
PD          progressive disease
PPD         purified protein derivative
PR          partial remission
PT          prothrombin time
PTT         partial thromboplastin time
QALY        quality adjusted life years
QoL         Quality of Life
SAE         serious adverse event
SCLC        small cell lung cancer
SGOT        serum GOT
TU          tuberculin units
USA         The United States of America
V           visit
VA          Veterans Administration
VP          Etoposide (VP-16)
vs.         versus
W           week
WBC         white blood count
WHO         World Health Organization


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26.14 APPENDIX XIV: STUDY ACKNOWLEDGMENT

                              STUDY ACKNOWLEDGMENT

I have read the protocol and agree that it contains all necessary details for carrying out the study as described.

I will conduct this protocol as outlined therein and will make a reasonable effort to complete the study within the time designated.

I will provide copies of the protocol and access to all information furnished by the EORTC Data Center to study personnel under my supervision. I will discuss this material with them to ensure that they are fully informed about the drug and the study.


----------------------------------------------------------
Investigator's printed name and signature           Date


----------------------------------------------------------
Monitor                                  Date


Protocol Number: EORTC 08971


Site: ____________________________


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                                      -19-

          Exhibit "B" (Section 2(a), ImClone's labelling requirements)
   to Agreement among PMC, ImClone and Merck effective as of January 1, 1997
--------------------------------------------------------------------------------

                                                                       Exhibit B

                            BCG (lyophilized) 1.5 mg
                          (An Active Immunizing Agent)
                        For Intracutaneous Injection Only
                          Dose as per Clinical Protocol
                                      Lot:

                                      Exp.:

                          For Investigational Use Only

                   MUST NOT BE ADMINISTERED AS A SINGLE AGENT

                        Mfg.: Connaught Laboratories Limited
                              North York, ONT Canada

           Exhibit "C" (Section 2(a), Merck's labelling requirements)
   to Agreement among PMC, ImClone and Merck effective as of January 1, 1997
--------------------------------------------------------------------------------

                                                                       Exhibit C

                            BCG (lyophilized) 1.5 mg
                          (An Active Immunizing Agent)
                        For Intracutaneous Injection Only
                Use according to study protocol EORTC 08971 only

                                                                    Lot:
                                                                    Exp.:

                           For Clinical Trial Use Only

                   MUST NOT BE ADMINISTERED AS A SINGLE AGENT

          Mfg.: Connaught Laboratories Limited, North York, ONT Canada
                Sponsor: Merck KGaA, 64271 Darmstadt, Germany